UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Soliciting Material Pursuant to §240.14a-12
T. Rowe Price Group, Inc.
(Name of Registrant as Specified in Its Charter)
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T.Rowe Price®
INVEST WITH CONFIDENCE

Notice of 2017 ANNUAL MEETING and PROXY STATEMENT

April 26, 2017
Owings Mills, Maryland

INVEST WITH CONFIDENCE®

T. Rowe Price focuses on delivering investment management excellence and retirement services that investors can rely on now, and over the long term. Headquartered in Baltimore, Maryland, we provide mutual funds, subadvisory services, separate account management, recordkeeping, and related services for individuals, advisors, institutions, and retirement plan sponsors. We believe that adhering to our principles—putting our clients' interests first, following a disciplined investment process rooted in proprietary research, and nurturing a collaborative culture where experienced professionals share insights in pursuit of durable solutions—leads to better outcomes for our clients. As of December 31, 2016, T. Rowe Price has $810.8 billion in assets under management and serves clients in 45 countries worldwide. (NASDAQ-GS: TROW)

YOUR VOTE IS IMPORTANT!

Please execute and return the enclosed proxy promptly whether or not you plan to attend the T. Rowe Price Group, Inc. 2017 Annual Meeting of Stockholders.
T. ROWE PRICE GROUP, INC.
100 EAST PRATT STREET
BALTIMORE, MD 21202
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
We will hold the Annual Meeting of Stockholders of T. Rowe Price Group, Inc. at the Company's offices located at 4435 Painters Mill Road, Owings Mills, Maryland, 21117, on Wednesday, April 26, 2017, at 10 a.m. At this Annual Meeting, we will ask stockholders to:

1)	elect a Board of thirteen directors;

2)	approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers;

3)	recommend, by a non-binding advisory vote, the frequency of voting by the stockholders on compensation paid by the Company to its Named Executive Officers;

4)	reapprove the material terms and performance criteria for grants of qualified performance-based awards under the 2012 Long-Term Incentive Plan;

5)	approve the 2017 Non-Employee Director Equity Plan;

6)	approve the restated 1986 Employee Stock Purchase Plan, which includes the establishment of a share pool of 3,000,000 shares available for purchase by employees;

7)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017;

8)	consider a stockholder proposal for a report on voting by our funds and portfolios on matters related to climate change, if properly presented at the Annual Meeting;

9)	consider a stockholder proposal for a report on voting by our funds and portfolios on matters related to executive compensation, if properly presented at the Annual Meeting; and

10)	consider a stockholder proposal for a report on employee diversity and related policies and programs, if properly presented at the Annual Meeting.
Stockholders who owned shares of our common stock as of February 24, 2017, are entitled to attend and vote at the Annual Meeting or any adjournments.

BY ORDER OF THE BOARD OF DIRECTORS

David Oestreicher
Corporate Secretary
Baltimore, Maryland
March 17, 2017

Introduction	1
Important Notice Regarding the Availability of Proxy Materials	1
Questions and Answers About the Proxy Materials and the Annual Meeting	1
Proposal 1: Election of Directors	7
The Nominees and Their Qualifications, Skills, and Experience	7
Compensation of Directors	15
Report of the Nominating and Corporate Governance Committee	20
Security Ownership of Certain Beneficial Owners and Management	24
Section 16(a) Beneficial Ownership Reporting Compliance	26
Compensation Discussion and Analysis	26
Executive Summary	26
Executive Compensation Philosophy and Objectives	30
Process for Determining Executive Compensation	33
2016 Compensation Decisions	35
Other Compensation Policies and Practices	39
Report of the Executive Compensation and Management Development Committee	41
Compensation of Named Executive Officers	42
Summary Compensation Table	42
2016 Grants of Plan-Based Awards Table	43
Outstanding Equity Awards Table at December 31, 2016	44
2016 Option Exercises and Stock Vested Table	47
2016 Nonqualified Deferred Compensation Table	48
Potential Payments on Termination or Change in Control	49
Equity Compensation Plan Information	50
Proposal 2: Advisory Vote on the Compensation Paid to our Named Executive Officers	50
Proposal 3: Advisory Vote on the Selection of Frequency for the Advisory Vote on the Compensation Paid to our Named Executive Officers	51
Proposal 4: Reapprove the Material Terms and Performance Criteria for Grants of Qualified Performance-Based Awards under the 2012 Long-Term Incentive Plan	52
Proposal 5: Approve the 2017 Non-Employee Director Equity Plan	59
Proposal 6: Approve the Restated 1986 Employee Stock Purchase Plan to Increase its Available Share Pool	64
Proposal 7: Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2017	66
Disclosure of Fees Charged by the Independent Registered Public Accounting Firm	66
Audit Committee Pre-Approval Policies	67
Report of the Audit Committee	67
Proposal 8: Stockholder Proposal for a Report on Voting by our Funds and Portfolios on Matters Related to Climate Change	68
Proposal 9: Stockholder Proposal for a Report on Voting by our Funds and Portfolios on Matters Related to Executive Compensation	70
Proposal 10: Stockholder Proposal for a Report on Employee Diversity and Related Policies and Programs	71
Stockholder Proposals for the 2018 Annual Meeting	73
Stockholder Communications with the Board of Directors	73
Appendix: 2012 Long Term Incentive Plan	A-1
Appendix: 2017 Non-Employee Director Equity Plan	A-23
Appendix: Restated 1986 Employee Stock Purchase Plan	A-32

Introduction
This proxy statement is being made available to you in connection with the solicitation of proxies by the T. Rowe Price Group, Inc. (Price Group or the Company) Board of Directors (Board) for the 2017 Annual Meeting of Stockholders (Annual Meeting). The purpose of the Annual Meeting is to:

1)	elect a Board of thirteen directors;

2)	approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers;

3)	recommend, by a non-binding advisory vote, the frequency of voting by the stockholders on compensation paid by the Company to its Named Executive Officers;

4)	reapprove the material terms and performance criteria for grants of qualified performance-based awards under the 2012 Long-Term Incentive Plan;

5)	approve the 2017 Non-Employee Director Equity Plan;

6)	approve the restated 1986 Employee Stock Purchase Plan, which includes the establishment of a share pool of 3,000,000 shares available for purchase by employees;

7)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017;

8)	consider a stockholder proposal for a report on voting by our funds and portfolios on matters related to climate change; if properly presented at the Annual Meeting;

9)	consider a stockholder proposal for a report on voting by our funds and portfolios on matters related to executive compensation, if properly presented at the Annual Meeting; and

10)	consider a stockholder proposal for a report on employee diversity and related policies and programs, if properly presented at the Annual Meeting.
This proxy statement, the proxy card, and our 2016 Annual Report to Stockholders containing our consolidated financial statements and other financial information for the year ended December 31, 2016, form your "Proxy Materials." We have adopted the Securities and Exchange Commission's "Notice and Access" model of proxy notification, which allows us to furnish proxy materials online, with paper copies available upon request. We sent you a notice on how to obtain your Proxy Materials on March 17, 2017.
Important Notice Regarding the Availability of Proxy Materials For The Stockholder Meeting to Be Held On April 26, 2017
This proxy statement and our 2016 Annual Report to Stockholders may be viewed, downloaded, and printed, at no charge, by accessing the following Internet address: materials.proxyvote.com/74144T.
Stockholders who wish to attend the Annual Meeting in person must follow the instructions on page 3 under the section titled “Do I need to bring anything in order to attend the Annual Meeting?”
Questions and Answers About the Proxy Materials and the Annual Meeting

Why did I receive in the mail a Notice of the Internet Availability of Proxy Materials?
You received in the mail either a notice of the Internet availability of proxy materials or a printed proxy statement and 2016 Annual Report to Stockholders because you owned T. Rowe Price Group, Inc. common stock at the close of business on February 24, 2017, which we refer to as the “Record Date,” and that entitles you to vote at the Annual Meeting. This proxy statement, the proxy card, and our 2016 Annual Report to Stockholders containing our consolidated financial statements and other financial information for the year ended December 31, 2016, constitute the “Proxy Materials.” The Board is soliciting your proxy to vote at the Annual Meeting or at any later meeting if the Annual Meeting is adjourned or postponed for any reason. Your proxy will authorize each of Edward C. Bernard, Brian C. Rogers, and William J. Stromberg as proxies to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting.
This proxy statement describes the matters to be acted upon at the Annual Meeting, provides information on those matters, and provides information about Price Group that we must disclose when we solicit your proxy.
Pursuant to rules adopted by the SEC, we have elected to provide access to our Proxy Materials over the Internet to many stockholders. We believe that Internet delivery of our Proxy Materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our

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Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice”, to many of our stockholders (including beneficial owners) as of the Record Date. Our stockholders who receive the Notice will have the ability to access the Proxy Materials on a website referred to in the Notice or request to receive a printed set of the Proxy Materials. The Notice contains instructions on how to access the Proxy Materials over the Internet or to request a printed copy. In addition, stockholders may request to receive Proxy Materials in printed form by mail or electronically by email on an ongoing basis by calling Broadridge Financial Solutions, Inc. (Broadridge) at 1-800-579-1639. Please note that you may not vote using the Notice. The Notice identifies the items to be voted on at the Annual Meeting and describes how to vote, but you cannot vote by marking the Notice and returning it.

Can I view the Proxy Materials on the Internet?
Yes. As described in more detail in response to the prior question, most stockholders will receive the proxy statement online. If you received a paper copy, you can also view these documents on the Internet by accessing our website at trow.client.shareholder.com/financials.cfm. The SEC also maintains a website at sec.gov that contains reports, proxy statements, and other information regarding Price Group.

Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 241,772,168 shares outstanding. Each share outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting. Under our charter, the right to cast one vote per share may be modified in the case of certain persons and groups beneficially owning or otherwise having or arranging for ownership interest or voting authority with respect to more than 15% of our common stock; we do not believe this provision will apply to any stockholders voting at this Annual Meeting.

What am I voting on and what are the Board voting recommendations?
Our stockholders will be voting on the following proposals:

	Proposal	Board Voting Recommendation
1	Election of Directors	FOR ALL DIRECTOR NOMINEES
2	Advisory vote on the compensation paid by the Company to its Named Executive Officers	FOR

3	Advisory vote on the frequency of voting by the stockholders on compensation paid by the Company to its Named Executive Officers	1 YEAR
4	Reapprove the material terms and performance criteria for grants of qualified performance-based awards under the 2012 Long-Term Incentive Plan	FOR
5	Approve the 2017 Non-Employee Director Equity Plan	FOR
6	Approve the Restated 1986 Employee Stock Purchase Plan, which includes the establishment of a share pool of 3,000,000 shares available for purchase by employees	FOR
7	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017	FOR
8	Stockholder proposal for a report on voting by our funds and portfolios on matters related to climate change	AGAINST
9	Stockholder proposal for a report on voting by our funds and portfolios on matters related to executive compensation	AGAINST
10	Stockholder proposal for a report on employee diversity and related policies and programs.	NO RECOMMENDATION

Can other matters be decided at the Annual Meeting?
At the time this proxy statement went to press, we were not aware of any other matters to be presented at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by our Board (i.e. Edward C. Bernard, Brian C. Rogers, and William J. Stromberg) will have the discretion to vote on those matters in accordance with their best judgment on behalf of stockholders who provide a valid proxy by Internet, by telephone, or by mail.

What is the procedure for voting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy to each of Edward C. Bernard, Brian C. Rogers, and William J. Stromberg or, for shares you beneficially own, by submitting voting instructions to your broker, bank, or other nominee. Stockholders have a choice of voting by using the Internet,

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by calling a toll-free telephone number within the United States or Puerto Rico, or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below and carefully follow the instructions included on your Notice, your proxy card or, for shares you beneficially own, the voting instruction card provided by your broker, bank, or other nominee. The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to vote, but you cannot vote by marking the Notice and returning it.
If you hold shares in multiple accounts, you may receive multiple proxy material packages. If you hold shares in multiple accounts, please be sure to vote all of your Price Group shares in each of your accounts in accordance with the voting instructions you receive for each such account.

By Internet or Telephone

▪	You can vote your shares via the Internet at proxyvote.com.

▪	You can vote your shares by telephone by calling toll free 1-800-690-6903.
Internet and telephone voting facilities for registered stockholders will be available 24 hours a day until 11:59 p.m., Eastern Daylight Savings Time, on April 25, 2017. If you vote your shares on the Internet or by telephone, you do not have to return your proxy card.
Please have your proxy card (or the Notice or the email message you receive with instructions on how to vote) in hand when you go online. You will have an opportunity to confirm your voting selections before your vote is recorded.
The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. You should follow the voting instructions in the materials that you received from your nominee.

By Mail
If you’d like to vote by mail, please request a paper proxy card in accordance with the instructions contained in the Notice and then complete, sign, and date the proxy card and return it in the postage-paid envelope provided. If voting instructions are provided, shares represented by the proxy card will be voted in accordance with the voting instructions.

For shares held in street name, please use the voting instruction card provided by your broker, bank, or other nominee and mark, sign, date, and mail it back to your broker, bank, or other nominee in accordance with their instructions.

In Person at the Annual Meeting
All registered stockholders can vote in person at the Annual Meeting. Voting your proxy electronically via the Internet, by telephone, or by mail does not limit your right to vote at the Annual Meeting. You also can choose to be represented by another person at the Annual Meeting by executing a legally valid proxy designating that person to vote on your behalf.
If you are a beneficial owner of shares, you must obtain a legally valid proxy from your broker, bank, or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. A legal proxy is an authorization from your broker, bank, or other nominee to vote the shares held in the nominee’s name that satisfies Maryland law and the SEC requirements for proxies.

Do I need to bring anything in order to attend the Annual Meeting?
Yes. You must bring documentation that allows us to verify your stock ownership. For “record holders” (as described under “What is the difference between holding shares as a registered stockholder and as a beneficial owner?” below), this means you must bring a valid, government-issued photographic identification. For stockholders that own their shares in “street name” (as described under “What is the difference between holding shares as a registered stockholder and as a beneficial owner?” below), you must bring a valid, government-issued photographic identification and a brokerage account statement or letter from your broker, bank, or other nominee reflecting stock ownership. If you do not have valid identification and documentation sufficient to verify your stock ownership, you will not be admitted into the Annual Meeting.
For security reasons, all hand-carried items will be subject to inspection. Cameras, audio and video recorders, communication devices and similar equipment will not be allowed in the meeting room.

What is the difference between holding shares as a registered stockholder and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A. (Wells Fargo), you are considered the “registered stockholder” (also known as a “record holder”) of those shares. We mail the Notice or Proxy Materials directly to you.

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If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and these Proxy Materials or the Notice are being forwarded to you by your broker, bank, or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares, and you also are invited to attend the Annual Meeting.
Because you are not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a legally valid proxy, executed in your favor, from the stockholder of record. Your broker, bank, or other nominee also is obligated to provide you with a voting instruction card for you to use to direct them as to how to vote your shares.

Can I change my proxy vote?
Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

▪	Authorizing a new vote electronically through the Internet or by telephone.

▪	Returning a signed proxy card with a later date.

▪
Delivering a written revocation of your proxy to the Chief Legal Officer and Corporate Secretary at T. Rowe Price Group, Inc., 100 East Pratt Street, Mail Code BA-1360, Baltimore, Maryland 21202 before your original proxy is voted at the Annual Meeting.

▪	Submitting a written ballot in person at the Annual Meeting.
If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank, or other nominee. You also can vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered stockholder) as described in the answer to the question "What is the procedure for voting?" above.
Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

What if I return my proxy card but do not provide voting instructions?
Proxies that are signed and returned but do not contain voting instructions will be voted:

▪	FOR the election of all director-nominees listed in Proposal 1.

▪	FOR the advisory vote on the compensation paid by the Company to its Named Executive Officers (Proposal 2).

▪	ONE YEAR for the proposal on the frequency of holding future votes on the compensation of our Named Executive Officers (Proposal 3).

▪	FOR the reapproval of the material terms and performance criteria for grants of qualified performance-based awards under the 2012 Long-Term Incentive Plan (Proposal 4).

▪	FOR the approval of the 2017 Non-Employee Director Equity Plan (Proposal 5).

▪	FOR the approval of the restated 1986 Employee Stock Purchase Plan, which includes the establishment of a share pool of 3,000,000 shares available for purchase by employees (Proposal 6).

▪	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017 (Proposal 7).

▪	AGAINST the stockholder proposal for a report on voting by our funds and portfolios on matters related to climate change (Proposal 8).

▪	AGAINST the stockholder proposal for a report on voting by our funds and portfolios on matters related to executive compensation (Proposal 9).

▪	ABSTAIN from voting on the stockholder proposal for a report on employee diversity and related policies and programs (Proposal 10).

▪	In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

How many shares must be present to hold the Annual Meeting?
In order for us to lawfully conduct business at our Annual Meeting, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is required. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and either vote in person or abstain from voting, or if you properly return a proxy by Internet, by telephone, or by mail in advance of the Annual Meeting and do not revoke the proxy.

Will my shares be voted if I don't provide my proxy or instruction card?
Registered Stockholders
If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting.
Beneficial Owners
If you hold shares through an account with a broker, bank, or other nominee and you do not provide voting instructions, under the NASDAQ Global Select Market

4 T. ROWE PRICE GROUP

rules, your broker may vote your shares on routine matters only. The ratification of the appointment of KPMG (Proposal 7) is considered a routine matter, and your nominee can therefore vote your shares on that Proposal even if you do not provide voting instructions. No other Proposal is considered a routine matter, and your nominee cannot vote your shares on those Proposals unless you provide voting instructions. Votes withheld by brokers, banks, and other nominees in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”
Multiple Forms of Ownership
The Company cannot provide a single proxy or instruction card for stockholders who own shares as registered stockholders or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

What is the vote required for each proposal?
For Proposal 1, the votes that stockholders cast “FOR” a director-nominee must exceed the votes that stockholders cast “AGAINST” a director-nominee to approve the election of each director-nominee. Please also see the discussion of our "Majority Voting" provisions within Proposal 1 on page 7. For each of Proposals 2, and 4 through 10, the affirmative vote of a majority of the votes cast is required to approve the proposal. A plurality of the votes cast on Proposal 3 will determine the frequency selected by stockholders. Proposals 2, 3, 8, 9 and 10 are advisory and non-binding, so the Board will review the voting results on these proposals and take the results into account when making future decisions regarding these matters. “Votes cast” exclude abstentions and broker non-votes.

What is the effect of an abstention?
A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention has no effect on the vote on any proposal.

What is the effect of a broker non-vote?
If a broker casts a vote on Proposal 7 (Ratification of the appointment of KPMG LLP as our independent registered public accounting firm), the vote will be included in determining whether a quorum exists for holding the Annual Meeting. The broker does not have authority to vote on the other proposals absent directions from the beneficial owner.
As a result, if the beneficial owner does not vote on Proposals 1 through 6 and 8 through 10 so that there is a “broker non-vote” on those items, the broker non-votes do not count as votes cast for those proposals and have no effect on those proposals. Thus, a broker non-vote will not impact the following:

▪	our ability to obtain a quorum (unless a broker does not cast a vote on Proposal 7 as described in the preceding paragraph),

▪	the outcome with respect to the election of directors (Proposal 1) or the frequency of holding future votes on the compensation of our Named Executive Officers (Proposal 3), and

▪	the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal (Proposals 2 and 4 through 10).

Who will count the votes?
Representatives of our proxy tabulator, Broadridge, will tabulate the votes and act as inspectors of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Company in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Is my vote confidential?
Yes. The vote of each stockholder is held in confidence from Price Group’s directors, officers and employees. We do not know how any person or entity votes unless this information is voluntarily disclosed.

What is "householding" and how does it affect me?
Some banks, brokers, and other nominees engage in the practice of “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may be sent to multiple stockholders in your household unless you request otherwise. We will promptly deliver a separate copy of our 2016 Annual Report to Stockholders or this proxy statement to you if you share an address subject to householding. Please contact our Chief Legal Officer and Corporate Secretary at 100 East Pratt Street, Mail Code BA-1360, Baltimore, MD 21202, or by telephone at 410-345-2628.
Please contact your bank, broker, or other nominees if you wish to receive individual copies of our Proxy Materials in the future. Please contact your bank, broker, or other intermediary, or our Chief Legal Officer and Corporate Secretary at 100 East Pratt Street, Mail Code BA-1360, Baltimore, MD 21202, or by telephone at 410-345-2628 if members of your household are currently receiving

PROXY STATEMENT 2017 5

individual copies and you would like to receive a single household copy for future meetings.

Can I choose to receive the proxy statement and the 2016 Annual Report to Stockholders on the Internet instead of receiving them by mail?
Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future annual reports and proxy statements on the Internet only and not receive copies in the mail by visiting proxyvote.com. You will need to have your proxy card (or the Notice or the email message you receive with instructions on how to vote) in hand when you access the website. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements, unless withdrawn. Withdrawal procedures also are at this website.
The 2016 Annual Report to Stockholders is being mailed to stockholders in advance of, or together with, this proxy statement. If you hold Price Group shares in your own name and received more than one copy of the 2016 Annual Report to Stockholders at your address and wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these reports, you should contact Price Group’s Mailing Agent, Broadridge at 1-866-540-7095 to discontinue the mailing of reports on the accounts you select.
At least one account at your address must continue to receive an annual report, unless you elect to view future annual reports over the Internet. The mailing of dividend checks, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered stockholders may resume the mailing of an annual report to an account by calling Broadridge at 1-866-540-7095. If you own shares through a broker, bank, or other nominee and received more than one 2016 Annual Report to Stockholders, please contact the holder of record to eliminate duplicate mailings.

Who pays the cost of this proxy solicitation?
We will pay for the costs of preparing materials for the Annual Meeting and soliciting proxies. We expect that solicitation will occur primarily through the mail, but proxies also may be solicited personally or by telephone, email, letter, or facsimile. To assist in soliciting proxies, we have retained Morrow Sodali LLC, 470 West Ave., Stamford, CT, 06902 for a fee of $7,000, plus reimbursement of out-of-pocket expenses. We ask brokers, banks, and other nominees to forward materials for the Annual Meeting to our beneficial stockholders as of the Record Date, and we will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Group and our subsidiaries may solicit proxies personally or by other means, but will not receive additional compensation. Stockholders are requested to return their proxies without delay.

Can I find additional information on the Company's website?
Yes. Although the information contained on our website is not part of the Proxy Materials, you will find information about the Company and our corporate governance practices at trow.client.shareholder.com/corporate-governance.cfm. Our website contains information about our Board, Board committees, Corporate Governance Guidelines, and other matters.

6 T. ROWE PRICE GROUP

Proposal 1
Election of Directors
In this proxy statement, thirteen director nominees are presented pursuant to the recommendation of the Nominating and Corporate Governance Committee. All have been nominated by the Board of Directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

RECOMMENDATION OF THE BOARD OF
DIRECTORS; VOTE REQUIRED
We recommend that you vote FOR all the nominees under Proposal 1. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the election of the nominees named below unless otherwise specified. Shares held by a bank, broker, or other nominee will not be voted on this Proposal absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. If any nominee becomes unable or unwilling to serve between now and the Annual Meeting, proxies will be voted FOR the election of a replacement recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

MAJORITY VOTING
We have adopted a majority voting standard for the election of our directors. Under our current By-Laws, in an uncontested election, a nominee will not be elected unless he or she receives more “FOR” votes than “AGAINST” votes. Under Maryland law, any incumbent director not so elected would continue in office as a “holdover” director until removed or replaced. As a result, the By-Laws also provide that any director who fails to obtain the required vote in an uncontested election must submit his or her resignation to the Board. The Board must decide whether to accept or decline the resignation, or decline the resignation with conditions, taking into consideration the Nominating and Corporate Governance Committee's recommendation after consideration of all factors deemed relevant, within 90 days after the vote has been certified. Plurality voting will apply to contested elections.

NON-EMPLOYEE DIRECTOR INDEPENDENCE
DETERMINATIONS
The Board of Directors has considered the independence of current board members and nominees not employed by T. Rowe Price and has concluded each qualifies as an independent director within the meaning of the applicable rules of the NASDAQ Global Select Market. To our knowledge, there are no family relationships among our directors or executive officers.

In making its determination of independence, the Board applied guidelines which it has adopted concluding that the following relationships should not be considered material relationships that would impair a director's independence:

▪
relationships where a director or an immediate family member of a director purchases or acquires investment services, investment securities, or similar products and services from the Company or one of its sponsored mutual funds so long as the relationship is on terms consistent with those generally available to other persons doing business with the Company, its subsidiaries, or its sponsored investment products; and

▪
relationships where a corporation, partnership, or other entity with respect to which a director or an immediate family member of a director is an officer, director, employee, partner, or member purchases services from the Company, including investment management or defined contribution retirement plan services, on terms consistent with those generally available to other entities doing business with the Company or its subsidiaries.

The Board believes that this policy sets an appropriate standard for dealing with ordinary course of business relationships that may arise from time to time.

THE NOMINEES AND THEIR QUALIFICATIONS,
SKILLS, AND EXPERIENCE
In considering the overall qualifications of our nominees and their contributions to our Board, and in determining our need for additional members of the Board, we seek to create a Board consisting of members with a diverse set of experiences and attributes who will be meaningfully involved in our Board activities and will facilitate a transparent and collaborative atmosphere and culture. Our Board members generally develop a long-term association with the Company, which we believe facilitates a deeper knowledge of our business and its strategies, opportunities, risks, and challenges. At the same time, we periodically look for additions to our Board to enhance our capabilities and bring new perspectives and ideas to our Board. We will consider board members with diverse capabilities, and we generally look for board members with capabilities in one or more of the following areas: accounting and financial reporting, financial services and money management, investments, general economics and industry oversight,

PROXY STATEMENT 2017 7

legal, government affairs and corporate governance, general management, international, marketing and distribution, and technology and facilities management.
The Board recently concluded that Mr. Rogers, who will retire as an executive of the Company on March 31, 2017, will remain as chairman of the Board of Directors after his retirement, and will serve as non-executive chair. We have greatly valued his expertise and perspective as a leader and an investor over the years and we look forward to his continued leadership and counsel as non-executive chair.
Our Corporate Governance Guidelines contemplate that a director will not stand for election after reaching age 72, but allows the Board to make an exception to this policy as it deems necessary or advisable. To take advantage of Mr. Taylor's experience, the Board has asked Mr. Taylor to stand for re-election in 2017 for one additional year; he will therefore retire from the Board at next year's annual meeting.
Each of our Directors provides significant individual attributes important to the overall make-up and functioning of our Board, which are described in the biographical summaries provided below:

The Board of Directors recommends that you vote FOR all of the following nominees:

Mr. Bartlett has been an independent director of Price Group since 2013, and serves as chairman of the Audit Committee and as a member of the Executive Compensation and Management Development Committee. Until retiring in 2012, Mr. Bartlett was a partner at Ernst & Young, serving as managing partner of the firm's Baltimore office and senior client service partner for the mid-Atlantic region. Mr. Bartlett began his career at Ernst & Young in 1972 and has extensive experience in financial services, as well as other industries.

Mr. Bartlett received his B.S. from West Virginia University and attended the Executive Program at the Kellogg School of Business at Northwestern University. He also earned the designation of certified public accountant.

Mr. Bartlett is a member of the board of directors, a member of the nominating and corporate governance committee, and is the chairman of the audit committee of Rexnord Corporation. He is also a member of the board of directors and a member of the audit committee of FTI Consulting, Inc.

Mr. Bartlett offers the Board significant accounting and financial reporting experience as well as expertise in the accounting-related rules and regulations of the Securities and Exchange Commission. He also has extensive finance knowledge, with a broad range of experience in financing alternatives including the sale of securities, debt offerings, and syndications.

Mark S. Bartlett Retired Managing Partner Ernst & Young Age 66

Mr. Bernard has been a director of Price Group since 1999, the vice chairman since 2007, a vice president since 1989, and an employee since 1988. He has overseen the firm's marketing, distribution, client service, information technology, and communications activities since 2006 and serves on the Management and Management Compensation Committees. Mr. Bernard is chairman of the board of all of the sponsored T. Rowe Price mutual funds and trusts (Price Funds). Mr. Bernard has 28 years of experience in the investment management industry, all of which have been with T. Rowe Price.

Mr. Bernard received his B.A. from Brown University and an M.B.A. from New York University.

In addition to his responsibilities at T. Rowe Price, Mr. Bernard serves as a member of the Board of Governors and a member of the executive committee of the Investment Company Institute, the national trade association for the mutual fund industry.

Mr. Bernard provides the Board with direct access to the person responsible for all of our marketing, distribution, and client service activities, as well as information technology and communications. He also serves as the primary liaison to the Price Funds' Boards.

Edward C. Bernard Vice Chairman T. Rowe Price Group, Inc. Age 61

8 T. ROWE PRICE GROUP

Ms. Bush has been an independent director of Price Group since 2012, and serves on the Executive Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. She has served as the chairman of Bush International, LLC, an advisor to U.S. corporations and foreign governments on international capital markets and strategic business and economic matters, since 1991. Earlier in her career, she managed global banking and corporate finance relationships at New York money center banks including Citibank, Banker's Trust, and Chase.

Ms. Bush holds a B.A. degree in economics and political science from Fisk University and an M.B.A. from the University of Chicago.

Ms. Bush is a member of the board of directors, risk oversight committee, and nominating and corporate governance committee of Discover Financial Services; a member of the board of directors, audit committee, and retirement plan committee of ManTech International Corporation; a member of the board of directors, audit committee, and compensation committee of Marriott International; and a member of the board of directors and chairman of the audit committee for Bloom Energy. Ms. Bush also was a director of the Pioneer Family of Mutual Funds from 1997 to 2012 and UAL Corporation from 2006 to 2010.

Ms. Bush brings to our Board extensive financial and governmental affairs experience, her knowledge of corporate governance and financial oversight gained from her membership on the boards of other public companies, knowledge of public policy matters, and her significant experience providing strategic advisory services in the financial and international arenas.

Mary K. Bush Chairman Bush International, LLC Age 68

Mr. Culp has been an independent director of Price Group since 2015 and serves on the Executive Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. Mr. Culp, who is now retired, joined Danaher Corporation in 1990 and subsequently served as president of multiple operating businesses prior to becoming chief operating officer in 2000; he served as president and chief executive officer of Danaher Corporation from 2001 to 2014.

Mr. Culp holds a B.A. from Washington College and an M.B.A. from Harvard Business School.

Mr. Culp currently serves as the chairman of the board of visitors and governors of Washington College and as a member of the board of trustees of Wake Forest University. Formerly, Mr. Culp served as the chairman of the board of trustees for Potomac School and he served as a non-executive director at GlaxoSmithKline PLC. He is a senior lecturer at Harvard Business School, focusing on leadership and general management.

Mr. Culp brings to the Board valuable leadership and management experience gained while serving as chief executive officer and president of Danaher Corporation, a publicly traded, multinational corporation. He also contributes substantial strategic leadership, operational and financial experience to the Board.

H. Lawrence Culp, Jr. Senior Lecturer Harvard Business School Age 53

Dr. Hrabowski has been an independent director of Price Group since 2013, and serves on the Audit Committee and Executive Compensation and Management Development Committee. He has served as president of the University of Maryland, Baltimore County (UMBC) since 1992. His research and publications focus on science and math education, with special emphasis on minority participation and performance. He is also a leading advocate for greater diversity in higher education. He serves as a consultant to the National Science Foundation, the National Institutes of Health, the National Academies, and universities and school systems nationally.

Dr. Hrabowski holds a Ph.D. in higher education administration and statistics and an M.A. degree in mathematics from the University of Illinois at Urbana-Champaign. He also holds a B.A. degree in mathematics from Hampton Institute (now Hampton University).

Dr. Hrabowski serves as director and member of the corporate and governance committee of McCormick & Company, Inc. Dr. Hrabowski also served on the board of Constellation Energy Group, Inc. until 2012.

Dr. Hrabowski brings to our Board valuable strategic and management leadership experience from his role as president of UMBC, as well as his extensive knowledge and dedication to greater education and work-force development. He also contributes corporate governance oversight from his experience serving as a director on other public-company boards.

Dr. Freeman A. Hrabowski, III President University of Maryland, Baltimore County Age 66

PROXY STATEMENT 2017 9

Mr. MacLellan has been an independent director of Price Group since 2010, and serves as chairman of the Executive Compensation and Management Development Committee and a member of the Audit Committee. Since November 2009, Mr. MacLellan has been the non-executive chairman of Northleaf Capital Partners, an independent global private markets fund manager and advisor. From 2003 to November 2009, Mr. MacLellan served as chief investment officer of TD Bank Financial Group (TDBFG) where he was responsible for overseeing the management of investments for its Employee Pension Fund, The Toronto-Dominion Bank, TD Mutual Funds, and TD Capital Group. Earlier in his career, Mr. MacLellan was managing director of Lancaster Financial Holdings, a merchant banking group acquired by TDBFG in March 1995. Prior to that, he was vice president and director at McLeod Young Weir Limited (Scotia McLeod) and a member of the corporate finance department responsible for a large number of corporate underwritings and financial advisory assignments.

Mr. MacLellan holds a B.Comm. from Carleton University and an M.B.A. from Harvard University, and is a chartered accountant.

Mr. MacLellan serves as the chairman of the board of Yellow Media, Inc., a public company based in Montreal.

Mr. MacLellan brings substantial experience and perspective to the Board with respect to the financial services industry, particularly his expertise with respect to investment-related matters, including those relating to the mutual fund industry and the institutional management of investment funds, based on his tenure as chief investment officer of a major financial institution. He also brings an international perspective to the Board as well as significant accounting and financial reporting experience.

Robert F. MacLellan Non-Executive Chairman Northleaf Capital Partners Age 62

Mr. Rogers will retire as an executive of the Company on March 31, 2017, and will remain on the Board after his retirement, serving as Non-executive Chair. He has been a director of Price Group since 1997, the chairman of the Board since 2007, the chief investment officer since 2004, a vice president since 1985, and an employee since 1982. He is a member of the Executive and Management Committees, a director or trustee of 39 Price funds, and the president of two Price Funds. His other responsibilities include serving on the U.S. Equity Steering Committee, Fixed Income Steering Committee, International Equity Steering Committee, Product Strategy Steering Committee, and Management Compensation Committee as well as the Proxy Committee. Prior to joining the firm in 1982, Mr. Rogers was employed by Bankers Trust Company.

Mr. Rogers earned an A.B. from Harvard University and an M.B.A. from Harvard Business School. Mr. Rogers has also earned his chartered financial analyst and chartered investment counselor designations. Mr. Rogers is a member of the board of directors of United Technologies Corporation.

Mr. Rogers brings to the Board insight into the critical investment component of our business based on his 37-year career in the investment management industry, which includes nearly 35 years with the Company.

Brian C. Rogers Chairman and Chief Investment Officer T. Rowe Price Group, Inc. Age 61

Ms. Snowe has been an independent director of Price Group since June 2013, and serves as chair of the Nominating and Corporate Governance Committee and as a member of the Executive Compensation and Management Development Committee. She is chair and chief executive officer of Olympia Snowe, LLC, a policy and communications consulting firm, and a senior fellow at the Bipartisan Policy Center. Ms. Snowe served in the U.S. Senate for the State of Maine from 1995 to 2013 and as a member of the U.S. House of Representatives from 1979 to 1995. While in the U.S. Senate, she served as chair and was the ranking member of the Senate Committee on Small Business and Entrepreneurship, and served on the Senate Finance Committee. She also served as chair of the Subcommittee on Seapower for the Senate Armed Services Committee.

Ms. Snowe earned a B.S. from the University of Maine and has received honorary degrees from many colleges and universities.

Ms. Snowe is a member of the board of directors, audit committee, and medical affairs committee of Aetna Inc., a diversified health care benefits company. Ms. Snowe is also a member of the board of directors of Synchrony Financial and serves as a member of the audit committee and chair of the nominating and corporate governance committee. Ms. Snowe also serves as a member of the board of directors and audit committee of Synchrony Bank.

Ms. Snowe brings a broad range of valuable leadership and public policy experience to the Board. She also has extensive experience with complex issues relevant to the Company's business, including budget and fiscal responsibility, economic, tax and regulatory policy, education, retirement and aging, women's issues, health care, foreign affairs, and national security.

Olympia J. Snowe Chair and Chief Executive Officer Olympia Snowe, LLC Age 70

10 T. ROWE PRICE GROUP

Mr. Stromberg was appointed Price Group's president and chief executive officer on January 1, 2016. At that time, Mr. Stromberg was also elected as a director of Price Group and chairman of the Executive Committee, Management Committee, and Management Compensation Committee.

Prior to assuming these duties, Mr. Stromberg served as the head of Equity from 2008 through 2015, director of U.S. Equity from 2007 through 2015, and director of Global Equity Research from 2004 through 2015. Mr. Stromberg served on the U.S. Equity Steering Committee from 1999 through 2015, as well as the International Steering Committee from 2004 through 2015. Mr. Stromberg has served as a vice president of Price Group from 2000 through 2015, and has been an employee of Price Group since 1987.

Mr. Stromberg earned a B.A. from Johns Hopkins University and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Stromberg has also earned the chartered financial analyst designation.

Mr. Stromberg brings to the Board insight into the critical investment component of our business based on the leadership roles he has held in the Equity Division of Price Group and his 30-year career with the Company.

William J. Stromberg President and Chief Executive Officer T. Rowe Price Group, Inc. Age 56

Mr. Taylor has been an independent director of Price Group since 2004, is a member of both the Executive Compensation and Management Development Committee and the Audit Committee. Now retired, he was president of COPT Development & Construction Services, a commercial real estate development firm which is a division of Corporate Office Properties Trust, from 1999 to 2009.

Mr. Taylor graduated from Lincoln University with a B.A. degree in Economics.

Mr. Taylor served as a director of MICROS Systems, a provider of information technology for the hospitality and retail industry, from 1997 to 2014, during which time he served on the compensation committee and the nominating committee.

Mr. Taylor's tenure in a senior position with a publicly-traded real estate company gives him the experience to provide additional perspective to the Board regarding matters relating to facilities management and real estate, as well as general management, investment, and financial skills.

Dwight S. Taylor Retired President COPT Development and Construction Services Age 72

Ms. Whittemore has been an independent director of Price Group since 1995, and serves on the Nominating and Corporate Governance Committee, the Executive Compensation and Management Development Committee, and the Executive Committee. She is also the lead independent director of the board. Ms. Whittemore is a partner in the law firm of McGuireWoods LLP.

Ms. Whittemore received her B.A. degree in Political Science from Vassar College and a J.D. degree from Yale Law School. She received honorary doctor of law degrees from the University of Richmond and The Citadel.

Ms. Whittemore is the lead director and previously served as a member of the governance and nominating committee, a member of the compensation and benefits committee, and a member of the executive committee of Owens & Minor, Inc., a distributor of medical and surgical supplies and services. Ms. Whittemore also served on the board of Albemarle Corporation, a manufacturer of specialty chemicals, until January 2015.

Ms. Whittemore assumes significant responsibility on the Board for governance related matters, and she adds significant broad oversight experience, based on her role as a senior member of a major law firm and substantial experience working with other publicly-traded companies, both as a board member and as an advisor.

Anne Marie Whittemore Partner McGuireWoods, LLP Age 70

PROXY STATEMENT 2017 11

Ms. Wijnberg has been an independent director of Price Group since 2016, and is a member of the Executive Compensation and Management Development Committee and the Audit Committee.

Ms. Wijnberg is an executive advisor of Aquiline Capital Partners, a private equity investment firm specializing in the financial services sector. From 2007 to 2014, she was a partner and chief administrative officer of Aquiline Holdings LLC, a registered investment advisor and the holding company for Aquiline Capital Partners. Previously, Ms. Wijnberg served as the senior vice president and chief financial officer of Marsh & McLennan Companies, Inc. and was treasurer and interim chief financial officer of YUM! Brands, Inc. Prior to that she held financial positions with PepsiCo, Inc. and worked in investment banking at Morgan Stanley. In addition, from 2014 through 2015, Ms. Wijnberg was deputy head of mission for the Office of the Quartet.

Ms. Wijnberg is a member of the board of directors, audit committee, and corporate development and technology advisory committee of Automatic Data Processing, Inc. and from 2003 to 2016, served on the board of directors of Tyco International PLC.

Ms. Wijnberg holds a B.A. degree in English Literature from the University of California, Los Angeles and an M.B.A. from University of Southern California's Marshall School of Business, for which she is a member of the board of leaders.

Ms. Wijnberg brings to our Board a global perspective along with substantial financial sector, corporate finance, and management experience based on her roles at Aquiline Capital Partners, Marsh & McLennan, and YUM! Brands, Inc.

Sandra S. Wijnberg Executive Advisor Aquiline Capital Partners Age 60

Mr. Wilson has been an independent director of Price Group since 2015, and serves as a member of the Nominating and Corporate Governance Committee and the Executive Compensation and Management Development Committee. Mr. Wilson recently retired as executive chairman of McCormick and Company, Inc., and is a member of its board of directors. He joined McCormick and Company, Inc. in 1993, and held many executive management roles, including president from 2007 to 2015, chief executive officer from 2008 to 2016, and chairman from 2009 to 2017.

Mr. Wilson graduated from the University of Tennessee in 1980 with a B.S. degree in Communications. He attended school on a R.O.T.C. scholarship and, following college, served as a U.S. Army Captain, with tours in the United States, United Kingdom, and Germany.

Mr. Wilson currently serves on the board of directors of Westrock Company. He also chairs the board of visitors of the University of Maryland, Baltimore County and currently serves on the University of Tennessee's Business School advisory board.

Mr. Wilson brings to our Board significant executive management experience, having led a publicly traded, multinational company. He also adds additional perspective to the Board regarding matters relating to general management, strategic leadership and financial matters.

Alan D. Wilson Retired Executive Chairman McCormick and Company, Inc. Age 59

12 T. ROWE PRICE GROUP

THE BOARD OF DIRECTORS AND COMMITTEES
During 2016, the Board of Directors held eight meetings and approved one matter via unanimous written consent. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. Consistent with the Company's Corporate Governance Guidelines, the independent directors met in executive session at six of the Board meetings in 2016. Our Corporate Governance Guidelines provide that all directors are expected to attend each annual meeting of stockholders. With the exception of Mr. Culp, who was absent due to extenuating circumstances, all nominees for director submitted to the stockholders for approval at last year's annual meeting on April 27, 2016, attended that meeting, and we anticipate that all nominees will attend the 2017 Annual Meeting.
Corporate Governance
Our Board of Directors has an Executive Committee, an Audit Committee, an Executive Compensation and Management Development Committee, and a Nominating and Corporate Governance Committee. The Board has also authorized a Management Committee that is made up entirely of senior officers of the Company. The Board has adopted a separate written charter for the Audit Committee, the Executive Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee. Current copies of each charter, our Corporate Governance Guidelines, and our Code of Ethics for Principal Executive and Senior Financial Officers can be found on our website, troweprice.com, by selecting “Investor Relations” and then “Corporate Governance.”
Code of Ethics
Pursuant to rules promulgated under the Sarbanes-Oxley Act, the Board has adopted a Code of Ethics for Principal Executive and Senior Financial Officers. This Code is intended to deter wrongdoing and promote honest and ethical conduct, full, timely, and accurate reporting, compliance with laws, and accountability for adherence to the Code, including internal reporting of Code violations. A copy of the Code of Ethics for Principal Executive and Senior Financial Officers is available on our website. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Principal Executive and Senior Financial Officers by making disclosures concerning such matters available on the Investor Relations page of our website.
We also have a Code of Ethics and Conduct that is applicable to all employees and directors of the Company. It is the Company's policy for all employees to participate annually in continuing education and training relating to the Code of Ethics and Conduct.
Executive Committee
Dr. Sommer, Mr. Stromberg, and Mr. Rogers served on the Executive Committee, until Dr. Sommer's retirement from the Board on April 27, 2016, at which time, Ms. Whittemore replaced him on the Executive Committee. The Executive Committee functions between meetings of the Board of Directors and possesses the authority to exercise all the powers of the Board except as limited by Maryland law. If the committee acts on matters requiring formal Board action, those acts are reported to the Board of Directors at its next meeting for ratification. The Executive Committee approved two matters via unanimous written consent during 2016.
Audit Committee
Messrs. Bartlett, MacLellan, and Taylor, Dr. Hrabowski, and Ms. Wijnberg serve on the Audit Committee, which met five times during 2016. The Board of Directors has determined that each of the Audit Committee members meet the independence and financial literacy criteria of the NASDAQ Global Select Market and the Securities and Exchange Commission (SEC). The Board also has concluded that Messrs. Bartlett and MacLellan and Ms. Wijnberg meet the criteria for an audit committee financial expert as established by the SEC. Mr. Bartlett is a certified public accountant, was an audit partner at Ernst & Young for 28 years until he left the firm in 2012, and serves as the chairman of the audit committee of Rexnord Corporation and as a member of the audit committee of FTI Consulting, Inc. Mr. MacLellan is a chartered accountant and was a member of the audit committees for Ace Aviation Holdings, Inc. and Maple Leaf Sports and Entertainment, Ltd. Ms. Wijnberg was the chief financial officer of Marsh & McLennan Companies, Inc. from 2000 to 2006 and interim chief financial officer of YUM! Brands in 1999. She is currently a member of the audit committee for Automatic Data Processing, Inc. and she served as member and chairperson of the audit committees of Tyco International and TE Connectivity, respectively.
Audit Committee's Primary Responsibilities
The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and other financial information provided by us to our stockholders, (2) the retention of our independent registered public accounting firm, including oversight of the terms of its engagement and its performance, qualifications, and independence, (3) the performance of our internal audit function, internal controls, and disclosure controls, and (4) the Company's risk management framework. The Audit Committee also provides an avenue for communication among our internal auditors, financial management, chief risk officer, independent registered public accounting firm, and the Board, and is responsible for procedures involving the receipt, retention, and treatment of complaints or concerns regarding accounting, internal accounting controls, and auditing matters, including confidential, anonymous employee submissions. The independent

PROXY STATEMENT 2017 13

registered public accounting firm reports directly to the Audit Committee and is ultimately accountable to this committee and the Board for the audit of our consolidated financial statements.
Related Person Transaction Oversight
The Audit Committee is responsible under its charter for reviewing related person transactions and any change in, or waiver to, our Code of Ethics for our Principal Executive and Senior Financial Officers. Our Board has adopted a written Policy for the Review and Approval of Transactions with Related Persons. Any transaction that would require disclosure under Item 404(a) of Regulation S-K will not be initiated or materially modified until our Audit Committee has approved such transaction or modification, and will not continue past its next contractual termination date unless it is annually reapproved by our Audit Committee. During its deliberations, the Audit Committee must consider all relevant details regarding the transaction including, but not limited to, any role of our employees in arranging the transaction, the potential benefits to our Company, and whether the proposed transaction is competitively bid or otherwise is on terms comparable to those available to an unrelated third party or our employees generally. The Audit Committee approves only those transactions which it determines in good faith to be on terms that are fair to us and comparable to those that could be obtained in an arms-length negotiation with an unrelated third party.
Risk Management Oversight
The Audit Committee oversees and evaluates our policies with respect to significant risks and exposures faced by the Company and the steps taken to assess, monitor, and manage those risks. The Company's Risk Management Oversight Committee, chaired by the chief risk officer and comprised of other senior members of management, directs the development and maintenance of comprehensive risk management policies and procedures for the Company. It also monitors on a regular basis the significant risks inherent to our business, including investment risk, reputational risk, business continuity risk, and operational risk. The chief risk officer, director of internal audit, and officers responsible for financial reporting, legal, and compliance periodically report to the Audit Committee. Based on these reports, the Audit Committee reports and makes recommendations as necessary to the full Board with respect to managing our overall risk.
The report of the Audit Committee appears on page 67.
Executive Compensation and Management Development Committee
All of the non-employee independent directors of the Board serve on the Executive Compensation and Management Development Committee (Compensation Committee), which met six times during 2016. The Board of Directors has determined that each of these members meets the independence criteria of the NASDAQ Global Select Market. The report of the Compensation Committee appears on page 41.
Committee Authority
The Compensation Committee is responsible to the Board, and ultimately to our stockholders, for:

▪	determining the compensation of the chief executive officer and other executive officers;

▪	reviewing and approving general salary and compensation policies for the rest of our senior officers;

▪	overseeing the administration of our Annual Incentive Compensation Pool, equity incentive plans, and Employee Stock Purchase Plan;

▪	assisting management in designing new compensation policies and plans; and

▪	reviewing and discussing the Compensation Discussion and Analysis and other compensation disclosures with management.
Delegation Authority
The Compensation Committee has delegated compensation decisions regarding non-executive officers, including the establishment of specific salary and incentive compensation levels and certain matters relating to stock-based compensation, to the Management Compensation Committee, a committee comprised of executive officers of Price Group.
Committee Procedures
Early each year, the Compensation Committee meets with members of senior management in order to discuss goals and objectives for the coming year, including goals and objectives applicable to the Named Executive Officers listed in our Summary Compensation Table. In addition, the Compensation Committee determines eligibility for the Annual Incentive Compensation Pool and sets forth the maximum percentage that may be paid to each participant. At its meeting in December and early the following year, the Compensation Committee evaluates executive performance during the year as part of its determination of appropriate incentive compensation awards.
The Compensation Committee awards equity incentive grants to employees from stockholder approved long-term incentive plans as part of the Company's annual compensation program. The Compensation Committee has begun consideration of the year's stock incentive program at its December meeting preceding the year in question, assessing the likely overall size and parameters of the program. The Compensation Committee has, for a number of years, made equity grants in two tranches consisting generally of equal or nearly equal grants in February and September. For 2017, the Compensation Committee plans

14 T. ROWE PRICE GROUP

to change this to an annual grant cycle in December to more closely align our equity incentive grants to the timing of our annual bonus and other compensation decisions.
Role of Executive Officers
The Compensation Committee solicits input from the chief executive officer and the Management Compensation Committee regarding general compensation policies including the appropriate level and mix of compensation. The Compensation Committee also consults with the chief executive officer regarding the appropriate bonus and salary levels for other executive officers.
Role of Compensation Consultants
Frederic W. Cook & Co., Inc. (FW Cook) has been the Compensation Committee's compensation consultant for many years. FW Cook has no relationship with Price Group other than as the Compensation Committee's consultant. See the "Role of Independent Compensation Consultant" section of our Compensation Discussion and Analysis for additional details of their role.
Nominating and Corporate Governance Committee
Mses. Snowe, Bush, and Whittemore, and Messrs. Culp and Wilson serve on our Nominating and Corporate Governance Committee, which met on seven occasions during 2016. The Board of Directors has determined that all Nominating and Corporate Governance Committee members meet the independence criteria of the NASDAQ Global Select Market. The principal purpose and goal of this committee is to maintain and cultivate the effectiveness of Price Group's Board of Directors and oversee its governance policies. Among the Nominating and Corporate Governance Committee's responsibilities are Board and committee composition, director qualifications, orientation and education, and Board evaluations. Members identify, evaluate, and nominate Board candidates; review the compensation of independent directors; and oversee procedures regarding stockholder nominations and other communications to the Board. In addition, they are responsible for monitoring compliance with and recommending any changes to the Company's Corporate Governance Guidelines. A report on the Nominating and Corporate Governance Committee's activities begins on page 20 of this proxy statement.
Management Committee
The Management Committee is responsible for guiding, implementing, and reviewing major policy and operating initiatives of the Company. Mr. Stromberg is chairman of the Management Committee, and Messrs. Rogers and Bernard and other senior officers of the Company are also members. The Management Committee reports to the Board on the management and operation of the Company through Messrs. Stromberg, Rogers, and Bernard. Other members of the Management Committee include: Christopher D. Alderson, co-head of Global Equity, Scott B. David, head of Individual and Retirement Plan Services, Nigel K. Faulkner, head of Technology, Deanna R. Fidler, chief human resources officer, Robert C.T. Higginbotham, head of Global Investment Services, Sebastien Page, head of Asset Allocation, Robert W. Sharps, co-head of Global Equity, Eric L. Veiel, head of U.S. Equity, and Edward A. Wiese, head of Fixed Income. Each of these members brings extensive experience and wisdom to the management and leadership of the Company.
Compensation of Directors
The Nominating and Corporate Governance Committee is responsible for periodically reviewing non-employee director compensation and benefits and recommends changes, if appropriate, to the full Board. Our non-employee director compensation program is designed to accomplish a number of objectives:

▪	Align the interests of our non-employee directors with those of our stockholders;

▪	Provide competitive compensation for service to the Board by our non-employee directors;

▪	Maintain appropriate consistency with our approach to compensation for our executive officers and senior employees; and

▪	Attract and retain a diverse mix of capable and highly qualified directors.
We provide both cash and equity compensation to our directors and believe that, over time, cash and equity compensation should reflect approximately 40% and 60%, respectively, of total compensation paid to our directors. The cash compensation component is based primarily on an annual retainer coupled with fees for committee attendance, lead director role, and committee chair roles. Equity compensation historically has consisted of equity awards in the form of options or full value awards, at the election of the director. We believe our total compensation package and compensation structure is comparable to and in line with other major financial service companies.
The Nominating and Corporate Governance Committee periodically reviews non-employee director compensation and benefits and recommends changes, if appropriate, to the full Board based upon its review and consideration of competitive market practices. The Committee most recently engaged Pearl Meyer & Partners (Pearl Meyer), an independent compensation consultant, in October 2016 to provide a review of its compensation practices in relation to market conditions, and received a full report from Pearl Meyer on competitive compensation levels for our directors. Based upon this report from Pearl Meyer, we have decided that our compensation practices are generally competitive, and that no significant changes are required. We did

PROXY STATEMENT 2017 15

note that our equity compensation has tended to be a slightly higher percentage of total compensation in recent years due to our fixing of equity compensation to a set number of shares. We also noted that most of our peers tied stock based compensation to a dollar amount rather than a set number of shares. When designing the 2017 Non-employee Director Equity Plan (2017 Director Plan), we decided to provide a fixed dollar amount of equity compensation of $200,000 per director rather than a fixed number of shares in order to better maintain consistent alignment in the relative contribution of cash and equity compensation to total director compensation. We also concluded that, consistent with our approach to equity incentives for our executive officers, we should move away from a menu-based plan that allowed directors to select among options, restricted shares, and restricted stock units to a consistent awarding of full value share awards to our directors. Directors will maintain the right to select between restricted shares or restricted stock units in order to provide an opportunity for deferral of income if a director so elects. We also determined to grant annual director equity awards one time rather than twice a year consistent with our current approach for our executive officers. See Proposal 5, beginning on page 59, under which we are asking stockholders to approve the 2017 Director Plan to enable us to continue to provide equity compensation to our non-employee directors.
The Board recently concluded that Chairman Brian C. Rogers, who will retire as an executive of the Company prior to the Annual Meeting, will continue on the Board of Directors as non-executive chair. This will be the first time the Board has had a non-executive chair and we used the services of Pearl Meyer to review and analyze market practice for payment of a person in this role. Based on our review, we concluded that, in addition to the standard annual cash retainer compensation of $100,000 to which Mr. Rogers would be entitled as a non-employee director, we would pay him an annual retainer of $100,000 for his service as chair of the Board. Additionally, in light of his already significant stock ownership, we will pay him a cash amount of $200,000 in lieu of participating in the annual equity award provided to non-employee directors. Accordingly, Mr. Rogers will receive total annual compensation of $400,000 for his role as a non-employee director and for the important Board leadership role he will continue to play as our non-executive chair.
Equity-Based Compensation in 2016
Pursuant to the 2007 Non-Employee Director Equity Plan (2007 Plan), each newly elected Board member was awarded an initial grant of their choice of 4,350 restricted shares or restricted stock units that vest one-year after the grant date. In each subsequent year, each non-employee director was awarded semi-annual grants of their choice of stock options to acquire 4,350 common shares of Price Group, 1,300 restricted shares, or 1,300 stock units. As noted above, commencing in 2017, all non-employee directors other than Mr. Rogers will receive annual stock grants in the form of restricted shares or restricted stock units having a value of $200,000 on the day following the annual meeting. Newly elected Board members will be awarded restricted shares or restricted stock units having a value equal to $300,000.
In 2016, the periodic equity grants were made as of the close of business on the third business day following the release of Price Group's first and third quarter earnings. Each of the award types vest, and in the case of stock options, become exercisable, upon the earliest of the non-employee director's death, one year after the grant date, or the day before the annual meeting held in the calendar year after the year in which the grant is made, provided the director continues to be a member of the Board on the applicable date. Stock options are granted at the fair market value on the dates of grant, can be exercised up to five years after the director is no longer serving on the Board, and have a maximum term of 10 years from the date of grant.
Restricted shares entitle the holder to the rights of a stockholder, including voting, dividend, and distribution rights, but are nontransferable until they vest. Vested stock units will be settled in shares of our common stock or cash, in the case of fractional shares, upon a non-employee director's separation from service. Non-employee directors holding stock units are not entitled to voting, dividend, distribution, or other rights until the corresponding shares of our common stock are issued upon settlement; however, if and when we pay a cash dividend to our common stockholders, we will issue dividend equivalents in the form of additional vested stock units. Under the 2017 Director Plan, dividends and dividend equivalents payable with respect to unvested restricted shares and unvested stock units will be subjected to the same vesting and risks of forfeiture as the restricted shares and stock units to which they are attributable. The 2007 Plan and the 2017 Director Plan include a provision that accelerates the vesting of all outstanding awards in connection with a change-in-control of Price Group. Upon a change-in-control, any outstanding stock units will be settled in cash or shares at the discretion of the Board of Directors.
Fees and Other Compensation in 2016
In addition to the equity-based awards, non-employee directors received the following in 2016:

▪	An annual retainer of $100,000;

▪	A fee of $1,500 for each committee meeting attended;

▪	A fee of $15,000 for the Lead Director;

▪	A fee of $20,000 and $5,000, for the chairperson of the Audit Committee and each Audit Committee member, respectively;

▪	A fee of $10,000 for the chairperson of the Compensation Committee;

▪	A fee of $10,000 for the chairperson of the Nominating and Corporate Governance Committee;

16 T. ROWE PRICE GROUP

▪
Directors and all U.S. employees of Price Group and its subsidiaries are eligible to have our sponsored T. Rowe Price Foundation match personal gifts up to an annual limit to qualified charitable organizations. For 2016, non-employee directors were eligible to have up to $10,000 matched;

▪
The reimbursement of reasonable out-of-pocket expenses incurred in connection with their travel to and from, and attendance at each meeting of the Board of Directors and its committees and related activities, including director education courses and materials; and

▪	The reimbursement of spousal travel to and from and participation in events held in connection with the annual joint Price Group and Price Funds' Board of Directors meeting.
The annual retainer and fees noted above are prorated for the period of time during the calendar year that each director held the position. Pursuant to the Outside Directors Deferred Compensation Plan, non-employee directors can elect to defer payment of their director fees until the next calendar year. Any such election needs to be received prior to the beginning of the year they wish to have their payment deferred. Dr. Hrabowski, Ms. Snowe, and Mr. Wilson elected to have their 2016 director fees deferred to 2017.
There will be no change to the cash compensation of our non-employee directors in 2017 other than the addition of the cash compensation to Mr. Rogers described above for his role as our non-executive chair of the Board.
Ownership and Retention Guidelines
Each non-employee director is required to hold shares of our common stock having a value equal to three times his or her current cash retainer within five years of the director's appointment to the Board. Directors added to the Board prior to 2015 have an ownership goal of $225,000, while Messrs. Culp, Wilson, and Ms. Wijnberg each have an ownership goal of $300,000. Based on changes adopted for 2017 and beyond, directors who join the Board in the future will have an ownership goal of five times the annual cash retainer in effect on the date they join the Board. For purposes of the calculation, unvested restricted shares and outstanding stock units are counted, but unexercised stock options are not. Once this ownership goal is achieved, the number of shares required to be held becomes fixed and must be maintained until the end of the director's service on the Board. Until the ownership goal is achieved, the director is expected to retain “net gain shares” resulting from the exercise of stock options or vesting of restricted stock granted under the applicable director plan. Net gain shares are the shares remaining after payment of the stock option exercise price and taxes owed with respect to the exercise or vesting event. In addition, net gain shares realized under the applicable director plan after the ownership goal is achieved are expected to be held for two years prior to sale or other transfer, but not beyond the end of the director's service on the Board. All of our directors have achieved and maintain the ownership goal as of the date of this proxy statement.

PROXY STATEMENT 2017 17

2016 Director Compensation1
The following table sets forth information regarding the compensation earned by, or paid to, directors who served on our Board of Directors during 2016. Directors who are also officers of Price Group do not receive separate directors' fees and have been omitted from this table. Mr. Stromberg and Mr. Bernard appear in our Summary Compensation Table as named executive officers. Mr. Rogers is an executive officer who is excluded from both the Summary Compensation Table and the Director Compensation table as he is neither a named executive officer nor did he receive additional compensation for his director services in 2016. James A.C. Kennedy served as a director until the 2016 Annual Meeting, but did not receive compensation in addition to his compensation as an employee of the Company for the time he served. Mr. Kennedy also has provided strategic and other consulting services to the organization following his retirement on March 31, 2016, and is compensated $250,000 per year. In 2016, he earned $187,500 for these consulting services.

Name	Fees Earned or Paid in Cash	Stock Awards[2,3,4]	Option Awards[2,3,4]	All Other Compensation[5]	Total
Mark S. Bartlett	$136,500	$180,843	$—	$10,000	$327,343
Mary K. Bush	$122,167	$208,144	$—	$10,000	$340,311
H. Lawrence Culp, Jr.	$113,500	$—	$92,438	$10,000	$215,938
Donald B. Hebb, Jr6	$37,833	$—	$—	$10,000	$47,833
Dr. Freeman A. Hrabowski, III	$121,500	$10,071	$92,438	$10,000	$234,009
Robert F. MacLellan	$131,500	$10,271	$92,438	$10,000	$244,209
Olympia J. Snowe	$129,500	$183,667	$—	$10,000	$323,167
Dr. Alfred Sommer[6]	$42,833	$6,301	$—	$10,000	$59,134
Dwight S. Taylor	$121,500	$238,614	$—	$10,000	$370,114
Anne Marie Whittemore	$130,750	$201,176	$—	$10,000	$341,926
Sandra S. Wijnberg[6]	$27,750	$290,972	$—	$10,000	$328,722
Alan D. Wilson	$119,500	$193,312	$—	$10,000	$322,812

[1]	Includes only those columns relating to compensation awarded to, earned by, or paid to non-employee directors for their services in 2016. All other columns have been omitted.

[2]
Represents the aggregate grant date fair value of equity awards granted to each non-employee director in 2016. The grant date fair value of stock awards was measured using the grant-date market price per share of Price Group's common stock. The grant-date fair value of stock options was computed using the Black-Scholes option-pricing model and the following weighted average assumptions:

Expected life in years	6.8
Expected volatility	20.0%
Dividend yield	2.5%
Risk-free interest rate	1.6%

[3]
The following table represents the equity awards granted to each of the non-employee directors named above in 2016 and their corresponding grant date fair value as determined by the methodologies discussed in footnote two above. The holders of stock units also receive dividend equivalents in the form of additional vested stock units on each of the Company's dividend payment dates. Fractional shares earned as dividend equivalents have been rounded to the nearest whole share.

Director	Grant Date	Number of Restricted Shares	Number of Restricted Units	Number of Securities Underlying Options	Exercise Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards
Mark S. Bartlett	4/29/2016	1,300				$97,877
	11/1/2016	1,300				$82,966
Mary K. Bush	3/30/2016		91			$6,748
	4/29/2016	1,300				$97,877
	6/29/2016		95			$6,798
	9/29/2016		105			$6,849
	11/1/2016	1,300				$82,966
	12/29/2016		91			$6,906

18 T. ROWE PRICE GROUP

Director	Grant Date	Number of Restricted Shares	Number of Restricted Units	Number of Securities Underlying Options	Exercise Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards
H. Lawrence Culp, Jr.	4/29/2016			4,350	$75.29	$50,721
	11/1/2016			4,350	$63.82	$41,717
Dr. Freeman A. Hrabowski, III	3/30/2016		34			$2,489
	4/29/2016			4,350	$75.29	$50,721
	6/29/2016		35			$2,508
	9/29/2016		39			$2,527
	11/1/2016			4,350	$63.82	$41,717
	12/29/2016		34			$2,547
Robert F. MacLellan	3/30/2016		34			$2,539
	4/29/2016			4,350	$75.29	$50,721
	6/29/2016		36			$2,557
	9/29/2016		39			$2,577
	11/1/2016			4,350	$63.82	$41,717
	12/29/2016		34			$2,598
Olympia J. Snowe	4/29/2016		1,300			$97,877
	6/29/2016		10			$702
	9/29/2016		11			$707
	11/1/2016		1,300			$82,966
	12/29/2016		18			$1,415
Dr. Alfred Sommer	3/30/2016		85			$6,301
Dwight S. Taylor	3/30/2016		184			$13,582
	4/29/2016		1,300			$97,877
	6/29/2016		202			$14,383
	9/29/2016		221			$14,492
	11/1/2016		1,300			$82,966
	12/29/2016		203			$15,314
Anne Marie Whittemore	3/30/2016		59			$4,328
	4/29/2016		1,300			$97,877
	6/29/2016		71			$5,061
	9/29/2016		78			$5,100
	11/1/2016		1,300			$82,966
	12/29/2016		77			$5,844
Sandra S. Wijnberg	10/26/2016		4,350			$288,623
	12/29/2016		31			$2,349
Alan D. Wilson	3/30/2016		32			$2,384
	4/29/2016		1,300			$97,877
	6/29/2016		44			$3,103
	9/29/2016		48			$3,127
	11/1/2016		1,300			$82,966
	12/29/2016		51			$3,855

PROXY STATEMENT 2017 19

[4]	The following table represents the aggregate number of equity awards outstanding as of December 31, 2016.

Director	Unvested Stock Awards	Unvested Stock Units	Unexercised Option Awards	Total	Vested Stock Units
Mark S. Bartlett	2,600			2,600
Mary K. Bush	2,600			2,600	12,880
H. Lawrence Culp, Jr.			8,700	8,700
Dr. Freeman A. Hrabowski, III			26,008	26,008	4,751
Robert F. MacLellan			51,268	51,268	4,845
Olympia J. Snowe		2,600		2,600	39
Dwight S. Taylor		2,600		2,600	25,961
Anne Marie Whittemore		2,600	49,956	52,556	8,299
Sandra S. Wijnberg		4,350		4,350	31
Alan D. Wilson		2,600		2,600	4,589

[5]	Personal gifts matched by our sponsored T. Rowe Price Foundation to qualified charitable organizations.

[6]	Represents fees for a partial year as Mr. Hebb and Dr. Sommer retired from the Board at the 2016 annual meeting of stockholders and Ms. Wijnberg joined the Board in October 2016.

Report of the Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee has general oversight responsibility for the assessment and recruitment of new director candidates, the evaluation of director and Board performance, and the general oversight of governance matters for the Company. We also monitor regulatory and other developments in the governance area with a view towards both legal compliance and maintaining governance practices at the Company consistent with what we consider to be best practices.
Corporate Governance Developments in 2016
Election of New Directors
In light of director retirements over the last several years, we have been focused on identifying new directors with skills and backgrounds to replace capabilities lost and to add new capabilities, experience, and diversity to the Board. As a result, our Nominating and Corporate Governance Committee nominated, and our Board elected, one new independent director, Sandra S. Wijnberg, during 2016, which follows the addition of H. Lawrence Culp, Jr. and Alan D. Wilson in 2015. We believe these additions have added to the skills and capabilities of our Board. We have a Board of 13 directors, 10 of which are independent, with a diversity of skills, experience and tenure on our Board. Seven of our independent directors have been added within the last five years. We also continue to assess additional director candidates in anticipation of Board retirements in the future and to add to our director capabilities and experience.
Management Transition
This Committee oversees ongoing management succession planning. The Committee monitors the development and evaluation of senior leaders of the firm who are members of our Management Committee and are otherwise involved in the senior management of the Company and are provided exposure from time to time to members of the Board. In November 2016, the Company announced that Mr. Rogers will retire from the Company as chief investment officer effective March 31, 2017. In connection with Mr. Rogers’ retirement, the firm has appointed the following six senior investment leaders as chief investment officers (CIO), to be effective at that time: Henry M. Ellenbogen will be CIO, U.S. Equity Growth; David R. Giroux will be CIO, U.S. Equity Multi-Discipline; John D. Linehan will be CIO, U.S. Equity Value; Robert W. Sharps will be Group CIO, with responsibility for coordinating the activities of the team; Justin Thomson will be CIO, International Equity; Mark J. Vaselkiv will be CIO, Fixed Income. The team will share CIO responsibilities, which include providing investment thought leadership, partnering with investment division leaders to develop investment talent and capabilities, and serving as mentors for the firm's investment professionals.
Non-Employee Director Compensation
In 2016, consistent with its practice of periodically reviewing independent director compensation, this committee decided to undertake a market review of the Board's independent director compensation program. In connection with this review, we retained Pearl Meyer & Partners, an independent compensation consultant, to assist us. The analysis conducted by our independent consultant included a review of board and committee retainers and meeting fees, equity awards and total direct compensation, which includes the value of all cash and equity awards. The independent compensation consultant conducted a competitive review of director pay levels and practices at peer companies as well as general industry trends concerning director compensation.

20 T. ROWE PRICE GROUP

We received a report from the independent consultant which indicated that the compensation approach for our independent directors is generally consistent with peer group practices except that our equity-based compensation for directors follows a fixed share guideline as opposed to a fixed value guideline. After consideration of the report we recommended, and the Board approved, a continuation of the existing fee structure for compensation of our non-employee directors for 2017, except for a change in our equity granting approach under which the annual Board of Directors equity grant will now be on a fixed value basis of $200,000 and the addition of a compensation retainer for our non-executive chair of the Board. See: “Compensation of Directors.”
Board Evaluations
In January 2017, we asked all Board members to reply to an anonymous evaluation questionnaire regarding the performance of the Board and its committees during 2016. Feedback from these questionnaires was supplemented by interviews of each independent director by our Lead Director. We discussed the results of the evaluations and interviews at our meeting on February 16, 2017, and provided a full report to the Board. We plan to continue to conduct evaluations and interviews each year and to periodically modify our procedures to ensure we receive candid feedback and are responsive to future developments and suggestions from our directors.
Board Leadership
The retirement by Mr. Rogers in 2017 provided to us an opportunity to assess our Board leadership and consider the best ways in which to transition that leadership in light of the elevation of Mr. Stromberg to the position of president and chief executive officer last year and the retirement of Mr. Rogers this year. Consistent with our Corporate Governance Guidelines, we considered all relevant circumstances and concluded it would be beneficial to the Company and its Board leadership for Mr. Rogers to remain available to the Company as the non-executive chair of the Board of Directors. This allows us to continue to benefit from the significant experience and leadership provided by Mr. Rogers. In his role as the non-executive chair, together with our president and chief executive officer, Mr. Stromberg, he will work closely with our lead director to provide leadership to our Board of Directors.
At the time of the decision for Mr. Rogers to continue as our non-executive chair we reviewed our Corporate Governance Guidelines with a view towards assessing the respective roles and responsibilities of the chair and the lead director. As a result of this review, the chair has the responsibility to do the following:

▪	lead the Board of Directors in collaboration with the lead director and preside at all meetings of the Board of Directors and stockholders;

▪	establish a schedule of and agenda for meetings of the Board in consultation with the lead director and after input from the president and chief executive officer;

▪	oversee the information provided to the Board at meetings and otherwise;

▪	chair any Executive Committee meetings of the Board;

▪	participate with the lead director in the recruitment of qualified directors;

▪	assist the Nominating and Corporate Governance Committee in the annual assessment of the performance of the Board and its members;

▪	be available for consultation with the president and chief executive officer and provide for appropriate management participation at Board meetings;

▪	respond on behalf of the Board to inquiries from stockholders in consultation with the lead director; and

▪	serve with the lead director as a public spokesman for the Board.
In addition to the duties described in the preceding sentence, the lead director has the responsibility to do the following:

▪	chair Board meetings at which the chairperson is not present;

▪	organize, schedule, chair, and develop topics for discussion at the executive sessions of the independent directors;

▪	act as a liaison between the independent directors and the chairperson, president and chief executive officer, and other management;

▪	be available for consultation with management;

▪	be available to the chief legal officer and respond as necessary to stockholder communications to the Board;

▪	participate in senior officer succession planning;

▪	lead the independent directors in the annual setting of goals for the president and chief executive officer and the annual performance review of the president and chief executive officer;

▪	assist the chairperson in the identification and orientation of new independent directors;

PROXY STATEMENT 2017 21

▪	participate in the appointment of committee chairs and members;

▪	be available as needed for consultation and communication with major shareholders; and

▪	serve as liaison and provide direction to any advisors and consultants retained by the independent directors.
Taking into account the enhanced roles and responsibilities of our lead director described above, we believe that the combination of a non-executive chairperson and a well-empowered lead director provides significant independent leadership of our Board of Directors. We also note that the Company has a strong independent Board, with more than three-quarters of the members independent under the NASDAQ Global Select Market standards. In addition, this Committee, the Audit Committee and the Compensation Committee are all comprised entirely of independent directors, and our chairperson and lead director, together with these Committees, have significant and meaningful responsibilities designed to foster critical oversight and good governance practices. We believe that our current structure is appropriate at this time and serves well the interests of the Company and its stockholders.
Director Orientation and Continuing Education and Development
When a new independent director joins the Board, we provide an orientation program for the purpose of providing the new director with an understanding of the operations and the financial condition of the Company as well as the Board's expectations for its directors. Each director is expected to maintain the necessary knowledge and information to perform his or her responsibilities as a director. To assist the directors in understanding the Company and its industry and maintaining the level of expertise required for the director, the Company will, from time to time and at least annually, offer Company-sponsored continuing education programs or presentations in addition to briefings during Board meetings relating to the competitive and industry environment and the Company's goals and strategies.
The Board has joined the National Association of Corporate Directors, which provides resources that help directors strengthen board leadership. Each director is encouraged to participate at least once every three years in continuing education programs for public-company directors sponsored by nationally recognized educational organizations not affiliated with the Company. The cost of all such continuing education is paid for by the Company. A Company sponsored in-house continuing education program was presented for the benefit of our directors in December 2016 by a representative from the National Association of Corporate Directors and was a follow up to a similar session that occurred in 2014. This program focused on the current environment for directors, the role of board and management and approaches to creating and sustaining effective board leadership and engagement. All of our directors participated in the program.
Director Qualifications and the Nominations Process
We believe that the nominees presented in this proxy statement constitute a Board with an appropriate level and diversity of experience, education, skills, and independence. We routinely consider whether additional independent directors should be added to the Board and may add new members in the future. In considering the need for additional independent directors, we consider any expected Board departures and retirements and factor succession planning for the Board members into our deliberations, with particular reference to specific skills and capabilities of departing Board members. While we continue to look for additional directors with diverse and relevant backgrounds, we are very pleased with our current complement of directors and the varied perspectives we believe they bring to the Board.
This committee supervises the nomination process for directors. We consider the performance, independence, diversity, and other characteristics of our incumbent directors, including their willingness to serve for an additional term, and any change in their employment or other circumstances in considering their re-nomination each year. In considering diversity, we consider diversity of background and experience as well as ethnic and other forms of diversity. We do not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather, consider it among the various factors relevant to any particular nominee. In the event that a vacancy exists or we decide to increase the size of the Board, we identify, interview and examine, and make recommendations to the Board, regarding appropriate candidates.
We identify potential candidates principally through suggestions from the Company's directors and senior management. The president and chief executive officer and other Board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders as described below.
In evaluating potential candidates, we consider independence from management, background, experience, expertise, commitment, diversity, number of other public board and related committee seats held, and potential conflicts of interest, among other factors, as well as take into account the composition of the Board at the time of the assessment. All candidates for nomination must:

▪	demonstrate unimpeachable character and integrity;

▪	have sufficient time to carry out their duties;

▪	have experience at senior levels in areas of expertise helpful to the Company and consistent with the objective of having a diverse and well-rounded Board; and

22 T. ROWE PRICE GROUP

▪	have the willingness and commitment to assume the responsibilities required of a director of the Company.
In addition, candidates expected to serve on the Audit Committee must meet independence and financial literacy qualifications imposed by the NASDAQ Global Select Market and by the SEC and other applicable law. Candidates expected to serve on this committee or the Compensation Committee must meet independence qualifications set out by the NASDAQ Global Select Market, and members of the Compensation Committee must also meet additional independence tests imposed by the NASDAQ Global Select Market. Our evaluations of Compensation Committee potential directors include, among other things, an assessment of a candidate's background and credentials, personal interviews, and discussions with appropriate references. Once we have selected a candidate, we present him or her to the full Board for election if a vacancy occurs or is created by an increase in the size of the Board during the course of the year, or for nomination if the director is to be first elected by stockholders. All directors serve for one-year terms and must stand for re-election annually.
Policy with Respect to the Consideration of Director Candidates Recommended or Nominated by
Stockholders
Recommendations
A stockholder who wishes to recommend a candidate for the Board should send a letter to the chairperson of this committee at the Company's principal executive offices providing (i) information relevant to the candidate's satisfaction of the criteria described above under “Director Qualifications and the Nominations Process” and (ii) information that would be required for a director nomination under Section 1.11 of the Company's Amended and Restated By-Laws. The committee will consider and evaluate candidates recommended by stockholders in the same manner it considers candidates from other sources. Acceptance of a recommendation does not imply that the committee will ultimately nominate the recommended candidate.
Proxy Access and Nominations
In late 2015, we adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials directors constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended By-Laws. Section 1.13 of Price Group's Amended and Restated By-Laws sets out the procedures a stockholder must follow to use proxy access. Section 1.11 of Price Group's Amended and Restated By-Laws sets out the procedures a stockholder must follow in order to nominate a candidate for Board membership outside of the proxy access process. For these requirements, please refer to the Amended and Restated By-Laws as of December 10, 2015, filed with the SEC on December 10, 2015, as Exhibit 3(ii) to a Current Report on Form 8-K.

Olympia J. Snowe, Chair
Mary K. Bush
H. Lawrence Culp, Jr.
Anne Marie Whittemore
Alan D. Wilson

PROXY STATEMENT 2017 23

Security Ownership of Certain Beneficial Owners and Management
Stock Ownership of 5% Beneficial Owners
To our knowledge, these are the following beneficial owners of more than 5% of our outstanding common stock as of February 24, 2017.

Name and Address	Amount and Nature of Beneficial Ownership			Percent of Class
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	15,990,019	shares	[1]	6.61%

State Street Corporation
State Street Financial Center
One Lincoln Street
Boston, MA 02111	14,735,542	shares	[2]	6.09%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	17,532,622	shares	[3]	7.25%

[1]
Based solely on information contained in a Schedule 13G/A filed with the SEC on January 26, 2017, by BlackRock, Inc. Of the 15,990,019 shares beneficially owned, BlackRock, Inc. has sole power to vote or direct the vote of 13,722,542 shares and sole power to dispose or to direct the disposition of 15,990,019 shares.

[2]
Based solely on information contained in a Schedule 13G filed with the SEC on February 6, 2017, by State Street Corporation. State Street Corporation has shared power to vote or direct the vote and shared power to dispose or direct the disposition of 14,735,542 shares.

[3]
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2017, by The Vanguard Group. Of the 17,532,622 shares beneficially owned, The Vanguard Group has sole power to vote or direct the vote of 383,708 shares, sole power to dispose or to direct the disposition of 17,110,156 shares, shared power to vote or direct the vote of 43,239 shares, and shared power to dispose or to direct the disposition of 422,466 shares.

24 T. ROWE PRICE GROUP

Stock Ownership of Management
The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, February 24, 2017, by (i) each director and each nominee for director, (ii) each person named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Share amounts and percentages shown for each individual or group in the table assume the exercise of all stock options exercisable by such individual or group within 60 days of the record date and the settlement of restricted stock units that are vested or will vest within 60 days of the record date. Except as otherwise noted, all shares are owned individually with sole voting and dispositive power.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class[1]
Christopher D. Alderson	639,097	[2]	*
Mark S. Bartlett	16,400	[3]	*
Edward C. Bernard	1,966,235	[4]	*
Mary K. Bush	15,480	[5]	*
H. Lawrence Culp, Jr.	17,121	[6]	*
Dr. Freeman A. Hrabowski, III	67,907	[7]	*
Robert F. MacLellan	56,113	[8]	*
Kenneth V. Moreland	249,665	[9]	*
Brian C. Rogers	3,094,586	[10]	1.3%
Olympia J. Snowe	11,939	[11]	*
William J. Stromberg	1,271,032	[12]	*
Dwight S. Taylor	29,761	[13]	*
Eric L. Veiel	231,412	[14]	*
Anne Marie Whittemore	63,414	[15]	*
Sandra S. Wijnberg	31	[16]	*
Alan D. Wilson	7,189	[17]	*

Directors and All Executive Officers as a Group (20 persons)	8,753,810	[18]	3.6%

[1]	Beneficial ownership of less than one percent is represented by an asterisk (*).

2	Includes 298,898 shares that may be acquired by Mr. Alderson within 60 days upon the exercise of stock options and 262,000 shares held by a member of Mr. Alderson's family.

[3]	Includes 2,600 unvested restricted stock awards.

[4]
Includes (i) 133,196 shares that may be acquired by Mr. Bernard within 60 days upon the exercise of stock options, (ii) 279,463 shares held in a family trust, (iii) 60,500 shares held by a member of Mr. Bernard's family, and (iv) 858,842 shares held by trusts for which Mr. Bernard is a trustee and disclaims beneficial ownership. Neither he nor any member of his family has any economic interest in the trusts described in (iv).

[5]	Includes 2,600 unvested restricted stock awards and 12,880 vested stock units that will be settled in shares of the Company's common stock upon Ms. Bush's separation from the Board.

[6]
Includes (i) 8,700 shares that may be acquired by Mr. Culp within 60 days upon the exercise of stock options, (ii) 1,123 shares held in a family trust and foundation, (iii) 884 shares held by a family member's trust, and (iv) 2,064 shares held by a limited liability company in which Mr. Culp has an interest and disclaims beneficial ownership.

[7]
Includes (i) 26,008 shares that may be acquired by Dr. Hrabowski within 60 days upon the exercise of stock options, (ii) 4,751 vested stock units that will be settled in shares of the Company's common stock upon Dr. Hrabowski's separation from the Board, and (iii) 37,148 shares held by a member of Dr. Hrabowski's family.

[8]
Includes 51,268 shares that may be acquired by Mr. MacLellan within 60 days upon the exercise of stock options and 4,845 vested stock units that will be settled in shares of the Company's common stock upon Mr. MacLellan's separation from the Board.

[9]	Includes 153,897 shares that may be acquired by Mr. Moreland within 60 days upon the exercise of stock options.

[10]
Includes (i) 541,479 shares that may be acquired by Mr. Rogers within 60 days upon the exercise of stock options, (ii) 200,000 shares held by a member of Mr. Rogers' family, and (iii) 150,000 shares held in a family trust in which Mr. Rogers disclaims beneficial ownership.

PROXY STATEMENT 2017 25

[11]	Includes 2,639 stock units that are vested, or will vest within 60 days, and will be settled in shares of the Company's common stock upon Ms. Snowe's separation from the Board.

[12]
Includes (i) 312,372 shares that may be acquired by Mr. Stromberg within 60 days upon the exercise of stock options, (ii) 400,000 shares held by a limited liability company in which Mr. Stromberg has an interest, and (iii) 96,000 shares held in a family trust for which Mr. Stromberg disclaims beneficial ownership.

[13]	Includes 28,561 stock units that are vested, or will vest within 60 days, and will be settled in shares of the Company's common stock upon Mr. Taylor's separation from the Board.

14	Includes 187,761 shares that may be acquired by Mr. Veiel within 60 days upon the exercise of stock options and 9,120 unvested restricted stock awards.

[15]
Includes 41,630 shares that may be acquired by Ms. Whittemore within 60 days upon the exercise of stock options and 10,899 stock units that are vested, or will vest within 60 days, and will be settled in shares of the Company's common stock upon Ms. Whittemore's separation from the Board.

16	Includes 31 vested stock units that will be settled in shares of the Company's common stock upon Ms. Wijnberg's separation from the Board.

[17]	Includes 7,189 stock units that are vested, or will vest within 60 days, and will be settled in shares of the Company's common stock upon Mr. Wilson's separation from the Board.

[18]
Includes (i) 2,138,277 shares that may be acquired by all directors and executive officers as a group within 60 days upon the exercise of stock options, (ii) 63,346 unvested restricted stock awards held by certain directors and executive officers, (iii) 71,796 stock units held by eight of the non-employee directors that are vested and will be settled in shares of the Company's common stock upon their separation from the Board, and (iv) 2,512,305 shares held by family members, held in family trusts or limited liability companies of certain executive officers and held by trusts in which certain executive officers are trustees.

Section 16(a) Beneficial Ownership Reporting Compliance
We believe that in 2016 our directors and officers timely complied with the requirements of Section 16(a) of the Securities Exchange Act to report ownership, and transactions which change ownership, of our common stock.
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis (CD&A) provides an overview and analysis of our executive compensation philosophy and addresses the principal elements used to compensate our executive officers. In this section, we address the 2016 compensation determinations and the rationale for those determinations for our named executive officers (NEOs), who are listed in the Summary Compensation Table on page 42. This CD&A should be read together with the compensation tables that follow this section.
Executive Summary
Our compensation programs recognize and reward performance, with a focus on rewarding the intermediate and long-term achievements of our NEOs, as measured by a number of factors, including (i) the financial performance and financial stability of Price Group, (ii) the relative investment performance of our mutual funds and other investment portfolios, and (iii) the performance of our NEOs against the corporate and individual goals and objectives established at the beginning of the year. Our compensation programs are also designed to reward for other important contributions to our success, including corporate integrity, service quality, customer loyalty, risk management, corporate reputation, and the quality of our team of professionals and collaboration within that team.
The majority of the compensation earned by our NEOs over the last three years is performance-based and includes a material equity component, thereby ensuring that the compensation earned by our NEOs is dependent on the Company's annual and longer-term performance as well as our stock price. To further our compensation philosophy, in 2016, we moved away from stock options for our NEOs to granting all equity incentive value in the form of performance-based restricted stock units. This structure of compensation aligns the award decisions made for each NEO with the long-term interests of our stockholders. The compensation elements earned by our president and chief executive officer and other NEOs this year, as illustrated below, reflects this compensation philosophy. Fixed pay, in the form of base salary comprises a much smaller portion of overall compensation, and performance-based remuneration, in the form of annual cash incentives and long-term equity awards, represents the most significant portion.

26 T. ROWE PRICE GROUP

2016 PERFORMANCE HIGHLIGHTS
Each year, we identify both long-term and short-term goals and objectives that are designed to promote a team-oriented structure that operates in the best interests of our clients, associates, and stockholders. Our 2016 goals and objectives can be summarized into four themes: perform for our clients, invest in our people, enhance our global capabilities and infrastructure, and deliver and grow operating results and maintain financial strength. Our performance against our 2016 goals and objectives is as follows:
Perform for our Clients
▪Investment performance relative to our peers has been strong over the longer term. The percentage of our Price Funds across their share classes that outperformed their comparable Lipper averages on a total return basis and percentage in top Lipper quartile for the one-, three-, five-, and 10-years ended December 31, 2016 were:

	1 year	3 years	5 years	10 years
US Equity	51%	93%	100%	94%
International Equity	76%	81%	77%	90%
Fixed Income	46%	63%	46%	68%
Asset Allocation	49%	97%	95%	94%
All Price Funds (across their share classes)	53%	84%	80%	86%

Price Funds in Top Lipper Quartile	26%	39%	54%	55%

▪	Nearly 86% of our rated Price Funds’ assets under management ended the year with an overall rating of four or five stars from Morningstar.

▪	The performance of our funds and institutional strategies against benchmarks weakened in 2016 in a challenging year for active investment management, but remains very competitive over longer periods.

▪
We continued to expand our investment offerings and capabilities in 2016 for individual and institutional investors with new equity and fixed income strategies, and the launch of new investment vehicles to support evolving client demand. We introduced four new equity funds, including three that use a quantitative management style and the Global Consumer Fund. We also added a new fixed income fund, the Total Return fund, and one new money market fund in 2016. We added an I-Class share to additional existing Price Funds and launched our suite of open ended investment company funds for distribution through UK intermediaries.

▪	Our client service ratings all across our distribution channels remain high and generally above industry benchmarks.

▪
We resolved the Dell appraisal rights matter in 2016. We paid certain of our clients $166.2 million to compensate them for the denial of their appraisal rights in connection with the 2013 leveraged buyout of Dell. We made claims with our insurance carriers, and on December 30, 2016, entered into an agreement to recover $100 million for coverage of this claim. As of Remaining insurance claims filed with respect to this matter that could result in an additional recovery of up to $50 million were pending as of December 31, 2016.

PROXY STATEMENT 2017 27

Invest in our People

▪	We continued to strengthen and build more depth in our teams by hiring highly qualified professionals around the globe. We increased the number of investment professionals by 2.4% in 2016 and added to our sales, client service, and marketing teams across the globe. Our total headcount at December 31, 2016, increased 5.5% from the end of 2015 to 6,329 associates.

▪
We completed the transition of William J. Stromberg to his current role as president and chief executive officer, broadened the management committee with several new appointments, and transitioned new leaders in our asset allocation, human resources and technology business units.

▪
We planned and announced Brian C. Rogers' retirement as Chief Investment Officer (CIO) and his continuation on our Board of Directors as the non-executive chair. We named the following six senior investment leaders as CIOs to represent the firm's broad investment platform: Henry M. Ellenbogen will be CIO, U.S. Equity Growth; David R. Giroux will be CIO, U.S. Equity Multi-Discipline; John D. Linehan will be CIO, U.S. Equity Value; Robert W. Sharps will be Group CIO, with responsibility for coordinating the activities of the team; Justin Thomson will be CIO, International Equity; and Mark J. Vaselkiv will be CIO, Fixed Income.

▪	We are nearing completion of the integration of our operations functions into the distribution teams which they support to enhance end-to-end accountability.
Enhance our Global Capabilities and Infrastructure

▪
We developed and began executing on strategic initiatives that are designed to strengthen our long-term competitive position and can be categorized into three broad areas: introducing new investment strategies and vehicles, enhancing client engagement capabilities in each of our distribution channels, and strengthening our technology platform to improve client experiences and achieve long-term cost efficiencies.

▪
We continue the build out of our sales and client service teams across channels and geographies. Despite the difficult sales environment for active investment managers, initial results showed good early progress.

▪	We continued the transition of certain fund accounting and portfolio recordkeeping systems to BNY Mellon while maintaining above-target quality rates over the first-year of the relationship.

▪	We continued to deepen and broaden our enterprise risk management infrastructure and governance in the face of increasing regulation and business complexity.

▪	Most of these initiatives required up-front investments and expense which impacted our net financial performance.
Deliver and Grow Operating Results and Maintain Financial Strength

▪
In 2016, headwinds from the industry trend towards passive investing and the impact from our own closed strategies due to investment capacity constraints, continued to limit our organic growth as we experienced net cash outflows of $2.8 billion. Market appreciation and income, net of distributions not reinvested, added $50.5 billion to our assets under management, which ended 2016 at $810.8 billion. Average assets under management increased 1.3%, as most of the equity market gains occurred late in the year. Accordingly, our 2016 net revenue increased just .5% over 2015. Our operating margin decreased as we continued to invest in strategic initiatives despite relatively flat net revenues. Our operating expenses also include a nonrecurring charge, net of insurance recovery, of $66.2 million associated with the resolution of the Dell appraisal rights matter. We returned a significant amount of cash to stockholders in the form of recurring dividends and share repurchases.

28 T. ROWE PRICE GROUP

▪	Our operating results have increased significantly over the last five years. Results for 2016 in comparison to the prior two years, and in comparison to 2011, are as follows:

	Assets Under Management	Net Revenue	Net Operating Income	Operating Margin	Net Income Attributable to TRPG	Diluted Earnings per Share	Cash Returned to Stockholders
	(in billions)	(in billions)	(in billions)		(in billions)		(in billions)

2016	$810.8	$4.2	$1.7	41%	$1.2	$4.75	$1.2

2015	$763.1	$4.2	$1.9	45%	$1.2	$4.63	$2.0

2014	$746.8	$4.0	$1.9	47%	$1.2	$4.55	$.9

2011	$489.5	$2.7	$1.2	45%	$.8	$2.92	$.8

▪	Our retirement date portfolios continue to grow, and now represent 23.3% of our total assets under management.

▪
Our overall financial condition remains very strong, as we finished the year with $5.0 billion of stockholders' equity, $1.9 billion of cash and discretionary sponsored portfolio fund holdings, and no debt. We also maintained redeemable seed capital investments in sponsored investment portfolios of $1.3 billion at December 31, 2016.

▪
We increased our annual recurring dividend for the 30th consecutive year, by 3.8%. The average increase in our annual recurring dividend has been 14.1% over the last 10 years. We expended $676.9 million to repurchase 10 million shares, or 4% of our outstanding common stock, in 2016. Dividends and stock repurchases will vary from year to year depending upon our financial performance and liquidity, market conditions and other relevant factors.

EXECUTIVE COMPENSATION PRACTICES
At the 2016 annual meeting, our stockholders had the opportunity to cast a non-binding advisory vote on the compensation of the NEOs. Nearly 95% of the shares voted at the meeting approved the compensation paid to our NEOs. The Compensation Committee welcomed this feedback and considers it supportive of our approach to base a significant portion of the compensation received by our executive officers, including our NEOs, on the long-term performance of the company. The Compensation Committee continues to implement and maintain practices in our compensation programs and related areas that reflect responsible corporate governance and compensation practices. These practices include the following:

	Practices We Use		Practices We Don't Allow
✓	We have all independent directors serve on the Compensation Committee, promoting full engagement by the Board of Directors on executive compensation matters.	✗	We do not allow executives or independent directors to short sell the Company stock or hedge to offset a possible decrease in the market value of Company stock held by them.

✓
We maintain significant stock ownership and retention requirements for our independent directors, NEOs, and other members of senior management. Our NEOs maintain stock ownership levels well in excess of requirements.
		✗	We do not have severance agreements or change-in-control agreements with any of our executive officers.

✓	We place primary emphasis on variable compensation, including long-term equity incentive compensation.	✗	We generally do not provide tax gross-ups, other than in the case of certain relocation benefits, consistent with our relocation policy.

✓	We award restricted stock units that are subject to a performance-based vesting threshold with a twelve-month performance period.	✗	We only use employment contracts for executive officers outside the United States where basic employment terms customarily are confirmed in writing.

PROXY STATEMENT 2017 29

	Practices We Use		Practices We Don't Allow
✓
We have double-trigger vesting acceleration of awards granted under our 2012 Long-Term Incentive Plan (2012 Incentive Plan) in the event we are acquired or taken over by another company. See page 40 for additional detail on our post-employment payments.
		✗	We do not pay dividends on unearned performance-based restricted stock units.

✓	We engage an independent compensation consultant who only provides services to the Compensation Committee and has no other ties to the Company or its management.	✗	We prohibit, through our equity incentive plans, the repricing or exchange of equity awards without stockholder approval.

✓	We have in place a comprehensive risk management program designed to identify, evaluate, and control risks, and our compensation and stock ownership programs work within this risk management system.	✗	We do not have any supplemental retirement benefits and do not provide significant perquisites and other personal benefits to our executives officers.

✓	We have in place for executive officers a recoupment policy for incentive compensation in the event of a material restatement of our financial results within three years of the original reporting.
Executive Compensation Philosophy and Objectives
Our NEO compensation programs are designed to satisfy two core objectives:

▪	attracting and retaining talented and highly skilled management professionals with deep experience in investments business leadership, and client service; and

▪
maintaining a close commonality of interests between our management professionals and our stockholders by fostering a prudent approach to corporate performance and the control of risk in the enterprise, and linking their total compensation to our long-term success.

We strive to maintain outstanding performance within the investment management and financial services industries. Success in these sectors requires the leadership of experienced managers with extensive and specialized training and expertise. There is significant competition for available talent. This environment places an emphasis on retaining our current executive leadership, as well as our investment professionals and other key employees, in order to maintain our strong investment and client service performance and further develop our next generation of leaders from within the Company's ranks. We believe a focus on developing our executive leadership from within enhances our long-term stability and performance and is a significant benefit to our stockholders. Each of our NEOs is a key resource, and over many years with us they have developed as a cohesive, complementary, and effective management team. It is imperative that our NEO compensation program remains responsive to the current environment and is competitive in comparison to peer companies and other available investment-oriented opportunities.
We believe that NEO compensation should be straight-forward, goal-oriented, longer-term focused, transparent, and consistent with the interests of our stockholders. In addition, NEO compensation should be linked directly to our overall corporate performance and positioning, as well as our success in achieving our long-term strategic goals.

KEY ELEMENTS OF 2016 NEO COMPENSATION
Our compensation program consists primarily of three elements: base salary, annual cash incentive compensation, and long-term equity incentive awards. By design, a significant portion of NEO compensation is performance-based, which ties their pay to the performance of the Company and to their individual performance. There is no pre-established formula for the allocation between cash and non-cash compensation and between short-term and long-term compensation. Instead, each year the Compensation Committee determines, in its discretion, the appropriate level and mix of short-term and long-term incentive compensation for our NEOs to reward shorter-term performance and to encourage sustained commitment to our long-term strategic goals. The key features and purpose of the primary compensation elements are detailed in the table below.

30 T. ROWE PRICE GROUP

Element	Key Features	Purpose
Salary
▪
Fixed annual cash amount.

▪
Salary paid to our most senior personnel in the U.S. has been capped at $350,000 since 2005.

▪
Mr. Alderson's salary has been capped at £225,000 since 2001. His salary increased to £240,000 on January 1, 2017.

▪
Intended to represent a smaller component of total compensation, so that the substantial majority of NEO compensation is dependent on performance-based annual incentives as well as equity long-term incentives.

Annual Incentive Cash Pool (AICP)
▪
Administered solely by the Compensation Committee.

▪
The AICP is part of the Company's overall bonus pool, in which nearly all employees participate.

▪
The AICP sets an aggregate maximum bonus pool available to the NEOs and other executive officers that is based entirely on the financial performance of the Company in the current fiscal year. The Committee annually determines the maximum percentage of the total bonus pool set by the AICP that can be awarded to each NEO.

▪
Actual bonus amounts awarded to each NEO are based on our financial performance, performance relative to annual goals and objectives, and the responsibilities, individual performance, and contributions of each NEO.

▪
Actual amounts awarded to each NEO by the Compensation Committee are typically significantly less than the maximum amount determined under the plan.

▪
Designed to provide structure for incentive compensation and, coupled with the use of discretion by the Compensation Committee, aligns cash compensation of the NEOs and other senior management to the annual performance of the Company.

▪
Motivates our NEOs and other senior management to achieve goals and objectives that are consistent with an overall strategy to manage the Company toward attainment of certain long-term objectives.

▪
Provides competitive compensation to attract and retain diverse high-quality talent.

Long-term Equity Incentives
▪
Represents a material portion of the NEO's total compensation.

▪
The value of the grant awarded to each NEO is based on the relative levels of corporate management and functional responsibility, individual performance relative to goals and objectives, and future long-term contributions.

▪
In 2016, long-term equity incentive values were granted to NEOs in the form of performance-based restricted stock unit awards.

▪
All grants were awarded at regularly scheduled meetings of the Committee.

▪
The number of performance-based restricted stock units an NEO can earn can range from 0-100% of the total units granted and is based on an operating margin performance metric that is measured over a twelve-month performance period.

▪
The total earned units vest ratably at a rate of 20% per year starting in December of the year following the year of grant.

▪
Creates strong alignment of the financial interests of our NEOs directly to long-term performance of our Company, as measured by our relative profitability and stock price.

▪
Provides a significant incentive to our NEOs and other senior management to protect and enhance stockholder value.

▪
Motivates our NEOs and other senior management to focus on long-term performance and profitability.

▪
Performance-based restricted stock units enhance the link between compensation and performance.

▪
Provides competitive compensation to attract and retain diverse high quality talent.

PROXY STATEMENT 2017 31

Annual Incentive Compensation Pool
The Annual Incentive Compensation Pool is determined by annual performance of the Company and permits bonuses paid to our NEOs to qualify for a federal income tax deduction under Section 162(m) of the Internal Revenue Code. The maximum bonus pool under the Annual Incentive Compensation Pool is an amount equal to 6% of the first $50 million of “adjusted earnings,” plus 8% of the amount by which “adjusted earnings” exceed $50 million. Adjusted earnings is defined as income before taxes as reflected in our audited consolidated statements of income, adjusted to exclude certain extraordinary, unusual, or nonrecurring items, any charge relating to goodwill, and the effect of changes in accounting policy.
The amounts awarded under the Annual Incentive Compensation Pool are considered to be part of the overall annual bonus program in which nearly all of the employees of the Company are eligible to participate. The size of the Company's total annual bonus pool is determined by the Compensation Committee and Management Compensation Committee and is based on the Company's financial, reputational, and operational success over time, with a focus on valuing performance that serves the needs of our clients and the best long-term interests of our stockholders. Multiple years are considered to determine relevant performance and the size of the bonus pool, which helps keep our employees focused on long-term performance for our clients and stockholders and reduces in some respects the year-to-year volatility of the aggregate pool. In addition, we also consider the Company's investment performance and service quality for clients, progress toward stated objectives relating to the Company's long-term strategies, and the need to remain competitive to retain our key personnel.
Compensation Committee's Use of Discretion
In the past, the Compensation Committee has exercised negative discretion to pay significantly less than the maximum amount available to the NEOs under the Annual Incentive Compensation Pool. The Compensation Committee believes that discretion is a critical feature of the Company’s executive compensation program. While the Compensation Committee uses financial and other metrics to set the maximum amount of the bonus pool and as a factor in the evaluation of the performance of our senior executives, our business is dynamic and requires us to respond rapidly to changes in market conditions and other factors outside our control that impact our financial performance. The Compensation Committee believes that a rigid, formulaic program based strictly on metrics could have unintended consequences such as encouraging executives to place undue focus on achieving specific metrics at the expense of others. In addition, formulaic compensation would not permit adjustments based on factors beyond the control of our executives as well as relative performance in relation to market conditions and less quantifiable factors such as recognition of key individual achievements. Discretion also allows the Compensation Committee to fully consider the overall performance of our executives, and it allows the Compensation Committee to maintain alignment between the bonus amounts paid to the NEOs and the bonus amounts paid to other senior personnel of the Company.
Long-Term Equity Incentives
We believe that our long-term equity compensation program is a significant factor in maintaining a strong correlation between the compensation of our top managers and professionals, including our NEOs, and the long-term interests of our clients and stockholders.
Our approach to long-term equity compensation and the use of time-based and performance-based stock awards (e.g., stock options, restricted stock or restricted stock units) has varied over the years and is adjusted to respond to market conditions and current compensation practices and objectives. Over the last few years prior to 2016, our program provided each participant, including our NEOs, with awards that were roughly evenly weighted in fair value between stock options and restricted stock units, or performance-based restricted stock units for our NEOs. For our 2016 equity compensation program, we moved away from stock options to granting equity incentive value in the form of restricted stock units, and in the case of our NEO's, performance-based restricted stock units. The use of performance-based stock awards has become more prevalent in recent years among many of our competitors as they offer a more stable long-term incentive for the recipient. We may alter our usage and mix of specific equity award types in the future as long-term business needs or market prevalence changes.
We have for a number of years made our equity grants in two tranches consisting generally of equal or nearly equal grants in February and September. For 2017, we plan to change this to an annual grant cycle in December to more closely align our equity incentive grants to the timing of our annual bonus and other compensation decisions.
Over time, equity compensation is intended to represent a material portion of the NEO's total compensation. As mentioned, the equity award value is meant to be a long-term reflection of the value added by the individual as well as their potential for future contributions to the Company. The total equity award value granted may not significantly increase for a NEO from year to year based on an evaluation of the individual's performance and an assessment of a NEO's relevant compensation positioning versus market peers in similar roles. Further, the ultimate value realized by the NEO fluctuates with the Company's market price, thus aligning NEO pay with stockholder interests.

32 T. ROWE PRICE GROUP

RISK MANAGEMENT AND THE ALIGNMENT OF MANAGEMENT WITH OUR STOCKHOLDERS
In determining the structure of our executive compensation program and the appropriate levels of incentive opportunities, the Compensation Committee considers whether the program rewards reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to manage risk and protect stockholder returns. While the design of our executive compensation program is primarily performance-based, we believe that it does not encourage excessive risk-taking. Ongoing and active discussions with management regarding progress on short- and long-term goals enables informed decisions while avoiding the risks that can be associated with managing short-term results to achieve pre-determined formulaic outcomes.
Our executive compensation program is designed to provide officers with appropriate incentives to create long-term value for stockholders while taking thoughtful and prudent risks to grow the value of the Company over time. We believe that our equity program as well as our stock ownership guidelines and the very significant stock ownership of our senior NEOs create important linkages between the financial interests of our executives and the long-term performance of the Company and mitigate any incentive to disregard risks in return for potential short-term gains. In addition, the Company has in place a robust risk management program designed to identify, evaluate, and control risks. Through this program, we take a company-wide view of risks and have a network of systems and oversight to ensure that risks are not viewed in isolation and are appropriately controlled and reported, including a system of reporting to the chief executive officer, the Audit Committee, and the full Board of Directors. We believe that our compensation and stock ownership programs work within this risk management system.
Process for Determining Executive Compensation
The Compensation Committee has established a comprehensive process for: reviewing our executive compensation program design to ensure that our program is aligned to our philosophy and objectives, establishing goals and objectives to assess performance against, and ultimately setting compensation for the NEOs and other senior executives. The table below summarizes the actions taken by the Compensation Committee throughout the 2016 year. Our equity incentive grant activity will move to the fourth quarter in 2017.

First Quarter	Second Quarter
▪
Discuss the Company's strategic imperatives and related goals and objectives for the year.

▪
Designate participants in AICP and set each NEO's maximum payout percentage.

▪
Approve the first half of the semi-annual equity grants, including performance-based restricted stock units.

▪
Define the performance metric and performance period for restricted stock units granted to our executive officers as part of the annual equity incentive program.

▪
Certify prior year financial results for payout of the AICP and determine whether performance thresholds on prior year restricted stock units have been met.

▪
Review our compensation governance practices.

▪
Assess progress against the Company's strategic imperatives and related goals and objectives for the year.

▪
Review the Company's current year-to-date performance, including financial, investment, and client service performance.

▪
Consider with members of the Management Compensation Committee the potential funding size of the overall annual bonus pool.

PROXY STATEMENT 2017 33

Third Quarter	Fourth Quarter
▪
Review with management and our independent compensation consultant the external trends in both the investment management industry and more broadly, regulatory and other developments affecting executive compensation.

▪
Assess progress against the Company's strategic imperatives and related goals and objectives for the year.

▪
Review the Company's current year-to-date performance, including financial, investment, and client service performance.

▪
Consider with members of the Management Compensation Committee the potential funding size of the overall annual bonus pool.

▪
Approve the second half of the semi-annual equity grants, including performance-based restricted stock units.

▪
Consider stockholder and proxy advisor feedback in connection with our say-on-pay vote results.

▪
Review peer group compensation data provided by the Management Compensation Committee and survey data provided by McLagan Partners.

▪
Evaluate the Company's performance against its goals and objectives.

▪
Evaluate executive officer performance against goals and objectives of their respective roles, with input from the president and chief executive officer for certain other executive officers.

▪
Approve the size of the Company's overall annual bonus pool and determine the annual incentive cash pool payout to each NEO and other AICP participants.

▪
Consider with the members of the Management Compensation Committee the size and parameters of the following year's equity incentive program.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT
Frederic W. Cook & Co., Inc. (FW Cook) serves as the Compensation Committee's independent compensation consultant. The Committee benefits from FW Cook's broad experience in advising compensation committees, its in-depth understanding of investor perspectives on compensation, its long experience in working with the Compensation Committee, and its detailed familiarity with our compensation programs and policies and those in the financial services industry. The Compensation Committee periodically reviews its relationship with FW Cook and continued appointment as the Committee's independent consultant.
FW Cook provides the Compensation Committee with information about the competitive market for senior management in the investment management and financial services industries and compensation trends across industries generally. A representative from FW Cook attended and made a presentation to the Compensation Committee on these matters at a meeting in September 2016. FW Cook also provides guidance and assistance to the Compensation Committee as it makes its compensation decisions, either directly to the full Compensation Committee or through conversations with the Committee's chairman. FW Cook has not provided any services to the Company other than those it provides to the Compensation Committee in its role as independent consultant. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that the work performed by FW Cook does not raise any conflicts of interest.
Many of our key competitors are not publicly traded or are subsidiaries of larger companies. These competitors generally do not make public the compensation data of their top executive officers. The Compensation Committee receives input from the chief executive officer and other senior executive officers of the Company regarding competitive compensation data, including access to information provided by McLagan Partners to assist senior management in formulating compensation programs and levels for our senior officers who are not NEOs. McLagan Partners has an extensive database on compensation for most investment management companies, including private companies for which information is not otherwise generally available. McLagan summarizes data by role across multiple companies without specifically identifying information for a particular company. The Compensation Committee uses the summary information from McLagan for a reasonable estimation of compensation levels in the industry for persons with specific roles relevant to our business (e.g., portfolio manager, analyst, client service manager, etc.). Relevant portions of this information are shared by executive management with the Compensation Committee. McLagan Partners is retained by the Management Compensation Committee, not by the Compensation Committee, and does not act as a compensation consultant to the Compensation Committee.

34 T. ROWE PRICE GROUP

COMPETITIVE POSITIONING
The Compensation Committee periodically reviews competitive data regarding compensation at peer companies in the investment management industry. We do not benchmark compensation levels to fall within specific ranges compared to selected peer groups in the asset management and financial services industry. Instead, we use the information developed by management using proxy data for peer group companies and survey data provided by McLagan Partners about the competitive market for senior management to gain a general understanding of current compensation practices and to assist in the development of compensation programs and setting compensation levels for our senior executives. In this regard, the Compensation Committee reviewed compensation data for a competitive group comprised of the nine asset management companies listed below:

Affiliated Managers Group, Inc.	Eaton Vance Corp.	Invesco Ltd.
AllianceBernstein L.P.	Federated Investors, Inc.	Janus Capital Group, Inc.
BlackRock, Inc.	Franklin Resources, Inc.	Legg Mason, Inc.

The companies making up the peer group listed above were selected because they are public company traditional asset managers with significant assets under management. The Compensation Committee continuously reviews the composition of this peer group to analyze our executive compensation program and determine whether any changes should be made. In addition to specific information on these companies, the Compensation Committee reviewed aggregated summary compensation data based on information from surveys that include some of the peer companies listed above as well as other public and non-public companies with which we compete for executive talent, including the Capital Group Companies Inc., Fidelity Investments, Goldman Sachs Group Inc., JPMorgan Chase, MFS Investment Management, Oppenheimer & Co. Inc., Pacific Investment Management Company LLC., Putnam Investments, The Vanguard Group Inc., Wellington Management Company LLP, and Western Asset Management Co.
In light of our overall performance in 2016, the Compensation Committee believes that the compensation paid to our president and chief executive officer and other NEOs is reasonable in relation to the compensation paid by our peer companies both on an absolute basis and in comparison to relevant financial performance metrics.
2016 Compensation Decisions
Given our shared and collaborative leadership structure, the Compensation Committee considered when setting the compensation in 2016 the collective contribution of the NEOs to the Company's strategic imperatives as highlighted in the executive summary to this CD&A as well as their contributions to the related annual goals and objectives described below. The Compensation Committee considered each NEO's individual contributions to the achievement of these and longer-term goals and objectives of the Company and the NEO's individual performance related to their functional responsibilities. The Compensation Committee also looked to maintain reasonable alignment between the compensation of the NEOs and other senior personnel in order to retain talent and maintain an internally consistent compensation environment.

BASE SALARY
Each of our NEOs based in the U.S. was paid a base salary of $350,000 for 2016. This level of base salary is consistent with the base salary paid to our most senior personnel and has not changed since 2005. Mr. Alderson is based in the U.K. and was paid a base salary of £225,000 in 2016.

INCENTIVE COMPENSATION
At the beginning of each year, the Compensation Committee identifies goals and objectives for the NEOs and other senior management for the upcoming year. Performance relative to these goals guides our cash and equity incentive programs. Some of the objectives are relatively consistent from year-to-year, while others will vary depending upon the initiatives that will be undertaken in that year. Accordingly, some of the goals are longer term in nature and others are specifically focused on annual or other short-term objectives. All are designed to promote a team-oriented structure that operates in the best interests of clients, associates, and stockholders. Taking into account the unique challenges of an investment management firm, goals and objectives are intended to optimize management's effectiveness in managing factors within its control, while positioning the Company to successfully navigate market volatility and other external factors beyond management's control.
Long-term goals that apply every year include the objective to recruit, develop, and retain diverse associates of the highest quality while creating an environment of collaboration among employees and appropriately rewarding individual achievements and initiatives. This focus on our associates is intended to create a combination of talent, culture, and processes that will allow us to achieve superior investment results, market our products effectively, and deliver superior service on a global basis. Specific

PROXY STATEMENT 2017 35

goals and objectives established for 2016, and against which performance of our NEOs was judged at year-end, consisted of the following:
Perform for our Clients

▪	Sustain strong long-term investment results and competitiveness of our investment strategies.

▪	Expand and enhance our investment capabilities and products to meet evolving client demands, while managing investment capacity.

▪	Maintain our reputation for integrity, as well as our positive brand image and competitive name awareness.
Invest in our People

▪	Attract, develop, and retain top senior leadership and investment talent, and plan for management succession.

▪	Continue to develop human talent capabilities, attract, and retain a collaborative and diverse workforce, and enhance internal communications.
Enhance our Global Capabilities and Infrastructure

▪	Create enterprise culture, environment, and organizational capabilities to position the firm for long-term success.

▪	Ensure that our global investment operating model, capabilities, and processes continue to evolve to be successful on a larger scale.

▪	Sustain and enhance our diversified distribution strategy and capabilities to support long-term organic growth.

▪	Continue appropriate investment to enhance our organizational, systems, and risk management capabilities to effectively manage the increasing scope and complexity of our business in a global context.
Deliver and Grow Operating Results and Maintain Financial Strength

▪
Manage our financial position and financial performance to protect and benefit our clients, associates, and stockholders, striking a balance between short-term financial results and the need to continuously invest in long-term capabilities.

In assessing the performance of our NEOs during 2016, the Compensation Committee considered the performance against these objectives, as highlighted in the executive summary to this compensation discussion and analysis on page 26, and their individual performance, as outlined below.
Individual Performance Considerations
In addition to the Company's performance highlighted in the executive summary on page 26, the Compensation Committee considered the following individual contributions when setting 2016 compensation for each of the NEOs.

Name	Compensation Committee Considerations
William J. Stromberg
Role Considerations
▪
Leadership, responsibility, and performance in first year as chief executive officer, and chair of our Management Committee and Management Compensation Committee.
Individual Achievements
▪
Broadened the Management Committee with several new appointments, transitioned new leaders into the Equity, Asset Allocation, Human Resources and Technology functions, and also led the implementation of Brian Rogers’ retirement announcement, including the naming of six successor CIOs.

▪
Led the development and implementation of a new integrated enterprise strategy. This included changes to the firm’s operating model and organizational structure to more effectively execute on the new strategic initiatives and ongoing operations.

▪
Overall investment performance remained very strong for longer time periods against peers and benchmarks; for the one year period, investment performance was solid.

▪
Annual net revenues were up .5% and diluted earnings per share increased 2.6%. Operating expenses, excluding the non-recurring net charge related to the Dell appraisal rights matter, grew 5.3% as we continue to invest in our strategic priorities. Return on equity was 24.9% for 2016, compared with 24.1% from the prior year. We returned $1.2 billion to stockholders in 2016 through dividends and share repurchases.

President and Chief Executive Officer

36 T. ROWE PRICE GROUP

Name	Compensation Committee Considerations
Kenneth V. Moreland
Role Considerations
▪
Leadership, responsibility, and performance as chief financial officer, treasurer, and as leader of other functions such as Risk Management, Internal Audit, Investor Relations, and Facilities.
Individual Achievements
▪
Ongoing excellence in the development of financial reporting and other regulatory disclosure requirements.

▪
Led the finance transformation effort that resulted in the successful integration of business unit finance teams into a consolidated enterprise corporate finance function.

▪
Continued to evolve the investor relations function to provide for an enhanced relationship with stockholders.

Chief Financial Officer and Treasurer
Edward C. Bernard
Role Considerations
▪
Leadership, responsibility, and performance as chair of the Fund Board and as leader of the marketing, distribution, operations, technology and legal functions.
Individual Achievements
▪
Lead support role to chief executive officer in development of a new integrated strategy. Led a team of senior leaders tasked with detailed analysis and integration across business lines. Responsible for implementation of new operating model aligning operations with its related distribution function, and re-organized distribution channels.

▪
Key leader in formation of the enterprise Product Group, through new hires and leveraging several existing functions within our business units. This group facilitated the continued expansion of our product suite, including the launch of I-Class shares for a number of funds, and new vehicles such as model accounts.

▪
Transitioned Nigel Faulkner into head of Technology role.

Vice Chairman
Christopher D. Alderson
Role Considerations
▪
Leadership, responsibility, and performance as head of International Equity and chair of the International Steering Committee.
Individual Achievements
▪
Investment performance for International Equity is strong for all time periods against peers and benchmarks.

▪
Played an active role in the development and implementation of the new integrated corporate strategy.

▪
Championed the development of a new three year product roadmap for international equity products; appointed new portfolio manager for next product to be opened in 2017.

Head of International Equity
Eric L. Veiel
Role Considerations
▪
Leadership, responsibility, and performance in first year as head of U.S. Equity and chair of the Equity Steering Committee.
Individual Achievements
▪
Investment performance for U.S. Equity remained outstanding for longer time periods against peers and benchmarks; for the one year period, investment performance was solid.

▪
Played an active role in the development and implementation of the new integrated corporate strategy.

▪
Executed several strategic portfolio manager transitions in response to executive realignment and retirements.

Head of U.S. Equity

PROXY STATEMENT 2017 37

Annual Incentive Compensation
The AICP for 2016 was $161.1 million, compared with $159.2 million for 2015. In calculating the AICP for 2016, the Company's 2016 audited income before taxes of $1,960.5 million was adjusted in accordance with the terms of the AICP for the nonrecurring net operating charge of $66.2 million related to the Dell appraisal rights matter to determine Adjusted Earnings as defined under the AICP. While the Dell charge was not included in determining Adjusted Earnings pursuant to the terms of the AICP, the Dell matter, its impact and the manner in which it was handled was taken into account in determining the actual bonus payments to certain of our NEOs. The Compensation Committee approved at the beginning of the year for each of the NEOs and certain other executive officers of the Company the maximum percentage of the AICP that could be paid to each of them. The percentages assigned, like in prior years, reflect an expectation of relative participation in the pool by the NEOs and certain other executive officers largely due to their respective roles and contribution to the Company rather than a prediction of the likely amount that ultimately will be awarded.
Historically, the Compensation Committee has allocated at the beginning of each year 100% of the total pool to the NEOs and other executive officers participating in the AICP even though the Compensation Committee typically has awarded significantly less than the maximum amount allocated. In 2016, the Committee elected not to allocate the full amount and allocated 61% of the AICP to our president and chief executive officer and six other executive officers. Accordingly, $62.8 million of the pool was not available for bonus allocations. The Compensation Committee expects that it will not allocate the full amount of the pool in 2017.
The table below sets forth the maximum payout (in millions) based on the total bonus pool allocated to our NEOs in 2016 and the actual bonus determinations (in millions) made by the Compensation Committee for our NEOs for the years 2016 and 2015.

Name	Maximum Payout Based on Total Pool	2016 Payout	2015 Payout	Percentage Change over 2015 Payout
William J. Stromberg	$19.3	$6.9	$6.6	3.8%
Kenneth V. Moreland	$4.8	$1.0	$.9	11.1%
Edward Bernard	$16.1	$5.3	$5.3	—%
Christopher D. Alderson	$16.1	$5.4	$5.7	(5.4)%
Eric L. Veiel	$16.1	$4.6	n/a	n/a
The Compensation Committee does not use a formulaic approach in determining the maximum percentage of the pool that can be paid out or the actual amount paid to each of the NEOs. In this regard, the Compensation Committee considered it likely that it would exercise negative discretion consistent with past practice to pay significantly less than the maximum amount to the NEOs. Among other things, exercising such negative discretion allows the Company to spread more of the total available annual bonus pool monies to a broader group of contributors within the Company, and maintains alignment between the bonus amounts paid to the NEOs and the bonus amounts paid to other senior personnel of the Company. The Compensation Committee has the power to authorize additional incentive compensation or bonuses outside the AICP, but did not do so in 2016.
Equity Incentive Compensation
As part of our annual equity incentive program, the Compensation Committee recommended to the Board of Directors and the full Board approved the granting of an equity award value in the form of restricted stock units and performance-based restricted stock units to employees, including our NEOs, at regularly scheduled committee meetings held in February 2016 and September 2016. The equity award value was converted to restricted stock units using the closing stock price of our common stock on the date of grant. The NEOs were granted the following equity incentive value (in millions) and resulting performance-based restricted stock units in 2016.

Name	Equity Incentive Value	Performance-Based Restricted Stock Units
William J. Stromberg	$1.8	25,884
Kenneth V. Moreland	0.5	6,975
Edward C. Bernard	1.5	20,851
Christopher D. Alderson	1.7	24,446
Eric L. Veiel	1.7	24,446
Total Granted to NEOs	$7.1	102,602
The NEOs’ grants represent 4% of the total equity awards we awarded to our employees in 2016 under our annual equity incentive program. The NEOs' grants over the last five years have represented on average 4% of the total equity awards we granted in each year. Accordingly, the vast majority of all equity awards have been granted to employees other than our NEOs,

38 T. ROWE PRICE GROUP

reflecting the broad-based nature of the program and our objective to use equity incentives to align the compensation of a significant portion of our senior management and professionals to the long-term success of our stockholders. The Compensation Committee limits the size of grants to the NEOs relative to that of other senior leaders and professionals in the Company to facilitate a broader participation in the program and support the Company's highly collaborative culture.
Performance-Based Restricted Stock Units - Performance Thresholds and Vesting
Similar to prior years, the performance thresholds established by the Compensation Committee for the performance-based restricted stock units granted in 2016 to our NEOs were based on the Company's operating margin for the performance period compared to the average operating margin of a designated group of public company peers (Industry Average Margin) that was comprised of: Affiliated Managers Group, Inc., AllianceBernstein L.P., BlackRock, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., Invesco Ltd., Janus Capital Group, Inc., and Legg Mason, Inc. This is the same peer group listed above that is used in evaluating the competitive positioning of our compensation program. The Compensation Committee selected operating margin because it is a key indicator of profitability and relative financial performance in the asset management industry. Operating margin was determined by dividing net operating income by total revenues for the performance period, as reported in the consolidated financial statements filed with the SEC or, if such financial statements are not available for a peer company at the time of determination, as otherwise disclosed in a press release by such peer company; in each case net operating income is adjusted to exclude the effects of goodwill impairment, the cumulative effect of changes in accounting policies or principles, and gains or losses from discontinued operations, as each is reflected on the face of or in the notes to the relevant financial statements.
The following table sets forth the performance thresholds and related percentage of restricted stock units eligible to be earned that were established by the Compensation Committee for the 2016 awards.

TROW Operating Margin as Percent of Industry Average Margin	>=100%	90%-99%	80%-89%	70%-79%	60%-69%	50%-59%	< 50%

Amount of Restricted Stock Units Eligible to be Earned[1]	100%	90%	80%	70%	60%	50%	0%

[1]	Performance-based awards that are eligible to be earned are also subject to the standard time-based vesting schedule for 2016 awards granted under our annual award program.
As detailed in the table below, the NEOs earned the full number of eligible restricted stock units in 2016 that were granted in September 2015 and February 2016.

Grant Date	Performance Period	TROW Operating Margin as Percent of Industry Average Margin	Amount Earned and Subject to Standard Vesting Schedule
September, 2015	July 1, 2015 to June 30, 2016	Greater than 100%	100% granted
February, 2016	January 1, 2016 to December 31, 2016	Greater than 100%	100% granted
September, 2016	July 1, 2016 to June 30, 2017	Indeterminable at this time

Restricted stock units earned by each NEO after the twelve-month performance period has lapsed vest at a rate of 20% per year beginning in the second week of December in the year following the year of grant.
Other Compensation Policies and Practices

DEFINED CONTRIBUTION PLAN
Our U.S. retirement program provides retirement benefits based on the investment performance of each participant's account. For 2016, we contributed $140,000 to this program for our U.S. based NEOs as a group. We provide this program to our NEOs and to all U.S. employees in order to assist them in their retirement planning. The contribution amounts are based on plan formulas that apply to all employees, including the NEOs. Mr. Alderson is located in the U.K. and we pay him cash in lieu of a contribution to the U.K. pension program as a result of a Fixed Protection election made with the U.K. tax authorities which required him to opt out of the U.K. pension program. In 2016, we paid him $30,965, which is based on the contribution formula in the program and is equal to the amount he would have received had he stayed in the program.

PROXY STATEMENT 2017 39

PERQUISITES AND OTHER PERSONAL BENEFITS
We do not provide significant perquisites and other personal benefits to our executive officers. We make available to all senior officers, including the NEOs, programs related to executive health benefits and parking. We also cover certain costs associated with the NEOs' spouses' participation in events held in connection with the annual Price Group and Price Funds joint Board of Directors meeting as well as other business-related functions. Mr. Alderson also gets, along with other senior personnel outside the United States, a minor travel insurance allowance.

SUPPLEMENTAL SAVINGS PLAN
The Supplemental Savings Plan provides certain senior officers, including the NEOs, the opportunity to defer receipt of up to 100% of their cash incentive compensation earned for a respective calendar year during which services are provided. The amounts deferred are adjusted in accordance with the hypothetical investments chosen by the officer from a list of mutual funds. The officer can initially defer these amounts for a period of two to 15 years. For 2016, each of the NEOs elected to have a portion of their AICP payout deferred. See our Non-Qualified Deferred Compensation Table on page 48 for more information.

POST-EMPLOYMENT PAYMENTS
The Company has entered into an agreement (the Agreement) with Mr. Moreland, its chief financial officer and treasurer, related to the retention of his services during a transition period preceding his retirement from the Company in 2017.  Pursuant to the Agreement, the Company retains the services of Mr. Moreland as an officer of the Company through the earlier of 90 days after a new chief financial officer commences employment with the Company or December 31, 2017. In addition to the continuation of his current $350,000 base salary during the period in 2017 in which he is employed, he will receive additional compensation at the time of his retirement from the Company in an amount equal to $350,000, plus $83,333 times the number of months that Mr. Moreland remains in the employment of the Company in 2017. This pro-rated amount equates, on an annual basis, to the bonus payment he received in 2016. As a condition to receipt of these payments, Mr. Moreland has agreed, among other things, to remain with the Company as provided above for 2017, and to fully comply with the terms of the Agreement, including confidentiality and non-solicitation of employees.
Except as described above, we have not entered into severance or other post-employment agreements with any of our other NEOs. Consequently, we generally do not have any commitments to make post-employment payments to them. All agreements for stock option and stock awards granted to employees from our equity plans prior to February 2012 include provisions that may accelerate the vesting of outstanding equity awards upon the grantee's death or in connection with a change in control of Price Group or, at the administrator's discretion, upon disability of the grantee. We changed these acceleration provisions for stock options and stock awards granted on and after February 23, 2012, in the following ways. We aligned the treatment of the awards in the event of a grantee's death or termination of employment due to total disability so that vesting acceleration will occur in both events. We clarified our definition of change in control so that any acceleration of vesting is contingent upon the actual consummation of the change-in-control transaction, not merely its approval by our Board of Directors or stockholders. In addition, we provided for “double-trigger” vesting acceleration in the event the equity incentive awards are not terminated as part of the change-in-control transaction. This means that in such a circumstance, accelerated vesting only occurs if, at the time of or within 18 months after the change-in-control transaction, a participant's employment is terminated involuntarily without cause or the participant resigns with good reason (generally requiring a material diminution in authority or duties, material reduction in compensation, or relocation by a substantial distance). If the acquiring entity requires that we terminate outstanding equity incentive awards as part of the change-in-control transaction, vesting also will accelerate and award holders will be given an opportunity to exercise outstanding stock options before such termination. The Compensation Committee can modify or rescind these provisions, or adopt other acceleration provisions. See our Potential Payments on Termination or Change in Control on page 49 for further details.

RECOUPMENT POLICY
Our Board of Directors has adopted a Policy for Recoupment of Incentive Compensation for executive officers of the Company. This policy provides that in the event of a determination of a need for a material restatement of the Company's financial results within three years of the original reporting, the Board will review the facts and circumstances that led to the requirement for the restatement and will take actions it deems necessary and appropriate. The Board will consider whether any executive officer received incentive compensation, including equity awards, based on the original financial statements that in fact was not warranted based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement. The actions the Board could elect to take against a particular executive officer include: the recoupment of all or part of any bonus or other incentive compensation paid to the executive officer, including recoupment in whole or in part of equity awards; disciplinary actions, up to and including termination; and/or the pursuit of other available remedies, at the Board's discretion. The Board intends to update the

40 T. ROWE PRICE GROUP

Recoupment Policy as needed when the SEC adopts new regulations as required by the Dodd-Frank Act relating to recoupment policies generally.

STOCK OWNERSHIP GUIDELINES
We have a stock ownership policy for our executive officers. This policy provides that our NEOs and our other executive officers are expected to reach levels of ownership determined as a stated multiple of an executive's base salary within five years from the date when the executive assumed his or her position. The stated ownership multiples are 10 times base salary for the president and chief executive officer and vice chairman, five times base salary for those executive officers on our Management Committee, and three times base salary for the remaining executive officers. Once the executive officer reaches the ownership target, the number of shares needed to reach the level is expected to be retained. All of our NEOs ownership levels are substantially above their required stock ownership guideline.

TAX DEDUCTIBILITY OF COMPENSATION
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation's chief executive officer and to the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if certain requirements are met. The Compensation Committee considers the impact of Section 162(m) when designing the Company's executive compensation programs and has structured the Annual Incentive Compensation Pool and the 2012 Incentive Plan so that awards may be granted under these plans in a manner that complies with the requirements imposed by Section 162(m). However, tax deductibility is not the sole factor used by the Compensation Committee in setting compensation. Corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, the Compensation Committee may make payments or awards that are not deductible under Section 162(m) if the Compensation Committee determines that such non-deductible payments or awards are otherwise in the best interests of the Company and our stockholders. The Compensation Committee intends for all 2016 compensation awarded to our NEOs is deductible under Section 162(m).

ACCOUNTING FOR STOCK-BASED COMPENSATION
We account for stock-based compensation in accordance with generally accepted accounting principles. Pursuant to the guidance, stock-based compensation expense is measured on the grant date based on the fair value of the award. We recognize stock-based compensation expense ratably over the requisite service period of each award and we consider, in the case of performance-based restricted shares and units, the probability of the performance thresholds being met.
Report of the Executive Compensation and Management Development Committee
As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 26 of this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Robert F. MacLellan, Chairman
Mark S. Bartlett
Mary K. Bush
H. Lawrence Culp, Jr.
Dr. Freeman A. Hrabowski, III
Olympia J. Snowe
Dwight S. Taylor
Anne Marie Whittemore
Sandra S. Wijnberg
Alan D. Wilson

PROXY STATEMENT 2017 41

Compensation of Named Executive Officers

SUMMARY COMPENSATION TABLE [1]
The following table summarizes the total compensation of our NEOs, who are the chief executive officer, the chief financial officer, and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Stock Awards[3]	Option Awards[4]	Non-Equity Incentive Plan Compensation[5]	All Other Compensation[6]	Total
William J. Stromberg	2016	$350,000	$1,800,045	$—	$6,850,000	$82,350	$9,082,395
President and Chief Executive Officer	2015	$350,000	$807,923	$609,650	$6,600,000	$79,700	$8,447,273
	2014	$350,000	$841,523	$739,935	$6,100,000	$79,301	$8,110,759

Kenneth V. Moreland	2016	$350,000	$485,061	$—	$1,000,000	$80,742	$1,915,803
Chief Financial Officer and Treasurer	2015	$350,000	$265,460	$200,290	$900,000	$80,412	$1,796,162
	2014	$350,000	$276,500	$243,122	$900,000	$78,194	$1,847,816

Edward C. Bernard	2016	$350,000	$1,450,036	$—	$5,300,000	$79,836	$7,179,872
Vice Chairman	2015	$350,000	$692,505	$522,568	$5,300,000	$78,969	$6,944,042
	2014	$350,000	$781,223	$689,575	$6,000,000	$79,682	$7,900,480

Christopher D. Alderson[2]	2016	$305,057	$1,700,041	$—	$5,423,240	$57,999	$7,486,337
Head of International Equity	2015	$343,970	$923,340	$696,762	$5,732,835	$65,405	$7,762,312

Eric L. Veiel	2016	$350,000	$1,700,041	$—	$4,600,000	$80,672	$6,730,713
Head of U.S. Equity

[1]
Includes only those columns relating to compensation awarded to, earned by, or paid to the NEOs in 2016, 2015, and 2014. All other columns have been omitted. We have excluded Mr. Alderson's compensation for 2014, and Mr. Veiel's compensation for 2015 and 2014, as they were not named executive officers in these respective years.

[2]
Cash amounts received by Mr. Alderson pursuant to his employment agreement are paid in British pounds. In calculating the U.S. equivalent for amounts that are not denominated in U.S. dollars, the Company converts each payment to Mr. Alderson into U.S. dollars based on an average daily exchange rate during the applicable year. The average exchange rates for 2016 and 2015 were 1.35581 and 1.52876 U.S. dollars per British pound, respectively. Mr. Alderson's 2016 cash compensation was lower compared to 2015 in U.S. dollar terms as a result of the significant decline in British pounds against the U.S. dollar. In British pounds, Mr. Alderson's cash compensation was £4,225,000 in 2016 compared with £3,975,000 in 2015.

[3]
Represents the full grant date fair value of performance-based restricted stock units granted. The fair value was computed using the market price per share of T. Rowe Price common stock on the date of grant multiplied by the target number of units, as this was considered the probable outcome. See the Grants of Plan-Based Awards Table for the target number of units for 2016.

[4]
As discussed in the Compensation Discussion and Analysis, we did not utilize options in our 2016 equity compensation program rather we granted all performance-based restricted stock units. For 2015 and 2014, the amounts represent the full grant date fair value computed using the Black-Scholes option-pricing model. A description of the assumptions used for volatility, risk-free interest rate, dividend yield, and expected life in the option-pricing model is included in the Significant Accounting Policies for Stock-Based Compensation on page 58 of the 2016 Annual Report to Stockholders.

[5]
Represents cash amounts awarded by the Compensation Committee and paid to NEOs under the 2016 Annual Incentive Compensation Pool. See our Compensation Discussion and Analysis and the Grants of Plan-Based Awards Table for more details regarding workings of this plan. The 2016 amounts include amounts elected to be deferred by all NEOs under our Supplemental Savings Plan. See the Nonqualified Deferred Compensation Table for further details.

42 T. ROWE PRICE GROUP

[6]	The following types of compensation are included in the "All Other Compensation" column for 2016:

Name	Contributions to Retirement Program	Retirement Program Limit Bonus[a]	Matching Contributions to Stock Purchase Plan[b]	Matching Gifts to Charitable Organizations[c]	Perquisites and Other Personal Benefits[d]	Total
William J. Stromberg	$35,000	$4,718	$4,000	$25,000	$13,632	$82,350
Kenneth V. Moreland	$35,000	$4,718	$4,000	$25,000	$12,024	$80,742
Edward C. Bernard	$35,000	$4,718	$4,000	$25,000	$11,118	$79,836
Christopher D. Alderson	$—	$30,965	$2,034	$25,000	$—	$57,999
Eric L. Veiel	$35,000	$4,718	$4,000	$25,000	$11,954	$80,672

[a]
Cash compensation for the amount calculated under the U.S. Retirement Program that could not be credited to their retirement accounts in 2016 due to the contribution limits imposed under Section 415 of the Internal Revenue Code. For Mr. Alderson, the amount represents cash paid in lieu of a contribution to the U.K. pension program as result of a Fixed Protection election he made with the U.K. tax authorities which required him to opt out of the U.K. pension program. The amount is based on the contribution formula in the pension program and is equal to the amount he would have received had he stayed in the pension program.

[b]	Matching contributions paid under our Employee Stock Purchase Plan offered to all employees of Price Group and its subsidiaries.

[c]
NEOs, directors, and all employees of Price Group and its subsidiaries are eligible to have personal gifts up to an annual limit to qualified charitable organizations matched by our sponsored T. Rowe Price Foundation in the case of U.S. employees, and Price Group in the case of employees outside the U.S. For 2016, all of the NEOs were eligible to have up to $25,000 matched.

[d]
Costs incurred by Price Group under programs available to all senior officers, including the NEO's, for executive health benefits and parking, as well as certain costs covered by Price Group relating to certain travel upgrades and spousal participation in events held in connection with the Price Group and Price Funds annual joint Board of Directors meeting as well as other business-related functions.

2016 GRANTS OF PLAN-BASED AWARDS TABLE [1]
The following table provides information concerning each plan-based award granted in 2016 to the executive officers named in the Summary Compensation Table and other information regarding their grants.

	Grant Date		Date of Compensation Committee Meeting at which Grant was Approved	Estimated Possible Payouts under Non-Equity Incentive Plan Awards [2]		Estimated Possible Payouts under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards [4]
Name				Threshold ($)	Maximum ($)	Target (#)	Maximum (#)
William J. Stromberg	2/16/2016	[2]		$—	$19,336,320
	2/17/2016	[3]	2/16/2016			12,810	12,810	$900,031
	9/8/2016	[3]	9/7/2016			13,074	13,074	$900,014
Kenneth V. Moreland	2/16/2016	[2]		$—	$4,834,080
	2/17/2016	[3]	2/16/2016			3,452	3,452	$242,538
	9/8/2016	[3]	9/7/2016			3,523	3,523	$242,523
Edward C. Bernard	2/16/2016	[2]		$—	$16,113,600
	2/17/2016	[3]	2/16/2016			10,319	10,319	$725,013
	9/8/2016	[3]	9/7/2016			10,532	10,532	$725,023
Christopher D. Alderson	2/16/2016	[2]		$—	$16,113,600
	2/17/2016	[3]	2/16/2016			12,098	12,098	$850,005
	9/8/2016	[3]	9/7/2016			12,348	12,348	$850,036
Eric. L Veiel	2/16/2016	[2]		$—	$16,113,600
	2/17/2016	[3]	2/16/2016			12,098	12,098	$850,005
	9/8/2016	[3]	9/7/2016			12,348	12,348	$850,036

[1]	Includes only those columns relating to plan-based awards granted during 2016. All other columns have been omitted.

PROXY STATEMENT 2017 43

[2]
The maximum represents the highest possible amount that could have been paid to each of these individuals under the 2016 Annual Incentive Compensation Pool based on our 2016 audited financial statements. The Compensation Committee has discretion to award no bonus under this program, or to award up to the maximum bonus. As a result, there is no minimum amount payable even if performance goals are met. For 2016, the Compensation Committee awarded significantly less than the maximum amount to the NEOs and the actual amount awarded has been disclosed in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” See our Compensation Discussion and Analysis for additional information regarding the Annual Incentive Compensation Pool.

3
Represents performance-based restricted stock units granted as part of the Company's annual equity incentive program from its 2012 Incentive Plan. These performance-based restricted stock units are subject to a performance-based vesting threshold with a twelve-month performance period. The performance period for the February 2016 grant ran from January 1, 2016 to December 31, 2016, and the performance period for the September 2016 grant runs from July 1, 2016 to June 30, 2017. For each grant, the target payout represents the number of restricted stock units to be earned by the NEO if the Company's operating margin for the performance period is at least 100% of the average operating margin of a designated peer group. The Company's operating margin performance below this target threshold results in forfeiture of some or all of the restricted stock units. The number of restricted stock units earned by the NEO following the performance period is also subject to time-based vesting before they are settled in shares of our common stock. Vesting occurs 20% on each of 12/08/2017, 12/10/2018, 12/10/2019, 12/10/2020, and 12/10/2021. These grant agreements include a provision that allows for continued vesting for a period of 36 months from the date of separation if certain age and service criteria are met for the U.S.-based NEOs and a service criteria is met for Mr. Alderson. Dividends on these performance-based restricted stock units are accrued during the performance period and are only paid on those units earned. Additional information related to these performance-based restricted stock units, including a listing of companies in the designated peer group, are included in our Compensation Discussion and Analysis.

4
Represents the grant date fair value of the performance-based restricted stock units granted in 2016. The grant date fair value of the performance-based restricted stock units was measured using the market price per share of T. Rowe Price common stock on the date of grant multiplied by the target number of units noted in the table, as this was considered the probable outcome.

OUTSTANDING EQUITY AWARDS TABLE AT DECEMBER 31, 2016 [1]
The following table shows information concerning equity incentive awards outstanding at December 31, 2016, for each NEO. The grant agreements for all unexercisable option awards and unvested stock awards include a provision that allows for continued vesting for a period of 36 months from the date of separation if certain age and service criteria are met for the U.S.-based NEOs and a service criteria is met for Mr. Alderson.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) [2]		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($) [2]
William J. Stromberg	9/10/2009	51,921			$43.373	9/10/2019
	2/18/2010	44,744			$47.647	2/18/2020
	9/8/2010	46,843			$45.793	9/8/2020
	2/17/2011	44,240			$67.561	2/17/2021
	9/8/2011	44,241			$48.560	9/8/2021
	2/23/2012	17,695	4,424	3a	$59.069	2/23/2022	1,275	4a	95,957	4a
	9/6/2012	16,655	4,164	3a	$60.798	9/6/2022	1,200	4b	90,312	4b
	2/21/2013	12,299	8,199	3b	$69.671	2/21/2023	2,400	4c	180,624	4c
	9/10/2013	12,299	8,200	3b	$70.285	9/10/2023	2,400	4d	180,624	4d
	2/19/2014	7,174	10,762	3c	$77.944	2/19/2024	3,150	4e	237,069	4e
	9/9/2014	7,174	10,762	3c	$78.442	9/9/2024	3,150	4f	237,069	4f
	2/19/2015	3,587	14,349	3d	$80.949	2/19/2025	4,200	4g	316,092	4g
	9/10/2015	3,500	14,000	3d	$70.920	9/10/2025	4,200	4h	316,092	4h
	2/17/2016										12,810	4i	964,081	4i
	9/8/2016										13,074	[5]	983,949	[5]

44 T. ROWE PRICE GROUP

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) [2]		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($) [2]
Kenneth V. Moreland	9/6/2007	41,637			$48.051	9/6/2017
	9/4/2008	36,432			$54.833	9/4/2018
	2/12/2009	18,735			$26.389	2/12/2019
	9/10/2009	18,736			$43.373	9/10/2019
	2/18/2010	14,572			$47.647	2/18/2020
	9/8/2010	14,572			$45.793	9/8/2020
	2/17/2011	13,011			$67.561	2/17/2021
	9/8/2011	13,011			$48.560	9/8/2021
	2/23/2012	5,204	1,300	3a	$59.069	2/23/2022	375	4a	$28,223	4a
	9/6/2012	5,204	1,300	3a	$60.798	9/6/2022	375	4b	$28,223	4b
	2/21/2013	3,689	2,459	3b	$69.671	2/21/2023	720	4c	$54,187	4c
	9/10/2013	3,689	2,459	3b	$70.285	9/10/2023	720	4d	$54,187	4d
	2/19/2014	2,357	3,535	3c	$77.944	2/19/2024	1,035	4e	$77,894	4e
	9/9/2014	2,357	3,536	3c	$78.442	9/9/2024	1,035	4f	$77,894	4f
	2/19/2015	1,178	4,714	3d	$80.949	2/19/2025	1,380	4g	$103,859	3g
	9/10/2015	1,150	4,600	3d	$70.920	9/10/2025	1,380	4h	$103,859	3h
	2/17/2016										3,452	4i	$259,798	4i
	9/8/2016										3,523	[5]	$265,141	[5]
Edward C. Bernard	2/17/2011	50,569			$67.561	2/17/2021
	2/23/2012	20,819	5,204	3a	$59.069	2/23/2022	1,500	4a	$112,890	4a
	9/6/2012	18,736	4,685	3a	$60.798	9/6/2022	1,350	4b	$101,601	4b
	2/21/2013	13,836	9,224	3b	$69.671	2/21/2023	2,700	4c	$203,202	4c
	9/10/2013	9,839	6,560	3b	$70.285	9/10/2023	1,920	4d	$144,499	4d
	2/19/2014	7,174	10,762	3c	$77.944	2/19/2024	3,150	4e	$237,069	4e
	9/9/2014	6,149	9,225	3c	$78.442	9/9/2024	2,700	4f	$203,202	4f
	2/19/2015	3,074	12,300	3d	$80.949	2/19/2025	3,600	4g	$270,936	4g
	9/10/2015	3,000	12,000	3d	$70.920	9/10/2025	3,600	4h	$270,936	4h
	2/17/2016										10,319	4i	$776,608	4i
	9/8/2016										10,532	[5]	$792,638	[5]
Christopher D. Alderson	9/10/2009	49,966			$43.373	9/10/2019
	2/18/2010	41,639			$47.647	2/18/2020
	9/8/2010	41,639			$45.793	9/8/2020
	2/17/2011	40,921			$67.561	2/17/2021
	2/17/2011	689			$70.330	2/17/2021
	9/8/2011	41,639			$48.560	9/8/2021
	2/23/2012	16,655	4,164	3a	$59.069	2/23/2022	1,200	4a	90,312	4a
	9/6/2012	16,655	4,164	3a	$60.798	9/6/2022	1,200	4b	90,312	4b
	2/21/2013	12,299	8,200	3b	$69.671	2/21/2023	2,400	4c	180,624	4c
	9/10/2013	12,299	8,200	3b	$70.285	9/10/2023	2,400	4d	180,624	4d
	2/19/2014	8,199	12,300	3c	$77.944	2/19/2024	3,600	4e	270,936	4e
	9/9/2014	8,199	12,300	3c	$78.442	9/9/2024	3,600	4f	270,936	4f
	2/19/2015	4,099	16,400	3d	$80.949	2/19/2025	4,800	4g	361,248	4g
	9/10/2015	4,000	16,000	3d	$70.920	9/10/2025	4,800	4h	361,248	4h
	2/17/2016										12,098	4i	910,495	4i
	9/8/2016										12,348	[5]	929,310	[5]

PROXY STATEMENT 2017 45

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) [2]		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($) [2]
Eric L. Veiel	9/6/2007	8,731			$48.051	9/6/2017
	9/4/2008	30,187			$54.833	9/4/2018
	2/12/2009	7,389			$26.389	2/12/2019
	9/10/2009	18,736			$43.373	9/10/2019
	2/18/2010	20,818			$47.647	2/18/2020
	9/8/2010	20,819			$45.793	9/8/2020
	2/17/2011	20,819			$67.561	2/17/2021
	9/8/2011	20,819			$48.560	9/8/2021
	2/23/2012	8,327	2,081	3a	$59.069	2/23/2022	600	6a	45,156	6a
	9/6/2012	8,327	2,082	3a	$60.798	9/6/2022	600	6a	45,156	6a
	2/21/2013	6,764	4,509	3b	$69.671	2/21/2023	1,320	6b	99,343	6b
	9/10/2013	7,994	5,330	3b	$70.285	9/10/2023	1,560	6b	117,406	6b
	2/19/2014	5,739	8,610	3c	$77.944	2/19/2024	2,520	6c	189,655	6c
	9/9/2014	5,739	8,610	3c	$78.442	9/9/2024	2,520	6c	189,655	6c
	2/19/2015	3,587	14,349	3d	$80.949	2/19/2025	4,200	6d	316,092	6d
	9/10/2015	3,500	14,000	3d	$70.920	9/10/2025	4,200	6d	316,092	6d
	12/10/2015										27,271	4i	2,052,415	4i
	2/17/2016										12,098	4i	910,495	4i
	9/8/2016										12,348	[5]	929,310	[5]

[1]	Includes only those columns that related to outstanding equity awards at 2016. All other columns have been omitted.

[2]	The market value of these stock awards was calculated using the closing market price per share of Price Group's common stock on December 31, 2016.

[3]	The following table represents the vesting schedules of the unexercisable outstanding option awards at December 31, 2016.

Footnote	Percentage of Outstanding	Vest Dates
3a	100%	12/8/2017
3b	50%	12/8/2017	12/10/2018
3c	33%	12/8/2017	12/10/2018	12/10/2019
3d	25%	12/8/2017	12/10/2018	12/10/2019	12/10/2020

[4]
For each performance-based restricted stock unit award outstanding at December 31, 2016, the following table includes the date of the meeting or unanimous consent at which the Compensation Committee certified that the performance threshold was met, the award's performance period, and the award's remaining vesting schedule.

Footnote	Meeting/ Unanimous Written Consent	Performance Period Start Date	Performance Period End Date	Percentage of Outstanding	Vest Dates
4a	Feb-2013	January 1, 2012	December 31, 2012	100%	12/8/2017
4b	Aug-2013	July 1, 2012	June 30, 2013	100%	12/8/2017
4c	Feb-2014	January 1, 2013	December 31, 2013	50%	12/8/2017	12/10/2018
4d	Sep-2014	July 1, 2013	June 30, 2014	50%	12/8/2017	12/10/2018
4e	Feb-2015	January 1, 2014	December 31, 2014	33%	12/8/2017	12/10/2018	12/10/2019
4f	Sep-2015	July 1, 2014	June 30, 2015	33%	12/8/2017	12/10/2018	12/10/2019
4g	Feb-2016	January 1, 2015	December 31, 2015	25%	12/8/2017	12/10/2018	12/10/2019	12/10/2020
4h	Sep-2016	July 1, 2015	June 30, 2016	25%	12/8/2017	12/10/2018	12/10/2019	12/10/2020
4i	Feb-2017	January 1, 2016	December 31, 2016	20%	12/8/2017	12/10/2018	12/10/2019	12/10/2020	12/10/2021

46 T. ROWE PRICE GROUP

[5]
If the Company's operating margin for the twelve month performance period July 1, 2016 to June 30, 2017, is at least 100% of the average operating margin of a designated peer group, all of these restricted stock units will vest 20% on each of 12/8/2017, 12/10/2018, 12/10/2019, 12/10/2020, and 12/10/2021.

[6]
Mr. Veiel received restricted stock awards and restricted stock unit awards through September 2015. The following table represents the vesting schedules of the outstanding stock awards at December 31, 2016.

Footnote	Remaining Percentage Vesting	Vest Dates
6a	100%	12/8/2017
6b	50%	12/8/2017	12/10/2018
6c	33%	12/8/2017	12/10/2018	12/10/2019
6d	25%	12/8/2017	12/10/2018	12/10/2019	12/10/2020

2016 OPTION EXERCISES AND STOCK VESTED TABLE
The following table shows aggregate stock option exercises and restricted stock awards vesting in 2016 and the related value realized on those events for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise [1,5]	Value Realized on Exercise [2]	Number of Shares Acquired on Vesting [5]		Value Realized on Vesting
William J. Stromberg	140,246	$4,359,529	9,075	[3]	$695,145	[3]
Kenneth V. Moreland	41,637	$1,155,001	2,850	[3]	$218,310	[3]
Edward C. Bernard	469,908	$13,679,211	8,910	[3]	$682,506	[3]
Christopher D. Alderson	282,894	$8,620,804	9,600	[3]	$735,360	[3]
Eric L. Veiel	34,625	$799,462	6,420	[4]	$491,772	[4]

[1]	Represents the total number of shares underlying the exercised stock options.

[2]	Computed using the difference between the market price of Price Group's common stock on the date of exercise and the exercise price, multiplied by the number of shares acquired.

[3]
Reflects the number of shares underlying the performance-based restricted stock units earned and vested. The value realized on vesting is computed using the closing market price per share of Price Group's common stock on the vest date multiplied by the number of restricted stock units vesting. For Messrs. Stromberg, Moreland, Bernard, and Alderson, the following table shows the aggregate restricted stock units for the NEOs by date of award:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price on Vest Date	Value Realized on Vesting
2/23/2012	12/31/2012	4,350	$76.60	$333,210
9/6/2012	6/30/2013	4,125	$76.60	$315,975
2/21/2013	12/31/2013	4,110	$76.60	$314,826
9/10/2013	6/30/2014	3,720	$76.60	$284,952
2/19/2014	12/31/2014	3,645	$76.60	$279,207
9/9/2014	6/30/2015	3,495	$76.60	$267,717
2/19/2015	12/31/2015	3,495	$76.60	$267,717
9/10/2015	6/30/2016	3,495	$76.60	$267,717

PROXY STATEMENT 2017 47

[4]
Reflects the number of restricted stock awards earned and vested. The value realized on vesting was computed using the closing market price per share of Price Group's common stock on the vest date multiplied by the number of restricted stock awards vesting. For Mr. Veiel the following table shows the aggregate restricted stock awards by date of award:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price on Vest Date	Value Realized on Vesting
2/23/2012	12/9/2016	600	$76.60	$45,960
9/6/2012	12/9/2016	600	$76.60	$45,960
2/21/2013	12/9/2016	660	$76.60	$50,556
9/10/2013	12/9/2016	780	$76.60	$59,748
2/19/2014	12/9/2016	840	$76.60	$64,344
9/9/2014	12/9/2016	840	$76.60	$64,344
2/19/2015	12/9/2016	1,050	$76.60	$80,430
9/10/2015	12/9/2016	1,050	$76.60	$80,430

[5]
For some of the NEOs, the number of shares actually acquired was less than the number presented in the table above as a result of tendering shares for payment of the exercise price and the withholding of shares to pay taxes. The total net shares received by those NEOs is as follows:

Name	Net Shares Acquired on Exercise	Net Shares Acquired on Vesting
William J. Stromberg	28,398	4,485
Kenneth V. Moreland	11,951	1,396
Edward C. Bernard	98,975	4,403
Eric L. Veiel	7,600	3,570

2016 NONQUALIFIED DEFERRED COMPENSATION TABLE
The amounts in the following table represents each NEOs account activity under the Supplemental Savings Plan, which was effective on January 1, 2015.

Name	Executive's Contributions in Last FY 1	Registrants Contributions in Last FY	Aggregate Earnings (Losses) in Last FY 2	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE [3]
William J. Stromberg	$1,600,000	$—	$32,577	$—	$4,652,579
Kenneth V. Moreland	$500,000	$—	$(144)	$—	$956,254
Edward C. Bernard	$3,000,000	$—	$126,633	$—	$3,122,574
Christopher D. Alderson(4)	$1,859,475	$—	$(6,419)	$—	$498,119
Eric L. Veiel	$3,100,000	$—	$148,285	$—	$2,990,414

[1]
These amounts represent a portion of the bonus awarded to each NEO under the 2016 Annual Incentive Compensation Pool and are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. Under the Supplemental Savings Plan, certain senior officers, including the NEOs, have the opportunity to defer receipt of up to 100% of their cash incentive compensation earned for a respective calendar year during which services are provided.

[2]
Each participant has the ability to allocate their account balance across a number of Price Funds and the flexibility to rebalance their account as often as they would like. The amounts deferred are adjusted daily based on the investments chosen by the participant and, therefore, are not above market or preferential. As such, the earnings (losses) reported in this column are not included in the Summary Compensation Table.

3
These amounts represent the aggregate balances in each of the NEOs' account at December 31, 2016. A portion of each NEO's, except Mr. Moreland, 2016 deferral election was not contributed to their account until 2017, as the bonus awarded under the 2016 Annual Incentive Compensation Pool was not certified by the Compensation Committee until then. Additionally, the aggregate balance for Mr. Stromberg, Mr. Moreland, and Mr. Bernard include amounts previously reported as Non-Equity Incentive Plan Compensation in a prior year Summary Compensation Table.

[4]
Mr. Alderson elected to defer £1,500,000 of his annual bonus in 2016. The Company converted this deferral into U.S. dollars based on the exchange rate of 1.23965, which is the rate on the day all employee bonuses were paid.

48 T. ROWE PRICE GROUP

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
All agreements for stock option and stock awards granted to employees from our stock plans include provisions that may result in vesting acceleration of outstanding equity awards in connection with a change in control of Price Group or upon the grantee's death or termination of employment due to total disability. See the "Post-Employment Payments" section of the Compensation Discussion and Analysis for more details on these vesting acceleration provisions. Assuming that an event caused the vesting of all outstanding unvested stock options and stock awards on December 31, 2016 to accelerate, the amount that would be realized upon the exercise of these stock options and vesting of restricted stock units held by our NEOs would be $5,387,056 in the case of Mr. Veiel; $3,929,750 in the case of Mr. Alderson; $3,881,097 in the case of Mr. Stromberg; $3,401,862 in the case of Mr. Bernard and $1,139,055 in the case of Mr. Moreland. These amounts are calculated using the closing price of our common stock on December 31, 2016, for outstanding restricted stock units and the difference between the closing price of our common stock on December 31, 2016 and the exercise price of each unexercisable stock option.
In addition, all agreements for stock option and stock awards granted on and after February 23, 2012, include a provision that allows for continued vesting for a period of 36 months from the grantee's date of termination if certain age and service criteria or, for certain grantees outside the United States, a specified service criteria are met. As of December 31, 2016, Mr. Moreland and Mr. Bernard have met such criteria.

49 T. ROWE PRICE GROUP

Equity Compensation Plan Information
The following table sets forth information regarding outstanding stock options and restricted stock units and shares reserved for future issuance under our equity compensation plans as of December 31, 2016. None of the plans have outstanding warrants or rights other than stock options and restricted stock units. All plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Settlement of Restricted Stock Units (a)		Weighted-Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	29,060,180	[1]	$61.90	[1]	15,052,433	[2]
Equity compensation plans not approved by stockholders	—				—
Total	29,060,180		$61.90		15,052,433

[1]	Includes 4,695,858 shares that may be issued upon settlement of outstanding restricted stock units. The weighted-average exercise price pertains only to the 24,364,322 outstanding stock options.

[2]
Includes shares that may be issued under our 2007 Plan and 2012 Incentive Plan, and 561,646 shares that may be issued under our Employee Stock Purchase Plan. No shares have been issued under the Employee Stock Purchase Plan since its inception; all plan shares have been purchased in the open market. The number of shares available for future issuance under the 2012 Incentive Plan will increase under the terms of the plan as a result of all common stock repurchases that we make from proceeds generated by stock option exercises that occur after the inception of the 2012 Incentive Plan. The 2012 Incentive Plan allows for the grant of stock options, stock appreciation rights, and full-value awards.

Proposal 2
Advisory Vote on the Compensation Paid to our Named Executive Officers

INTRODUCTION
We believe that our NEO compensation is straight-forward, goal-oriented, long-term focused, transparent, and consistent with the interests of our stockholders. Our compensation programs recognize and reward performance, with a focus on rewarding the intermediate and long-term achievements of our NEOs, as measured by a number of factors, including (i) the financial performance and financial stability of Price Group, (ii) the relative investment performance of our mutual funds and other investment portfolios, and (iii) the performance of our NEOs against the corporate and individual goals and objectives established at the beginning of the year. These programs are also designed to reward for other important contributions to our success, including corporate integrity, service quality, customer loyalty, risk management, corporate reputation, and the quality of our team of professionals and collaboration within that team. Our equity incentive plans are designed to create a strong alignment of the financial interests of our NEOs directly to the long-term performance of our Company, as measured by our stock price.
Compensation paid to our NEOs in 2016 was aligned with our financial and operational performance for 2016. The structure of the compensation mix paid to our president and chief executive officer and other NEOs reflects our compensation philosophy that a significant portion of the compensation paid be performance based, which ties their pay to the performance of the Company and to their individual performance.
We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation policies and practices, including our compensation philosophy and objectives and the 2016 compensation of our NEOs. We believe that viewed as a whole, our compensation practices and policies are appropriate and are fair to both the Company and its executives.

50 T. ROWE PRICE GROUP

PROPOSAL
We are asking you to vote on the adoption of the following resolution:
BE IT RESOLVED by the stockholders of Price Group, that the stockholders approve the compensation of the Company's Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Company's proxy statement for the 2017 Annual Meeting of Stockholders.
As an advisory vote, this Proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when designing and administering our compensation programs and when making future compensation decisions for our NEOs.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
We recommend that you vote FOR Proposal 2, the approval of the compensation of our NEOs as disclosed in the proxy statement pursuant to the SEC's compensation disclosure rules. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules unless otherwise specified. In order to be adopted at the Annual Meeting, Proposal 2 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.
Proposal 3
Advisory Vote on the Selection of Frequency for the Advisory Vote on the Compensation Paid to our Named Executive Officers

INTRODUCTION
As part of the “Say on Pay” rules adopted by Congress, we are required every six years to give the Price Group stockholders the opportunity to indicate, by a non-binding advisory vote, the frequency preferred for the Say on Pay advisory vote on the compensation paid to the Company’s named executive officers. In other words, how often a proposal similar to this year’s Proposal 2 will be included in the matters to be voted on at the Annual Meeting. The choices available under the Say on Pay rules are every year, every other year, or every third year.
The frequency selected by the stockholders for conducting Say on Pay voting at the annual meetings of the stockholders of the Company is not a binding determination. However, the frequency selected will be taken into account and given due consideration by the Company in making its decision on the frequency of the Say on Pay vote.
Please mark your proxy card to indicate your preference on this Proposal or your abstention if you wish to abstain. If you own shares through a bank, broker, or other nominees, you must instruct your bank, broker, or other nominees how to vote in order for them to vote your shares so that your vote can be counted on this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
In 2011, when the Say on Pay advisory vote was first implemented, we included in our 2011 proxy statement a request for our stockholders to indicate whether they wished to have the vote occur every year, every other year or every third year. At that time, we recommended that stockholders vote in favor of every year based on our view that it would be beneficial to receive yearly input from our stockholders on compensation issues and have more consistent feedback on our compensation programs, policies, and decisions. At that time, stockholders supported our recommendation and by a substantial majority voted in favor of a Say on Pay proposal every year. A vote every year on Say on Pay has by far become the most prevalent approach for public companies. We see no reason to change our recommendation at this time and continue to believe that a vote each year makes the most sense for T. Rowe Price and its stockholders.
Accordingly, we recommend that you select one year as the desired frequency for a stockholder vote on executive compensation under the Say on Pay rules. All properly executed proxies received in time to be tabulated for the Meeting will be voted FOR one year as the desired frequency for a stockholder vote on executive compensation under the Say on Pay rules unless otherwise specified. A plurality of the votes cast on this Proposal will determine the frequency selected by the stockholders. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

PROXY STATEMENT 2017 51

Proposal 4
Vote to Reapprove the Material Terms and Performance Criteria for Grants of Qualified Performance-Based Awards under the 2012 Long-Term Incentive Plan

INTRODUCTION
We are asking stockholders to reapprove, for an additional five years, the material terms for qualified performance-based awards under the T. Rowe Price Group, Inc. 2012 Long-Term Incentive Plan (the 2012 Incentive Plan). The material terms for qualified performance-based awards must be approved by stockholders every five years to preserve, to the extent possible, our federal tax deduction for certain awards made under the 2012 Incentive Plan in accordance with Section 162(m) of the Internal Revenue Code (Section 162(m)). The 2012 Incentive Plan was originally approved by stockholders at the 2012 annual meeting of stockholders.
We are not asking stockholders to approve additional shares under the 2012 Incentive Plan or to approve any changes to the material terms for qualified performance-based awards or any other terms of the 2012 Incentive Plan.

BACKGROUND
The 2012 Incentive Plan authorizes the Compensation Committee to award stock options, restricted stock, stock appreciation rights (SARs), stock units, stock- and cash-based performance awards, and other stock-based awards to Price Group associates for the purpose of attracting, motivating, retaining and rewarding talented and experienced individuals. Stockholder approval of the material terms for qualified performance-based awards under the 2012 Incentive Plan will preserve our existing flexibility to potentially grant awards under the 2012 Incentive Plan to certain executive officers that may be deductible by us for federal income tax purposes as qualified performance-based compensation. For these purposes, the material terms that must be reapproved are the performance measures and grant limits under the 2012 Incentive Plan, as well as the identification of the individuals eligible to receive such performance-based awards. We refer to these elements of the 2012 Incentive Plan collectively in this proposal as the Material Terms. If our stockholders do not approve this proposal, we will be limited in our ability to make certain tax-deductible performance-based awards.
The principal features of the 2012 Incentive Plan, including the Material Terms, are summarized below. This summary does not contain all the information that may be important to you. The following description is qualified in its entirety by reference to the full text of the 2012 Incentive Plan. You are urged to read the 2012 Incentive Plan in its entirety. A copy of the 2012 Incentive Plan is available on the SEC website at sec.gov, where it is an appendix to the electronic version of this proxy statement.
Section 162(m)
Section 162(m) denies a publicly-held corporation a federal tax deduction for certain compensation in excess of $1 million paid for any fiscal year to “covered employees” (generally, (a) the corporation's chief executive officer and (b) the three most highly compensated executive officers other than the corporation's chief executive officer and chief financial officer; that is, our NEOs, other than our chief financial officer, as identified in the “Summary Compensation Table” on page 42), unless the compensation qualifies as performance-based compensation. For certain types of incentive compensation intended to qualify as performance-based compensation, Internal Revenue Service regulations generally require that (i) the compensation must be paid solely as a result of attaining one or more objective performance goals established in advance by a committee of outside directors and (ii) the Material Terms must be properly disclosed in a proxy statement and approved by the stockholders. The Material Terms must be submitted for re-approval by the stockholders no later than five years after initial approval or earlier if they are materially modified. Stockholders initially approved these Material Terms when the 2012 Incentive Plan was adopted in 2012. The Material Terms are approved currently until the 2017 Annual Meeting. Stockholder approval of this proposal at the 2017 Annual Meeting would extend the approval period from 2017 to 2022.
Because it is the Company’s and the Compensation Committee’s policy to maximize long-term stockholder value, tax deductibility is not the only consideration in awarding compensation under the 2012 Incentive Plan. Stockholder approval of the Material Terms does not guarantee that all compensation awarded under the 2012 Incentive Plan will qualify as qualified performance-based compensation or otherwise be deductible. The Compensation Committee retains the flexibility and discretion to award compensation that may not be tax deductible. Moreover, even if we intend to grant compensation that qualifies as qualified performance-based compensation under the 2012 Incentive Plan, we cannot guarantee that such compensation will so qualify or will ultimately be deductible by us.

52 T. ROWE PRICE GROUP

MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED AWARDS
The Material Terms for qualified performance-based awards under the 2012 Incentive Plan include:

▪	Eligibility - the associates eligible to receive awards;

▪	Performance Metrics - the criteria upon which the performance goals may be based; and

▪	Participant Award Limits - the maximum amount of compensation that may be paid to an associate during a specified period if the performance goals are met.
Eligibility
The Compensation Committee selects the individuals who will participate in the 2012 Incentive Plan. Eligibility to participate is open to officers and employees of, and other individuals who provide bona fide services to or for, us or any of our affiliates. For eligibility purposes, an affiliate means any entity, whether previously, now or hereafter existing, in which we, directly or indirectly, at the relevant time have a proprietary interest by reason of stock ownership or otherwise (including, but not limited to, joint ventures, limited liability companies, and partnerships) or any entity that provides services to us or to a subsidiary or affiliated entity of the Company. The Compensation Committee may also select as participants prospective officers, employees and service providers who have accepted an offer of employment or another service relationship from us or one of our affiliates. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.
As of the date of this proxy statement, all officers and employees of the Company and its subsidiaries, which is approximately 6,500 associates, are eligible to be selected as participants in the 2012 Incentive Plan. Our non-employee directors may not participate in the 2012 Incentive Plan as they are covered under the 2007 Non-Employee Director Equity Plan.
The number of officers and associates of Price Group eligible to receive awards in any given year is subject to the discretion of the Compensation Committee. In 2016, share-based awards in the form of restricted stock units (RSUs) were made to approximately 720 associates. We did not grant any other form of awards under the 2012 Incentive Plan in 2016. The awards made to the NEOs in 2016 are set forth in the Grant of Plan-Based Awards table on page 43. The individual associates who are to receive future awards, the number of awards that will be granted to any associate or group of associates, and the amounts payable with respect to future awards have not been determined at this time. The aggregate number of shares of Company common stock that were made subject to awards granted to certain persons and groups under the 2012 Incentive Plan since its initial adoption in 2012 are as follows:

Name and Principal Position	Aggregate number of shares
William J. Stromberg, President and Chief Executive Officer	198,008
Kenneth V. Moreland, Chief Financial Officer and Treasurer	61,577
Edward C. Bernard, Vice Chairman	184,465
Christopher D. Alderson, Head of International Equity	209,760
Eric L. Veiel, Head of Equity	179,957

All Current Executive Officers as a Group	1,578,533

All Current Non-Employee Directors as a Group	—

All Employees, excluding Current Executive Officers, as a Group	19,527,171
Performance Metrics for Performance Goals
The Compensation Committee may, prior to or at the time of grant, designate an award of restricted stock, restricted stock units, performance shares or performance units as a qualified performance-based award intended to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m). For any award so designated as a qualified performance-based award, the Compensation Committee will take steps to ensure that the terms of the award are consistent with such designation. The Compensation Committee may retain in an award agreement the discretion to reduce, but not to increase, the amount or number of qualified performance-based awards which will be earned based on the achievement of performance goals. Achievement of the performance goals will be certified by a committee of outside directors, within the meaning of Section 162(m) before any payment is made under a qualified performance-based award.
Performance goals applicable to qualified performance-based awards may be applied on a per share or absolute basis and relative to one or more performance metrics, or any combination thereof, and may be measured pursuant to U.S. generally

PROXY STATEMENT 2017 53

accepted accounting principles (GAAP), non-GAAP or other objective standards in a manner consistent with our or our affiliates established accounting policies, all as the administrator determines at the time the performance goals for a performance period are established. For this purpose, performance metrics mean criteria established by the administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or affiliates, one or more mutual funds or investment portfolios, or on a Company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, mutual funds or investment portfolios, or an index covering multiple companies, mutual funds or investment portfolios:

▪
Earnings or Profitability Metrics: any derivative of investment advisory revenue; mutual fund servicing revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

▪	Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

▪	Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

▪
Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

▪	Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios); and/or

▪
Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes).

To the extent consistent with the requirements of the exemption to the $1,000,000 deduction limit under Section 162(m), the Compensation Committee may provide at the time performance goals are established for qualified performance-based awards that the manner in which such performance goals are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization, and other factors over which the participant has no (or limited) control including, but not limited to, restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, extraordinary items, certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses), the consolidation of investment products, other unusual nonrecurring items, industry margins, general economic conditions, interest rate movements and the cumulative effects of tax or accounting changes.
Participant Award Limits
The following limitations on awards are imposed under the 2012 Incentive Plan for purposes of complying with Section 162(m):

▪
Appreciation Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the 2012 Incentive Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 1,040,990 shares.

▪
Stock-Based Performance Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the 2012 Incentive Plan during a calendar year to any one person in the form of performance shares is, in the aggregate, 1,040,990 shares. If such performance shares will be settled in cash, the maximum cash amount payable thereunder is the amount equal to the number of performance shares to be settled in cash multiplied by the closing price of the shares, as determined as of the payment date. These limits are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration.

▪
Cash-Based Performance Units. In connection with awards granted under the 2012 Incentive Plan during a calendar year to any one person in the form of cash-based performance units, the maximum cash amount payable under such performance units is $15 million.

▪
Adjustments to Limits during Initial Year of Service. Each of the individual limits set forth above are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.

If any award is terminated, surrendered or canceled in the same year as the year in which it is granted, that award nevertheless will continue to be counted against the Section 162(m) individual limits set forth above for the calendar year in which it was granted.

54 T. ROWE PRICE GROUP

OTHER FEATURES OF THE 2012 INCENTIVE PLAN
Administration
The Compensation Committee of our Board of Directors is the administrator of the 2012 Incentive Plan. At any time the Board may serve as the administrator in lieu of or in addition to the Compensation Committee. Except as provided otherwise under the 2012 Incentive Plan, the administrator has plenary authority to grant awards pursuant to the terms of the 2012 Incentive Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2012 Incentive Plan.
The Compensation Committee or Board of Directors may delegate to the Management Compensation Committee, or other officers and employees, limited authority to perform administrative actions under the 2012 Incentive Plan to assist in its administration to the extent permitted by applicable law and stock exchange rules. This delegation of authority, however, may not extend to the exercise of discretion with respect to awards to participants who are “covered employees” within the meaning of Section 162(m) or officers under Section 16 of the Securities Exchange Act. With respect to any award to which Section 16 of the Securities Exchange Act applies, the administrator shall consist of either our Board of Directors or the Compensation Committee, which committee shall consist of two or more directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act and an “independent director” to the extent required by the NASDAQ Global Select Market. With respect to any award that is intended to be a qualified performance-based award, the administrator shall consist of two or more directors, each of whom is intended to be an “outside director” as defined under Section 162(m). Any member of the administrator who does not meet the foregoing requirements shall abstain from any decision regarding an award and shall not be considered a member of the administrator to the extent required to comply with Rule 16b-3 of the Securities Exchange Act or Section 162(m).
Authorized Shares
The shares of our common stock issuable pursuant to awards under the 2012 Incentive Plan are shares authorized for issuance under our charter but unissued. As of February 24, 2017, approximately 16,200,000 shares of our common stock were available for issuance in respect of future awards under the 2012 Incentive Plan (the Share Pool). On February 24, 2017, the closing price per common share of Price Group was $71.95, as quoted on the NASDAQ Global Select Market.
In implementing the 2012 Incentive Plan, the Share Pool is reduced by one share for each share of our common stock made subject to an award granted under the 2012 Incentive Plan; and increased by (i) the number of unissued shares of our common stock underlying or used as a reference measure for any award or portion of an award granted under the 2012 Incentive Plan or any prior stock incentive plan of the Company (our Plans) that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares, and by the number of shares of our common stock used as a reference measure for any award granted under our Plans that are not issued upon settlement of such award; (ii) the number of shares of our common stock that are forfeited back to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under our Plans; (iii) the number of shares of our common stock withheld by or surrendered (either actually or through attestation) to us in payment of the exercise price of any award granted under our Plans; (iv) the number of shares of our common stock withheld by or surrendered (either actually or through attestation) to us in payment of the statutory minimum tax withholding obligation that arises in connection with any award granted under our Plans; and (v) the number of shares of our common stock reacquired by us on the open market or otherwise using the cash proceeds received by us in payment of the exercise price and/or the statutory minimum tax withholding obligation that arises in connection with the exercise of stock options, provided, however, that the maximum number of shares that may be so added to the Share Pool, irrespective of the date of purchase, shall be equal to (A) the amount of the cash proceeds received by us, divided by (B) the closing price of our common stock on the date of the exercise that generated such proceeds.
In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, our Board of Directors will adjust the Share Pool proportionately to reflect the transaction or event. Similar adjustments will be made to the participant award limitations and to the terms of outstanding awards.
Types of Awards
The 2012 Incentive Plan enables the grant of stock options, stock appreciation rights, stock awards, stock unit awards, performance shares, cash-based performance units and other stock-based awards, each of which may be granted separately or in tandem with other awards. All awards are evidenced by a written award agreement that sets forth the terms and conditions of the award, including vesting and forfeiture provisions.
Key Features Designed to Protect Stockholders’ Interests
The 2012 Incentive Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following 2012 Incentive Plan features:

PROXY STATEMENT 2017 55

▪	No Evergreen Feature. The 2012 Incentive Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the Plan.

▪	Repricing Prohibited. The 2012 Incentive Plan requires that stockholder approval be obtained for any repricing, exchange or buyout of underwater awards.

▪	Reloading Prohibited. The 2012 Incentive Plan prohibits granting stock options with replenishment features (also called reload options).

▪
No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our common stock on the date the award is granted and a term no longer than ten years.

▪
Minimum Vesting Standards. The 2012 Incentive Plan includes minimum vesting standards for full value awards-no less than a three-year vesting period (in pro rata installments) for time-based awards and no shorter than a one-year performance period for performance-based awards. If the grant of a performance award is conditioned on satisfaction of performance goals, the performance period shall not be less than 12 months’ duration, but no additional minimum vesting period need apply to such award. Generally, the Administrator does not have discretionary authority to waive the minimum restriction period applicable to a full value award, except in the case of death, disability, retirement, or a Change in Control. Up to 5% of the initial share pool may be granted with less stringent or no vesting (e.g., merit stock awards).

▪
No Dividends on Performance-Based Awards unless and until Performance Goals are Met. The 2012 Incentive Plan prohibits the payment of dividends or dividend equivalents on performance-based awards unless and until the applicable performance goals for such award have been met.

▪
No Liberal Definition of Change in Control. The 2012 Incentive Plan’s definition of a change-in-control transaction provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board of Directors or stockholders.

▪	No Transfers for Value. Participants are not permitted to transfer awards for value under the 2012 Incentive Plan.

▪
Awards Subject to Claw Back Policy. Awards granted under the 2012 Incentive Plan to our executive officers are subject to our Policy for Recoupment of Incentive Compensation or any successor thereto. In addition, we may include provisions in award agreements under which we may recover from current and former participants any amounts paid or shares of common stock issued under an award and any proceeds therefrom under such circumstances as the plan administrator determines appropriate.

Adjustments to Awards for Corporate Transactions and Other Events
Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting us (a Corporate Event) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company (Share Change), the administrator will make such equitable and appropriate substitutions or proportionate adjustments to:

▪	the aggregate number and kind of shares of common stock or other securities on which awards under the 2012 Incentive Plan may be granted to eligible individuals;

▪	the maximum number of shares of common stock or other securities with respect to which awards may be granted during any one calendar year to any individual;

▪	the maximum number of shares of common stock or other securities that may be issued with respect to incentive stock options granted under the 2012 Incentive Plan;

▪
the number of shares of common stock or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and

▪	all other numerical limitations relating to awards, whether contained in the 2012 Incentive Plan or in award agreements.

Discretionary Adjustments. In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of common stock subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof (Substitute Awards). The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or nonrecurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

56 T. ROWE PRICE GROUP

Treatment of Awards upon Dissolution or Liquidation or a Change in Control
Dissolution or Liquidation. Unless the administrator determines otherwise, all awards outstanding under the 2012 Incentive Plan will terminate upon the dissolution or liquidation of the Company.
Termination of Awards. If any transaction results in a change in control (as defined in the 2012 Incentive Plan) of the Company, outstanding awards under the 2012 Incentive Plan will terminate when such transaction becomes effective unless provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted. In the event outstanding awards will terminate in this manner, (i) the outstanding awards that will terminate upon the effective time of the change in control transaction will, immediately before the effective time of the change in control, become fully exercisable, be considered to be earned and payable in full, any deferral or other restriction thereon will lapse, and any restriction period thereon will terminate, (ii) the holders of stock options, stock appreciation rights and other awards granted under the 2012 Incentive Plan that are exchangeable for or convertible into our common stock will be permitted, immediately before the change in control becomes effective, to exercise or convert all portions of such awards, and (iii) the administrator may make any of the discretionary adjustments described above with respect to any or all awards granted under the 2012 Incentive Plan. Implementation of the provisions of the immediately foregoing sentence will be conditioned upon consummation of the change in control, not merely the approval of the transaction by our Board of Directors or stockholders.
Continuation, Assumption or Substitution of Awards. Unless otherwise provided in the applicable award agreement, if a change in control of the Company occurs via a transaction under which provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted, then such awards will continue and will not accelerate unless double-trigger protections provided to participants holding outstanding awards are triggered. This means that if, coincident with the change in control or during the 18-month period following the change in control, a participant’s service with the surviving or successor entity is terminated involuntarily by the participant’s employer (other than for cause, as defined in the 2012 Incentive Plan, disability or death) or the participant resigns with good reason (as defined in the 2012 Incentive Plan), the following accelerated vesting and payment rules will apply to the participant’s outstanding awards:

▪	stock options and stock appreciation rights will become fully exercisable and vested;

▪	shares of restricted stock will become free of all restrictions and become fully vested and transferable;

▪
all restricted stock units, performance shares and performance units will be considered to be earned and payable at target level, any deferral or other restriction thereon will lapse, any restriction period thereon will terminate, and such restricted stock units, performance shares and performance units will be settled in cash or shares of common stock (consistent with the terms of the award agreement after taking into account the effect of the change-in-control transaction on the shares) as promptly as is practicable;

▪	each outstanding performance award will be deemed to satisfy any applicable performance goals as set forth in the applicable award agreement; and

▪	the administrator may also make additional adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the 2012 Incentive Plan’s purposes.
Under the terms of the 2012 Incentive Plan, a change in control is generally defined as (i) any acquisition by a person or entity of more than 30% of the combined voting power of the Company’s then outstanding shares, with certain exceptions, (ii) a contested change in the majority of the Board members, or (iii) a reorganization, merger, tender offer, share exchange, consolidation or other business combination, acquisition of the Company’s equity securities, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, in any such case, the holders of the outstanding voting stock of the Company immediately prior to such merger, reorganization or consolidation, hold more than 50% of the voting power of the surviving Company.
Amendment and Termination
Our Board of Directors or Compensation Committee may terminate, amend or modify the 2012 Incentive Plan or any portion of it at any time, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules. No such amendment may be made without the approval of our stockholders, however, to the extent such amendment would (i) materially increase the benefits accruing to participants under the 2012 Incentive Plan, (ii) materially increase the number of shares of our common stock which may be issued under the 2012 Incentive Plan or to a participant, (iii) materially expand the eligibility for participation in the 2012 Incentive Plan, (iv) eliminate or modify the prohibition on repricing of stock options and stock appreciation rights, (v) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (vi) modify the limitation on the issuance of reload or replenishment options.
The 2012 Incentive Plan is scheduled to expire on February 22, 2022, which is ten years after its adoption by our Board of Directors. Subject to other applicable provisions of the 2012 Incentive Plan, all awards made under the 2012 Incentive Plan on or

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before February 22, 2022, or such earlier termination of the 2012 Incentive Plan, shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.
U.S. Federal Income Tax Consequences
The following discussion is intended only as a general summary of the material U.S. federal income tax consequences of awards issued under the 2012 Incentive Plan, based upon the provisions of the Code as of the date of this proxy statement, for the purposes of stockholders considering how to vote on this proposal. It is not intended as tax guidance to participants in the 2012 Incentive Plan. This summary does not take into account certain circumstances that may change the income tax treatment of awards for individual participants, and it does not describe the state income tax consequences of any award or the taxation of awards in jurisdictions outside of the U.S.
Stock Options and Stock Appreciation Rights. The grant of a stock option or stock appreciation right generally has no income tax consequences for a participant or the Company. Likewise, the exercise of an incentive stock option generally does not have income tax consequences for a participant or the Company, except that it may result in an item of adjustment for alternative minimum tax purposes for the participant. A participant usually recognizes ordinary income upon the exercise of a nonqualified stock option or stock appreciation right equal to the fair market value of the shares or cash payable (without regard to income or employment tax withholding) minus the exercise price, if applicable. We should generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option or stock appreciation right.
If a participant holds the shares acquired under an incentive stock option for the time specified in the Code (at least two years measured from the grant date and one year measured from the exercise date), any gain or loss arising from a subsequent disposition of the shares will be taxed as long-term capital gain or loss. If the shares are disposed of before the holding period is satisfied, the participant will recognize ordinary income equal to the lesser of (1) the amount realized upon the disposition and (2) the fair market value of such shares on the date of exercise minus the exercise price paid for the shares. Any ordinary income recognized by the participant on the disqualifying disposition of the shares generally entitles us to a deduction by us for federal income tax purposes. Any disposition of shares acquired under a nonqualified stock option or a stock appreciation right will generally result only in capital gain or loss for the participant, which may be short- or long-term, depending upon the holding period for the shares.
Full Value Awards. Any cash and the fair market value of any shares of common stock received by a participant under a full value award are generally includible in the participant’s ordinary income. For this purpose, “full value award” means an award that results in Price Group transferring the full value of a share of common stock under the award, whether or not an actual share of stock is issued. Full value awards include, but are not limited to, stock awards, stock units, performance shares, performance units that are payable in common stock, and other stock-based awards for which Price Group transfers the full value of a share of common stock under the award. In the case of restricted stock awards, this amount is includible in the participant’s income when the awards vest, unless the participant has filed an election with the Internal Revenue Service to include the fair market value of the restricted shares in income as of the date the award was granted. In the case of restricted stock units, performance shares and performance units, generally the value of any cash and the fair market value of any shares of common stock received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested full value awards are also ordinary income for participants.
Deductibility of Compensation. We intend for compensation arising from stock and cash awards under the 2012 Incentive Plan to be deductible by the Company as qualified performance-based compensation not subject to the $1,000,000 limitation on deductibility under Section 162(m). Our ability to grant awards during the balance of the 2012 Incentive Plan’s term is not contingent upon approval of this proposal. If stockholders do not approve this proposal, however, none of the equity or cash-based performance awards that we grant under the 2012 Incentive Plan after the Annual Meeting (other than stock options and stock appreciation rights) will constitute qualified performance-based compensation within the meaning of Section 162(m). As such, some or all of the compensation realized under those awards may not be deductible by the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
We recommend that you vote FOR Proposal 4, the reapproval of the material terms and performance criteria for grants of qualified performance-based awards under the 2012 Incentive Plan. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the approval of the material terms for qualified performance-based awards under the 2012 Incentive Plan unless otherwise specified. In order to be adopted at the Annual Meeting, Proposal 4 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

58 T. ROWE PRICE GROUP

Proposal 5
Vote to Approve the 2017 Non-Employee Director Equity Plan

INTRODUCTION
We are asking stockholders to approve our adoption of the T. Rowe Price Group, Inc. 2017 Non-Employee Director Equity Plan (the 2017 Director Plan) to replace the T. Rowe Price Group, Inc. Amended and Restated 2007 Non-Employee Director Equity Plan (the 2007 Plan) which by its terms expires on April 12, 2017.
Under the 2017 Director Plan, we have reserved a pool of 400,000 common shares of Price Group to be available for grants of equity compensation (awards) to our non-employee directors in the form of restricted shares, stock units for deferred delivery of shares, and/or options for the purchase of shares.

BACKGROUND
We believe that our non-employee directors provide us with the independent advice and perspective necessary for us to make sound business decisions. Our compensation philosophy includes paying our non-employee directors a mix of cash and equity compensation, which provides non-employee directors a proprietary interest in our success. Equity holdings in Price Group by our non-employee directors align their interests with our stockholders. For this reason, we have adopted the stock ownership and retention guidelines, discussed on page 17 of this proxy statement, to further encourage our non-employee directors to hold significant ownership interests in Price Group.
We currently award equity compensation to our non-employee directors under the 2007 Plan as part of their annual compensation. Compensation of our directors is discussed in detail beginning on page 15 of this proxy statement. The 2007 Plan expires on April 12, 2017. After that date, we will no longer be able to provide our non-employee directors equity compensation unless a new plan is approved. We therefore urge you to approve our adoption of the 2017 Director Plan.

PRINCIPAL FEATURES ON THE 2017 DIRECTOR PLAN
The following summary describes the principal features of the 2017 Director Plan. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2017 Director Plan, as proposed for approval. You are urged to read the 2017 Director Plan in its entirety. A copy of the 2017 Director Plan is available on the SEC website at sec.gov, where it is an appendix to the electronic version of this proxy statement.
Administration
The 2017 Director Plan will be administered by our Nominating and Corporate Governance Committee (the Administrator). The Administrator specifically is authorized to (1) interpret the 2017 Director Plan and the terms of any awards granted under it, and (2) from time to time modify the value, number, timing, vesting and/or other terms of awards to be granted under the 2017 Director Plan without stockholder approval. No modification of the value and/or number of awards, however, may result in exceeding the maximum annual cap per non-employee director set forth in the 2017 Director Plan. The Administrator generally is authorized to make all other determinations advisable to achieve the purpose of the 2017 Director Plan. This authority includes the power to adopt rules and execute instruments to administer the 2017 Director Plan and conduct the Administrator’s business. The Administrator may delegate any of its nondiscretionary duties to one or more designees.
Eligibility
Each director of Price Group who, on a scheduled grant date, is not also an employee of Price Group or any of its subsidiaries or affiliates will be eligible to participate under the 2017 Director Plan. As of the Record Date, Price Group has 11 non-employee directors eligible to participate under the 2017 Director Plan. Mr. Rogers, who will become our non-executive Chairman after the Annual Meeting, will not participate in the 2017 Director Plan as determined by the Administrator.
Number of Shares
The Board has reserved and authorized for issuance under the 2017 Director Plan a pool of 400,000 common shares of Price Group. No shares from the 2007 Plan will be carried over to the share pool for the 2017 Director Plan. As of the Record Date, 19,290 common shares remained available for grant under the 2007 Plan but no awards are scheduled to be granted under the 2007 Plan prior to its expiration on April 12, 2017. The source of the shares to be issued pursuant to the 2017 Director Plan will be authorized and unissued shares under Price Group’s charter, including such shares as may be purchased on the open market from time to time or derived from any other proper source. Upon the grant of an award, the share pool will be reduced by one share for every one share made subject to such award to determine the number of awards that may be granted thereafter. Shares subject to any 2017 Director Plan awards that expire, terminate, become unexercisable or are forfeited or cancelled without the issuance of shares will be restored to the 2017 Director Plan share pool and again will be available for grant of new

PROXY STATEMENT 2017 59

awards. No shares will be recycled from awards granted under the 2007 Plan. The duration of the proposed share pool for the 2017 Director Plan is indeterminable insofar as the annual rate of share usage under the 2017 Director Plan may be affected by director turnover or board expansion, fluctuation in the market price of our common shares, or potential modification of our award amounts or award types, among other factors.
Grants of Awards
Cap on Awards Per Director. From time to time, the Administrator in its discretion will determine the value and/or number, timing and terms of awards to be granted under the 2017 Director Plan. This discretion is limited, however, in that the 2017 Director Plan provides that no director may receive awards exceeding $500,000 in value in a single calendar year under the 2017 Director Plan, as measured on the respective grant dates. For this purpose, the value of an award of restricted shares or stock units will be determined by multiplying the closing price per common share of Price Group on the grant date by the number of shares made subject to the award, and the value of an award of stock options will be the grant date fair value computed using the Black-Scholes option-pricing model. On February 24, 2017, the closing price per common share of Price Group was $71.95, as quoted on the NASDAQ Global Select Market.
Initial Director Award. Unless determined otherwise by the Administrator, when a non‑employee director is first elected or appointed to the Board, he or she will receive under the 2017 Director Plan an award of restricted stock or stock units valued at $300,000 on the grant date, rounded to the nearest whole share (the Initial Director Award). Unless the Administrator determines otherwise, each new non-employee director elects the type of award he or she will receive. (A description of the types of awards is discussed below in this proposal under the heading “Types of Awards.”) Generally, this Initial Director Award will be granted at the close of business on the first business day after the first regular meeting of the Board held on or after the non‑employee director’s election or appointment. If the person first becomes a non‑employee director by being elected at an annual meeting of stockholders, however, the Initial Director Award to that person will be granted on the first business day after such annual meeting. A person who was an employee of Price Group or any of its subsidiaries or affiliates at any time within the three‑year period before becoming a non‑employee director is not entitled to receive the Initial Director Award.
Equity Compensation Awards. Unless determined otherwise by the Administrator, each non‑employee director will be granted, on the first business day after each annual meeting of stockholders, including the 2017 Annual Meeting, an award of restricted stock or stock units valued at $200,000 on the grant date, rounded to the nearest whole share (an Equity Compensation Award). Unless the Administrator determines otherwise, each non-employee director elects the type of award he or she will receive. To avoid duplication of awards, an Equity Compensation Award will not be granted to a non-employee director during the calendar year in which the non-employee director receives his or her Initial Director Award under the 2017 Director Plan or the 2007 Plan.
Modification of Awards. The Administrator in its discretion may modify the value, number, timing, vesting and/or other terms of the awards to be granted under the 2017 Director Plan without stockholder approval, provided that any such modification of the value and/or number of awards does not result in exceeding the $500,000 maximum annual cap per non‑employee director set forth under the 2017 Director Plan. Also, in lieu of providing non-employee directors the opportunity to elect the type of award they wish to receive, the Administrator may specify the type of award to be granted as Initial Equity Awards and/or Equity Compensation Awards so long as the Administrator complies with the provisions of Section 409A of the Code when making and implementing such a determination.
Election Procedure
Unless the Administrator determines that elections will not be permitted, each non‑employee director may elect the type of award he or she will be granted under the 2017 Director Plan by filing an election form with the treasurer of Price Group or his designee. The Administrator designates the types of award that may be elected (e.g., restricted shares or stock units). The election form must be submitted timely according to rules designed to satisfy the provisions of Section 409A of the Code. An election form remains in effect from year to year unless a new election form is filed by December 31 of the year preceding the calendar year for which the modification takes effect. Any non‑employee director who does not have a valid election form in effect on a scheduled grant date will receive his or her awards in the form of stock units by default.
Types of Awards
The 2017 Director Plan enables the grant of awards in any of the following forms as determined from time to time in the discretion of the Administrator:

▪	restricted common shares of Price Group that are nontransferable and subject to forfeiture prior to becoming vested;

▪	stock units providing for deferred delivery of common shares of Price Group; and

▪	nonstatutory options for the purchase of common shares of Price Group.
Holding Period Requirements. All common shares of Price Group issued under an award will be subject to any restrictions imposed by law, the rules and regulations of any exchange or trading market on which Price Group’s securities are then traded, and any then-applicable stock ownership and retention guidelines for directors of Price Group. Our stock ownership and retention guidelines are discussed on page 17 of this proxy statement.

60 T. ROWE PRICE GROUP

Vesting and Forfeiture of Awards. Unless determined otherwise by the Administrator, awards in the form of restricted shares, stock units and options will be subject to the following vesting and forfeiture provisions.

▪	Upon grant, awards will be unvested and subject to a risk of forfeiture.

▪
If the non-employee director ceases to be a member of the Board for any reason other than death, becoming totally and permanently disabled, or the occurrence of a change in control of Price Group (Change in Control), all unvested awards and all accrued dividends and/or unvested dividend equivalents attributed to such awards will be forfeited upon such cessation.

▪
Provided that the non‑employee director to whom the award was granted is a member of the Board on the vesting date, restricted shares, stock units and options will become vested and no longer subject to risk of forfeiture on the earliest of the following dates:

▪
the first anniversary of the grant date of an Initial Director Award or, as applicable, the day immediately prior to the annual meeting of Price Group stockholders that occurs in the next calendar year following the year in which the grant date of an Equity Compensation Award occurs;

▪	the non-employee director’s date of death,

▪	the date on which the non-employee director becomes totally and permanently disabled, or

▪	the date on which a Change in Control occurs.
Change in Control is defined under the 2017 Director Plan to mean the earliest to occur of any of the following events, construed in accordance with Section 409A of the Code: (i) any one person or more than one person acting as a group acquires, or has acquired during the 12‑month period ending on the date of the most recent acquisition by such person or group, beneficial ownership of 35 percent or more of the total voting power of Price Group’s then outstanding voting securities; (ii) a majority of the members of Price Group’s Board is replaced during any 12‑month period by directors whose appointment or election is not endorsed or approved by a majority of the members of the Board who were members of the Board prior to the initiation of the replacement; or (iii) any one person or more than one person acting as a group acquires, or has acquired during the 12‑month period ending on the date of the most recent acquisition by such person or group, assets of Price Group that have a total gross fair market value of 50 percent or more of the total gross fair market value of all of the assets of Price Group immediately prior to the initiation of the acquisition.
Transferability of Awards. Awards in the form of restricted shares, stock units and options are not transferable by the non-employee director otherwise than by will or the laws of descent and distribution and may not be subject in any manner to alienation, anticipation, sale, exchange, assignment, pledge, encumbrance, or garnishment, or in any other manner made subject to a hedge transaction or a put or call contract. With the consent of the Administrator, however, restricted shares and options (but not stock units) may be transferred to a family member or a trust, partnership or the like for the benefit of the non-employee director or such family members. The Administrator may not permit any transfer for value of an award (other than common shares received in connection with an award of restricted shares after the date that the award has become vested). The permitted transferee of an unvested award will receive the award subject to the same risk of forfeiture as applied to the non‑employee director transferor.
Terms of Stock Units. Stock units represent an unfunded promise of Price Group to deliver common shares, or in limited circumstances the cash equivalent of such shares, to the non-employee director or the non-employee director’s estate, as applicable, at a future date; no shares are issued upon the grant of stock units. The grant of a stock unit does not entitle the non-employee director or the non‑employee director’s estate, as applicable, to voting or other rights as a stockholder until common shares of Price Group are issued upon settlement. If Price Group declares a cash dividend payable to the holders of its common shares, then, on the dividend payment date, dividend equivalents in the form of stock units will be credited under the 2017 Director Plan to the account of each non-employee director who, as of the record date for such dividend, has stock units credited to an account under the 2007 Plan and/or credited to an account under the 2017 Director Plan. The number of stock units to be credited to a non‑employee director’s account as dividend equivalents will be equal to the number of common shares that could be purchased on the dividend payment date with the aggregate amount of dividends that would have been received by the non‑employee director if his or her stock units accumulated under the 2017 Director Plan, plus any stock units credited to an account under the 2007 Plan as of the termination date of that plan, were outstanding shares. The stock units credited as dividend equivalents will be subject to the same vesting and risk of forfeiture provisions as the stock units to which they are attributable. Stock units will be settled in common shares of Price Group, to the extent vested, upon the non‑employee director’s departure from the Board, unless the non‑employee director is a “specified employee” (as defined under Section 409A of the Code and determined in good faith by the Administrator). If a non‑employee director is a “specified employee” when he or she departs the Board, the stock units to be settled on account of the departure will be settled within 15 days after the end of the six-month period beginning on that departure date or, if earlier, within 15 days after the appointment of the personal representative or executor of the estate after the non-employee director’s death. Upon settlement, Price Group will issue to the non-employee director or the non-employee director’s estate, as applicable, a number of common shares equal to the number of whole, vested stock units then credited to the non-employee director’s account; any fractional stock units will be settled in cash.

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Terms of Restricted Shares. The non-employee director will be reflected on Price Group’s books as the owner of record of the common shares represented by the restricted shares as of the grant date. Price Group will retain the shares in uncertificated book entry form with a notation as to their nontransferability, until the restricted shares become vested and nonforfeitable. The grant of restricted shares will entitle the non‑employee director to all the rights of a stockholder, including voting and rights to receive dividends and distributions with respect to such common shares, but the shares will be subject to transfer restrictions and risk of forfeiture until becoming vested. The Administrator, however, will accrue dividends and distributions payable with respect to restricted shares and defer the payment thereof, subject to risk of forfeiture, until the restricted shares become vested.
Terms of Options. Each option granted under the 2017 Director Plan, if any, will: (A) have an exercise price for each share subject thereto equal to the closing price of our common shares on the grant date; (B) be exercisable once it has become vested; (C) be exercised during the lifetime of the non‑employee director, only by the non-employee director or, during any period the non‑employee director is under a legal disability, by the non-employee director’s guardian or legal representative, unless otherwise determined by the Administrator; (D) terminate and no longer be exercisable, to the extent unvested, when the non-employee director ceases to be a member of the Board for any reason other than death, becoming totally and permanently disabled, or the occurrence of a Change in Control, and to the extent vested, on the earlier to occur of the expiration of ten years after the grant date of such option or five years after the non-employee director ceases to be a member of the Board for any reason; and (E) provide for payment of the exercise price via cash, check, or tender of common shares, by way of a broker-assisted cashless exercise in accordance with procedures established by the Administrator, or any combination thereof. No option holder will have any rights as a stockholder with respect to any common shares covered by an option until the date a share certificate or certificates representing such shares is issued or such other evidence of issuance of the shares to the person is entered on the records of Price Group. Except as provided below regarding adjustments to awards for corporate transactions and other events, no adjustment for dividends or otherwise will be made if the record date is prior to the date of issuance of the common shares purchased pursuant to exercise of the option.
Adjustments for Corporate Transactions and Other Events
Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange, or similar event affecting Price Group, or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, special dividend of cash or other property, share combination or subdivision, recapitalization, or similar event affecting the capital structure of Price Group, that occurs at any time after adoption of the 2017 Director Plan by the Board (including any such event that occurs after our adoption and coincident with or prior to the Annual Meeting), the Administrator, in its discretion and without the consent of the holders of outstanding awards, will make equitable and appropriate substitutions or proportionate adjustments to (i) the 2017 Director Plan share pool, (ii) the number of common shares or other securities covered by each outstanding award or reflected in the accounts, the exercise price, if any, and other relevant terms of each outstanding award, and (iii) all other numerical limitations relating to awards, whether contained in the 2017 Director Plan or in award agreements. The Administrator will determine the treatment of fractional shares and fractional cents that arise with respect to outstanding awards and amounts reflected in the accounts as a result of the adjustments to be made, which treatment may include the cancellation of fractional shares without paying for them. The Administrator will make the adjustments and determinations, and its determination will be final, binding and conclusive.
Change in Control Transactions. Upon a Change in Control, the following will happen: (1) all outstanding awards will become fully vested immediately before and contingent upon consummation of the Change in Control; (2) all outstanding options unexercised prior to the Change in Control terminate at the effective time of the Change in Control unless the surviving entity, in connection with the transaction, agrees to continue, assume, settle, or provide substitutes for such options; and (3) all stock units credited to accounts as of the Change in Control will be settled in shares or cash at the Board’s discretion upon or as soon as practicable after the Change in Control, but in no event later than the end of the calendar year in which the Change in Control occurs.
Amendment and Termination
The Board or our Nominating and Corporate Governance Committee may amend, modify, or terminate the 2017 Director Plan at any time and from time to time. Without stockholder approval, however, neither the Board nor our Nominating and Corporate Governance Committee may: (a) increase the number of common shares that may be issued under the 2017 Director Plan other than as set forth under the mandatory adjustments provisions of the 2017 Director Plan, (b) modify the share accounting provisions set forth in the 2017 Director Plan to determine the size of the available share pool, (c) modify the maximum annual cap on awards per non‑employee director set forth in the 2017 Director Plan, or (d) modify the requirements as to eligibility for participation in the 2017 Director Plan. For such actions, the degree of stockholder approval required will be determined by, as applies, our charter and bylaws, applicable law, or the rules of any exchange or trading market on which our securities are then traded.
No amendment, modification, or termination of the Plan may adversely affect the rights of a holder of an award without the written consent of the holder. The Administrator, however, may amend the 2017 Director Plan in any way necessary or desirable to comply with Section 409A of the Code or any other applicable law or the rules of any exchange or trading market on which our securities are then traded. When the 2017 Director Plan terminates, we will continue to maintain the accounts and settle stock units credited to such accounts in accordance with the provisions of Section 409A of the Code.

62 T. ROWE PRICE GROUP

Plan Term
The 2017 Director Plan is effective as of the date it is approved by the stockholders of Price Group. No awards will be granted on or after the tenth anniversary of the effective date of the 2017 Director Plan, but the term of awards granted before then may extend beyond that date.
U.S. Federal Income Tax Consequences
The following discussion is intended only as a general summary of the material United States federal income tax consequences of awards issued under the 2017 Director Plan, based upon the provisions of the Internal Revenue Code of 1986, as amended (the Code) as of the date of this proxy statement, for the purposes of stockholders considering how to vote on this proposal. It is not intended as tax guidance to participants in the 2017 Director Plan. This summary does not take into account certain circumstances that may change the income tax treatment of awards for individual participants, and it does not describe the state income tax consequences of any award or the taxation of awards in jurisdictions outside of the United States.
Restricted Shares. A non‑employee director generally recognizes no income when the restricted shares are granted. However, the non‑employee director may elect to recognize income equal to the fair market value of the underlying shares on the grant date. When the restricted shares vest, a non‑employee director who did not recognize income on the grant date recognizes compensation equal to the fair market value of the underlying shares on that vesting date. Alternatively, a non‑employee director who elected to recognize income on the grant date does not recognize, on the vesting date, the gain in or loss of value of the underlying shares. Such gain or loss will be recognized when the restricted shares are transferred. We generally may deduct an amount equal to the income recognized by the non-employee director on the grant date or the vesting date, as applies.
Stock Units. A non‑employee director recognizes no income when the stock units are granted. When the stock units are settled, the non‑employee director will recognize income for the year of the settlement equal to the fair market value of the shares received. Upon selling those shares, the non‑employee director recognizes capital gain or loss equal to the sale price less the fair market value of the shares on the settlement date. We generally may deduct an amount equal to the income recognized by the non‑employee director on the settlement date. The grant of stock units under the 2017 Director Plan is intended to comply with Section 409A of the Code. If any of the 2017 Director Plan terms subjects a non‑employee director to gross income inclusion, interest, or additional tax under Section 409A of the Code, those terms are inapplicable.
Options. A non‑employee director recognizes no income when the options are granted. Upon exercising the options, the non-employee director recognizes compensation income equal to the excess of the fair market value of the underlying shares on that date over the exercise price. Upon the sale of the stock, the non‑employee director recognizes capital gain or loss equal to the difference between the sale proceeds and the fair market value of the stock on the exercise date. The capital gain or loss is long‑term if the stock was held for more than one year; otherwise it is short-term. We generally may deduct the compensation recognized by the non‑employee director.

NEW PLAN BENEFITS
The following New Plan Benefits Table reflects the amounts that will be received by or allocated to the individuals and groups listed below under the 2017 Director Plan per annum, if approved by the stockholders. The information set forth below is based on the number of incumbent directors as of the Record Date who will be eligible to participate in the 2017 Director Plan as of its effective date, if approved.

Name and Position	Dollar Value ($)	Number of Shares Underlying Stock Units or Restricted Share Awards[1]
Named Executive Officers (not eligible under Plan)	n/a	n/a
Executive Group (not eligible under Plan)	n/a	n/a
Non‑Executive Director Group[2]	$2,000,000	[3]
Non‑Executive Officer Employee Group (not eligible under Plan)	n/a	n/a
1 Until determined otherwise by the Administrator, the non‑employee director may choose to receive either restricted shares or stock units; not options.
2 The dollar value reflected excludes Mr. Rogers who, although eligible, will not be participating in the 2017 Director Plan.
3 The number of shares is indeterminable at this time because it will fluctuate with the market price of Price Group common shares on each award grant date.

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RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
We recommend that you vote FOR Proposal 5, to approve our adoption of the 2017 Director Plan to replace the expiring 2007 Plan. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the approval of our adoption of the 2017 Director Plan. In order to be adopted at the Annual Meeting, Proposal 5 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.
Proposal 6
Vote to Approve the Restated 1986 Employee Stock Purchase Plan to Increase its Available Share Pool

INTRODUCTION
We are asking stockholders to approve a restatement of the T. Rowe Price Group, Inc. 1986 Employee Stock Purchase Plan (the ESPP) to increase the number of shares available for purchase by associates on and after April 26, 2017, to an aggregate of 3,000,000 shares, subject to adjustment in the event of a stock or special cash dividend, stock split or reverse stock split, other changes in capitalization and other events affecting the Company or Company common stock.
We have maintained the ESPP continually since 1986 to help us attract and retain associates and motivate associates to increase their efforts for the Company’s welfare, by offering them an incentive, in the form of a proprietary interest in the Company. We implement the ESPP globally where legally permissible and open participation to all regular associates of the Company over the age of majority in the state or country of their residence. Eligibility begins on the first day of the month following the month in which employment occurs.
Throughout the ESPP’s 30 years’ existence, our transfer agent has purchased for the Company shares of the Company’s common stock on the open market at prevailing market prices each month for delivery to accounts of associates participating in the ESPP. On February 24, 2017, the closing sale price of Company common stock was $71.95, as reported on the NASDAQ Global Select Market. The ESPP also permits the plan's agent to purchase the common stock for associate accounts directly from the Company. Any such direct purchase would be at prices equal to the average of the last reported sale prices as reported on the NASDAQ Global Select Market for the five previous trading days prior to the purchase. This direct purchase alternative has never been used, and we expect to continue to provide shares under the Plan through open market purchases.

BACKGROUND
The ESPP enables associates to purchase shares of the Company’s common stock on a monthly basis at prevailing market prices through payroll deduction. Under the ESPP, the Company makes a 50% matching contribution, based on each associate’s payroll deduction of up to 4% of his or her applicable base salary per payroll period, until the associate’s base salary earned reaches US$200,000 in the calendar year. No match is made after the associate’s base salary earned reaches US$200,000 in the calendar year; however, the match will resume in the next calendar year if the associate continues to participate in the ESPP. The maximum annual match for each associate is US$4,000. The Company matching contributions are immediately vested, become part of an associate’s account, and are taxed as earnings. Cash dividends net of tax withholding, if any, credited to the associate’s account are automatically reinvested in Company common stock. Brokerage commissions payable in connection with purchases made with payroll deductions and Company matching contributions, as well as from the reinvestment of cash dividends, and all other expenses incurred in administering the ESPP are borne by the Company. Commissions and other charges in connection with a sale of stock from an associate’s account are borne by the associate.
An associate may withdraw, sell, or transfer full shares owned in his or her account subject to three restrictions: (1) no withdrawal, sale, or transfer may occur during the first 12 months of participation unless the associate is terminating participation in the ESPP and closing his or her account; (2) thereafter, no withdrawal, sale, or transfer of shares held less than 60 days may occur unless the associate is terminating participation in the ESPP and closing his or her account; and (3) no more than two such transactions may occur in any rolling 12-month period. An associate may terminate payroll deductions at any time. We may require a waiting period of at least six months before payroll deductions can recommence.
In July 1986, 4,800,000 shares (adjusted for subsequent stock splits) of the Company’s common stock were registered for sale under the ESPP. In 2001, an additional 3,200,000 shares were registered for sale under the ESPP, bringing the aggregate limit on the number of shares available for sale under the ESPP to 8,000,000 shares. Per the terms of the ESPP, this aggregate limit on the number of shares available for sale under the ESPP has been adjusted to 16,655,840 shares to reflect the 2:1 stock split on June 26, 2006, and the special dividends paid on December 28, 2012 and April 23, 2015. Of the aggregate 16,655,840

64 T. ROWE PRICE GROUP

shares available for purchase under the ESPP since its inception in 1986, 526,012 shares remained available as of February 24, 2017. Over the 3-year period measured January 1, 2014 through December 31, 2016, on average 403,745 shares per year were purchased under the ESPP by associates. As of December 31, 2016, we had 4,734 associates enrolled in the ESPP. Based on the 3-year average share purchase rate and an increasing headcount, it is projected that the number of shares available for purchase under the ESPP will be nearly exhausted by the end of 2017.

PROPOSAL
We are asking you to vote to approve a restatement of the ESPP to increase the number of shares available for purchase by associates. Specifically, as proposed, the ESPP will provide that the number of shares of Company common stock that may be purchased by or on behalf of associates pursuant to the ESPP on and after April 26, 2017, shall not exceed an aggregate of 3,000,000 shares, except that (i) in the event of a stock or special cash dividend, stock split or reverse stock split affecting the Company common stock, the maximum number of shares of such Common Stock available for purchase pursuant to the Plan shall, without further action of the Board or the Compensation Committee, be adjusted to reflect such event, and (ii) in the event of any other change affecting the Company common stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, the Compensation Committee, in its discretion, may make appropriate adjustments to the maximum number and kind of shares available for purchase pursuant to the ESPP. If approved, we anticipate that this proposal will enable the ESPP to continue, based on the current average annual share purchase rate, until 2024.
The foregoing summary describes the principal features of the ESPP. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the restated ESPP, as proposed for approval. You are urged to read the ESPP in its entirety. A copy of the ESPP is available on the SEC website at sec.gov, where it is an appendix to the electronic version of this proxy statement. Other than increasing the number of shares available for purchase under the ESPP and clarifying the adjustments that will be made to such number of shares in the event of a stock or special cash dividend, or stock split or reverse stock split affecting the Company common stock, no changes are being made to the ESPP via the proposed restatement since the ESPP was last restated on January 1, 2014.

NEW PLAN BENEFITS
The benefits or amounts to be received by any participant or group of participants under the ESPP are indeterminable at the date of this proxy statement because participation and the level of payroll deductions are subject to the discretion of each associate. The aggregate numbers of shares of Company common stock purchased by certain persons and groups under the ESPP since its initial adoption in 1986 are as follows:

Name and Principal Position	Aggregate number of shares purchased
William J. Stromberg, President and Chief Executive Officer	24,687
Kenneth V. Moreland, Chief Financial Officer and Treasurer	11,188
Edward C. Bernard, Vice Chairman	19,277
Christopher D. Alderson, Head of International Equity	15,287
Eric L. Veiel, Head of Equity	6,198

All Current Executive Officers as a Group	107,473

All Current Non-Employee Directors as a Group	—

All Employees, excluding Current Executive Officers, as a Group	16,022,355

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
We recommend that you vote FOR Proposal 6, to approve the restatement of the ESPP to increase its available share pool. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the approval of the restatement of the ESPP. In order to be adopted at the Annual Meeting, Proposal 6 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

65 T. ROWE PRICE GROUP

Proposal 7
Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2017

INTRODUCTION
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit Price Group's consolidated financial statements. To execute this responsibility, the Audit Committee engages in an evaluation of the independent auditor's qualifications, performance, and independence and periodically considers whether the independent registered public accounting firm should be rotated and the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee has reappointed KPMG LLP to serve as our independent registered public accounting firm for 2017. KPMG was first appointed to serve as our independent registered public accounting firm on September 6, 2001. In accordance with SEC rules and KPMG policies, lead and reviewing audit partners are subject to rotation requirements that limit the number of consecutive years they may provide service in that capacity to five years. The process for selection of the lead audit partner pursuant to this rotation policy has included a discussion between the Chair of the Audit Committee and the candidate for the role, as well as discussion of the selection by the full Committee with management.
The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of Price Group and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2017.
Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
We recommend that you vote FOR Proposal 7, the ratification of the appointment of KPMG as our independent registered public accounting firm for 2017. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2017 unless otherwise specified. In order to be adopted at the Annual Meeting, Proposal 7 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. In the event Proposal 7 does not obtain the requisite number of affirmative votes, the Audit Committee will reconsider the appointment of KPMG. Abstentions are not considered votes cast and will have no effect on the outcome of the vote.

DISCLOSURE OF FEES CHARGED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table summarizes the fees charged by KPMG for services rendered to Price Group and its subsidiaries during 2015 and 2016. All services were approved by the Audit Committee pursuant to the pre-approval procedures described below.

Type of Fee	2015	2016
Audit Fees[1]	$1,861,933	$2,565,468
Audit-Related Fees[2]	102,370	84,303
Tax Fees[3]	868,371	920,662
All Other Fees[4]	72,555	65,250
	$2,905,229	$3,635,683

[1]
Aggregate fees charged for annual audits, quarterly reviews, and the reports of the independent registered public accounting firm on internal control over financial reporting as of December 31, 2015 and 2016.

[2]
Aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as Audit Fees. In 2015 and 2016, these services included audits of several affiliated entities, including the corporate retirement plans, the T. Rowe Price Foundation, Inc., and fees for consultations concerning financial accounting and reporting matters. The 2016 fees also include fees associated with KPMG's consents related to registration filings.

[3]	Aggregate fees charged for tax compliance, planning, and consulting. Of the $920,662 in 2016, $557,633 is related to tax compliance and preparation and $363,029 is related to tax planning.

66 T. ROWE PRICE GROUP

[4]	Both 2015 and 2016 include fees for KPMG's performance of attestation engagements related to our compliance with the Global Investment Performance Standards and fees related to executive education.

AUDIT COMMITTEE PRE-APPROVAL POLICIES
The Audit Committee has adopted policies and procedures which set forth the manner in which the committee will review and approve all audit and non-audit services to be provided by the independent registered public accounting firm before that firm is retained for such services. The pre-approval policies and procedures are as follows:

▪
Any audit or non-audit service to be provided to Price Group by the independent registered public accounting firm must be submitted to the Audit Committee for review and approval. The proposed services are submitted on the Audit Committee's “Independent Registered Public Accounting Firm Audit and Non-Audit Services Request Form” with a description of the services to be performed, fees to be charged, and affirmation that the services are not prohibited under Section 201 of the Sarbanes-Oxley Act of 2002. The form must be approved by Price Group's chief executive officer, chief financial officer, or director of internal audit prior to submission to the Audit Committee.

▪
The Audit Committee in its sole discretion then approves or disapproves the proposed services and documents such approval, if given, by signing the approval form. Pre-approval actions taken during Audit Committee meetings are recorded in the minutes of the meetings.

▪
Any audit or non-audit service to be provided to Price Group which is proposed between meetings of the Audit Committee will be submitted to the Audit Committee chairman on a properly completed “Independent Registered Public Accounting Firm Audit and Non-Audit Services Request Form” for the chairman's review and pre-approval and will be included as an agenda item at the next scheduled Audit Committee meeting.

Report of the Audit Committee
The Audit Committee oversees Price Group's financial reporting process on behalf of the Board of Directors. Our committee held five meetings during 2016. Management has the primary responsibility for the financial statements and the reporting process, including internal controls over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Price Group's audited financial statements with generally accepted accounting principles and an opinion on the effectiveness of Price Group's internal controls over financial reporting. We appointed KPMG as Price Group's independent registered public accounting firm for 2016 after reviewing that firm's performance and independence from management and that appointment was ratified by our stockholders at the 2016 annual meeting. We reappointed KPMG as Price Group's independent registered public accounting firm for fiscal year 2017 at our January 2017 meeting, after conducting the same set of reviews.
In fulfilling our oversight responsibilities, we reviewed and discussed with management the audited financial statements prior to their issuance and publication in the 2016 Annual Report on Form 10-K and in the 2016 Annual Report to Stockholders. We reviewed with KPMG its judgments as to the quality, not just the acceptability, of Price Group's accounting principles and discussed with its representatives other matters required to be discussed under generally accepted auditing standards, including matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16-Communications with Audit Committees. We also discussed with KPMG its independence from management and Price Group, and received its written disclosures pursuant to applicable requirements of the PCAOB regarding the independent accountant's communication with the audit committee concerning independence. We further considered whether the non-audit services described elsewhere in this proxy statement provided by KPMG are compatible with maintaining its independence.
We also discussed with management their evaluation of the effectiveness of Price Group's internal controls over financial reporting as of December 31, 2016. We discussed with KPMG its evaluation of the effectiveness of Price Group's internal controls over financial reporting.
We further discussed with Price Group's internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their evaluations of Price Group's internal controls.
Lastly, as part of our responsibilities for oversight of the Price Group's risk management process, we reviewed and discussed with the chief risk officer the Company's framework with respect to the risk assessment, including discussions of individual risk areas, as well as an annual summary of the overall process.

PROXY STATEMENT 2017 67

In reliance upon the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Mark S. Bartlett, Chairman
Dr. Freeman A. Hrabowski, III
Robert F. MacLellan
Dwight S. Taylor
Sandra S. Wijnberg
Proposal 8
Stockholder Proposal for a Report on Voting by our Funds and Portfolios on Matters Relating to Climate Change

INTRODUCTION
The Sundance Family Foundation has submitted the following proposal for our stockholders, which was co-filed by Dignity Health, Walden Asset Management and Friends Fiduciary Corporation (the address and number of shares of the Company’s common stock held by each of these stockholders will be provided upon request):

PROPOSAL
Whereas:
T. Rowe Price (TROW) is a respected leader in the financial services industry. TROW has stated publicly that it understands how environmental, social, and governance (ESG) factors can affect companies financially. On its website, the Company states ESG issues may affect the value of an investment.
TROW reports and mitigates greenhouse gas emissions associated with its operations and the company’s other climate change-related impacts. In its response to the 2016 survey by the Carbon Disclosure Project, the Company states:
“We incorporate processes for considering climate change risks and opportunities into several areas of the firm consistent with the risks and opportunities presented by our business.”
Climate change has also been incorporated into TROW’s enterprise and investment risk assessment processes. The Company notes:
“[C]limate change risks and opportunities impact our decisions as an investment manager…. Our investment decision processes consider climate change risks and opportunities depending on the nature of the company and its underlying business.”
TROW and its subsidiaries are responsible for voting proxies of companies in their portfolios. Aside from buy and sell decisions, proxy voting is one of the principal ways in which investors can engage in active management of portfolio risks and opportunities related to climate change.
TROW is a signatory of the UN Principles for Responsible Investment, a global network of investors and asset owners representing approximately $62 trillion in assets. One of the Principles encourages investors to vote conscientiously on ESG issues.
However, nothing in the existing disclosures provides investors with sufficient information to permit meaningful assessment of the congruency of proxy voting with TROW’s statements recognizing climate change-related risks. Indeed, available information suggests that TROW’s proxy voting record is incongruent with a responsive approach to climate change.
Many resolutions on climate change voted on by TROW simply asked for more disclosure. According to public fund voting records, over the past few years funds managed by subsidiaries of TROW voted against the vast majority of these resolutions, in contrast to funds managed by investment firms such as AllianceBernstein, Morgan Stanley, Neuberger Berman, and Wells Fargo which supported the majority of them.
TROW’s voting practices appear inconsistent with its policies and statements addressing climate change and pose reputational risk for the company. Moreover, proxy voting practices that ignore climate change fail to recognize significant company-specific

68 T. ROWE PRICE GROUP

and economy-wide risks associated with negative impacts of climate change. For example, corporations that effectively address climate issues impacting their businesses are protecting long-term shareholder value.
Thus we believe it is T. Rowe Price’s fiduciary duty to review how climate change impacts our economy and portfolio companies and evaluate how shareholder resolutions on climate change may impact long-term shareholder value as it votes proxies.
Resolved: Shareowners request that the Board of Directors initiate a review and issue a report on our proxy voting policies and practices related to climate change prepared at reasonable cost and omitting proprietary information.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:
This proposal draws an inappropriate connection between the proxy voting practices of the Company’s subsidiaries that act as investment advisers (the “Price Advisers”) and the Company’s position on climate change. The Board of Directors of Price Group must act in what it believes to be the best interests of the Company and its stockholders, including appropriately addressing issues related to climate change. In this regard, Price Group has a number of initiatives in place to reduce the Company’s environmental impact, including the installation of solar panels at its Maryland operations campus to minimize energy consumption and mitigate greenhouse gas emissions; efforts to recycle and reuse natural resources; and efforts to ensure that new buildings and substantial renovations of existing facilities qualify for LEED certification. The Company offers significant disclosure about these initiatives through its Corporate Social Responsibility reports and its participation in the CDP Climate Change Report.
Such initiatives are important to the Company. However, Price Group and its Board of Directors do not have direct responsibility for proxy voting and defer to the Price Advisers on these voting matters as the entities with the fiduciary responsibility under applicable law. Proxy voting is governed by the Price Advisers Proxy Voting Policies and it is the duty of the Price Advisers to vote shares in portfolio companies solely in the best interests of their clients, taking into account factors relevant to an investor. Consistent with these duties, Price Advisers have established a Proxy Committee, which serves an independent function to oversee and guide the voting process to ensure that votes are cast in the long-term economic interests of our clients. These advisory clients may or may not have the same interests as the stockholders of Price Group. The suggestion that the Price Group Board of Directors should intervene in oversight of the Price Advisers proxy voting is inappropriate and conflicts with the fiduciary principles applicable to the Price Advisers.
The proxy voting records of the Price Advisers on resolutions relating to climate change clearly reflect an analytical, case-by-case approach that is consistent with their Proxy Voting Policies and fiduciary duties. These policies state: “It is T. Rowe Price policy to analyze every shareholder proposal of a social or environmental nature on a CASE-BY-CASE basis.... Generally speaking, we support well targeted proposals addressing concerns that are particularly relevant for a company's business that have not yet been adequately addressed by management.” The Price Advisers’ voting policies relating to climate change and other ESG issues are well articulated in the Policies and other disclosures such as the Price Advisers’ ESG Investment Policy. The specific voting record of the Price Advisers with regard to T. Rowe Price mutual funds is publicly disclosed annually on the SEC's website and T. Rowe Price's website. No benefit would be realized from the resources that would have to be deployed for the Price Group to conduct a comprehensive review of the individual proxy voting policies and voting decisions made by the Price Advisers and determine whether they were consistent with any statement of Price Group regarding climate change. Further, any such evaluation would be inappropriate and misaligned with each party’s responsibility.
The Company believes that the Price Advisers are best suited to determine the manner in which to vote proxies and that continued adherence to their disclosed voting and investment policies relating to ESG issues best serves the interests of our investment clients. As expressed in the ESG Investment Policy: “Our ultimate goal: Superior long-term investment returns for our clients. All portfolios are managed to provide long-term reward commensurate with acceptable risk. By assessing and understanding the range of ESG risks, together with many other investment criteria, we believe we will be better positioned to deliver consistent, superior long-term investment returns for our clients.”
We recommend that you vote AGAINST Proposal 8. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted AGAINST Proposal 8 unless otherwise specified. In order to be adopted at the Annual Meeting, Proposal 8 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

PROXY STATEMENT 2017 69

Proposal 9
Stockholder Proposal for a Report on Voting by our Funds and Portfolios on Matters Related to Executive Compensation

INTRODUCTION
The Gun Denhart Living Trust has submitted the following proposal for our stockholders (the address and number of shares of the Company’s common stock held by this stockholder will be provided upon request):

PROPOSAL
Whereas:
T. Rowe Price, like all investment managers, is responsible for voting proxies of companies in its portfolios. It has a fiduciary responsibility to vote proxies in a responsible manner in the interests of its clients, which includes ensuring executive pay is not excessive and, if executive pay deviates from the average, it is strictly and sufficiently tied to performance.
We find T. Rowe Price’s voting record on executive pay is weak and its guidelines confusing. The company says it will evaluate advisory votes on compensation packages on a case-by-case basis, and vote no when there is “an unacceptable number of problematic pay elements.” The policy lists examples of such elements, including particular “objectionable structural features,” but does not state what an unacceptable number of problematic pay elements is.
Each year, As You Sow publishes a report identifying companies with the most overpaid CEOs (“the Most Overpaid CEOs”). Last year T. Rowe Price’s level of opposition to such overpaid CEO compensation packages was only 8%.
In comparison, Schwab voted against 35% of these pay packages; Legg Mason voted against 31% and Dimensional voted against 46%. The public funds, many of which take more seriously their role as universal owners, voted against even higher percentages. Florida State Board voted against 70% of pay packages at companies with overpaid CEOs; British Columbia Investment Board voted against 76%, and New York City Retirement Funds voted against 59% of these proposals.
Numerous academic studies, for example Lucien Bebchuck’s “Pay Without Performance,” indicate a history of growing executive pay disconnected from company performance. Even when companies purport to link performance, in reality they often do not.
Resolved: Shareowners request the Board of Directors issue a report prior to the next annual meeting, at reasonable cost and omitting proprietary information, which evaluates options for bringing its voting practices in line with its stated principle of linking executive compensation and performance, including: adopting more specific guidance in proxy voting guidelines, adopting best practices of other asset managers and independent rating agencies, and including a broader range of research sources and principles for interpreting compensation data. Such report should assess whether and how the proposed changes would advance the interests of its clients and shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:
As noted above, Price Group and its Board of Directors do not have direct responsibility for proxy voting and defer to the Price Advisers on these voting matters as the entities with the fiduciary responsibility under applicable law. Proxy voting is governed by the Price Advisers’ Proxy Voting Policies and it is the duty of the Price Advisers to vote shares in portfolio companies solely in the best interests of their clients, taking into account factors relevant to an investor. Consistent with these duties, Price Advisers have established a Proxy Committee, which serves an independent function to oversee and guide the voting process to ensure that votes are cast in the long-term economic interests of our clients. These advisory clients may or may not have the same interests as the stockholders of Price Group. The suggestion that the Price Group Board of Directors should intervene in oversight of the Price Advisers’ proxy voting is inappropriate and conflicts with the fiduciary principles applicable to the Price Advisers.
The Proxy Committee’s voting guidelines, as well as an annual aggregate proxy voting summary and the voting records of the T. Rowe Price mutual funds, are published on the Price Group website. These documents provide companies, clients and others with an insight into how the Proxy Committee approaches critical matters in corporate governance and how T. Rowe Price mutual funds might vote on key items on the ballot for stockholder meetings. On an annual basis, the Proxy Committee reviews its proxy voting policies in light of corporate governance and proxy voting trends and its experience engaging with companies to ensure its policies continue to reflect governance practices that protect the economic interests of our clients. Periodically, the

70 T. ROWE PRICE GROUP

Proxy Committee benchmarks its voting guidelines against those of peers and proxy advisors to check relevance, understand relative positioning, and identify market developments.
The Proxy Committee expects companies to set out a compensation policy that reflects the strategic objectives of the company and links rewards to executives with those to stockholders over time. The Proxy Committee’s voting guidelines set forth a number of factors that establish a rigorous framework in which executive compensation is evaluated, yet allow the discretion to make company specific decisions.
We do not believe that additional reporting on the approach to compensation policies is warranted or would add value to our stockholders’ understanding of the Price Adviser’s approach to compensation. No benefit would be realized from the resources that would have to be deployed for the Price Group to conduct a comprehensive review of the individual proxy voting policies and voting decisions made by the Price Advisers and determine whether they were consistent with any statement of Price Group regarding executive compensation. Further, any such evaluation would be inappropriate and misaligned with each party’s responsibility.
We recommend that you vote AGAINST Proposal 9. All properly executed proxies received in time to be tabulated for the Annual Meeting will be voted AGAINST Proposal 9 unless otherwise specified. In order to be adopted at the Annual Meeting, Proposal 9 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.
Proposal 10
Stockholder Proposal for a Report on Employee Diversity and Related Policies and Programs

INTRODUCTION
The Unitarian Universalist Church of Marblehead has submitted the following proposal for our stockholders (the address and number of shares of the Company’s common stock held by this stockholder will be provided upon request):

PROPOSAL
Whereas:
A McKinsey & Company report found companies with highly diverse executive teams had higher returns on equity and earnings performance than those with low diversity.
CEO Bill Stromberg stated: “An inclusive culture allows us to benefit from different perspectives, experiences, and backgrounds - to create value for our clients.”
However, T. Rowe Price does not disclose comprehensive workforce data, or disclose results of diversity initiatives. As a result, shareholders have insufficient information to determine if T. Rowe Price has a diverse workforce or has been successful in expanding diversity into senior roles.
Leading financial services firms such as Wells Fargo, JP Morgan, and Bank of New York Mellon provide details of diversity programs and policies, and disclose workforce statistics consistent with data provided to the Equal Employment Opportunity Commission (EEOC).
Asset management firms have begun acknowledging the lack of gender diversity in senior roles and in August 2016 seven global asset managers including Blackrock, Capital Group, and Fidelity, shared diversity statistics which show, on average, that women represent nearly one-half of their workforce but represent just one-quarter of senior staff.
Research from Mercer confirms that improving gender diversity will require greater attention to closing the gender pay gap. Owing to the widespread and general concern about gender and racial wage disparities the EEOC announced in January 2016 a proposed rule to stem wage discrimination by collecting pay data by gender, race and ethnicity in a dozen job categories.
Expanding workforce diversity and closing the wage gap also requires policies and programs that attract and retain diversity in the workplace. A company’s family leave policies, for example, can play a role. McKinsey & Company reports that paid parental leave and the availability of on-site child care can significantly impact women’s ability to rise to higher productivity roles and therefore perpetuate a gender wage gap. The best performing companies on gender diversity have implemented gender neutral policies that improve the workplace for both men and women, according to McKinsey.

PROXY STATEMENT 2017 71

Diversity benchmarks can help ensure companies hiring hundreds of financial professionals, such as T. Rowe Price, create competitive workforces. Companies that are publicly accountable to diversity goals are most likely to make rapid progress toward achieving their goals.
Resolved: Shareholders request that T. Rowe Price prepare a diversity report, at a reasonable cost and omitting confidential information, available to investors including:

1.	A chart identifying employees according to gender and race in major EEOC-defined job categories, listing numbers or percentages in each category.

2.	A description of policies/programs focused on increasing gender and racial diversity in the workplace.
Supporting Statement: A report adequate for investors to assess strategy and performance can include a review of appropriate time-bound benchmarks for judging current and future progress, and details of policies and practices designed to reduce unconscious bias in hiring and to build mentorship.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED
The Board of Directors is making no recommendation as to how stockholders should vote and notes the following for consideration by stockholders:
T. Rowe Price has made a commitment to Diversity and Inclusion that is based on a long history of putting clients first. To provide our clients with the best solutions for their investment goals, we must have the best talent, including individuals who possess a broad range of experiences, backgrounds and skills that enable us to anticipate and meet their investment needs. We must also create an inclusive culture that empowers associates to challenge the status quo and bring their best selves to work every day.
T. Rowe Price created a five-year Diversity and Inclusion Strategic Plan that focused on three key principles: attracting, developing and retaining great talent; creating an inclusive culture where associates feel valued for their contributions; and, building leadership accountability around diversity and inclusion at the Business Unit level.
Towards these three objectives we have made significant progress:
Attracting, developing and retaining great talent;

▪	T. Rowe Price's Board of Directors is comprised of 30% women and 23% ethnic diversity.

▪	Our total workforce is made up of 45% women and 26% ethnically diverse.

▪	The firm's senior leadership is comprised of 31% women, and 17% are associates with ethnic diversity.

▪	We implemented a 30% interview slate diversity goal to ensure we have diverse candidates for all senior level roles.

▪	Diversity is embedded and monitored in our talent review and succession planning processes.
Creating an inclusive culture where associates feel valued for their contributions;

▪
We have working groups (women, ethnically diverse and LGBTQ) made up of leaders and associates from across the enterprise who provide insights and recommendations on how to attract, advance and retain diverse talent. They also help us understand issues and opportunities related to engagement and inclusion.

▪	We have been recognized for our efforts by the following organizations:

▪	Anita Borg Institute's 2015 Top Companies for Women Technologists Leadership Index

▪	Human Rights Campaign Foundation's Best Places to Work for LGBT Equality

▪	2020 Women on Boards Winning Company
Building Leadership accountability;

▪	Through the performance management process, the firm's senior leadership is held accountable for driving diversity and inclusion.

▪	The firm's learning agenda focuses on building manager capability and skill to lead diverse teams:

▪	Unconscious bias training mandatory for all people leaders

▪	Diversity and Inclusion Summit held to build D&I champions across the firm

72 T. ROWE PRICE GROUP

The Company believes it has demonstrated a strong commitment to and record regarding diversity and inclusion. In Q1 of 2017, we will publish T. Rowe Price’s first diversity and inclusion report which will be made available on our website and to prospective and current clients who request information regarding our diversity and inclusion efforts. The report will provide information on the firm’s strategy, commitment and 2016 results. It will also outline the programs and initiatives that are in place to attract, develop and retain top diverse talent. Metrics will be included on board diversity, representation of gender and ethnic diversity of our total workforce and in our senior leadership ranks as well as diverse hiring statistics at various levels. We believe these metrics are more relevant in demonstrating the results of our efforts than the EEO 1 data. EEOC-defined job categories are not reflective of the way we measure and report our diversity and inclusion progress in our workforce, leadership positions or talent pipeline. Therefore, we believe adoption of this proposal would neither enhance our commitment to diversity and inclusion nor provide more meaningful disclosure than the diversity and inclusion report described above.
The Board has determined not to recommend a vote either for or against the Stockholder Proposal Regarding Employment Diversity Report. Although the proposal is non-binding and advisory in nature, the Board values stockholders’ opinions and expects to take actions consistent with the voting results on the Stockholder Proposal Regarding a Report on Employment Diversity.
The Board is making no recommendation as to how stockholders should vote on the Stockholder Proposal Regarding Employment Diversity Report. In order to be adopted at the Annual Meeting, Proposal 10 must be approved by the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.
Stockholder Proposals for the 2018 Annual Meeting
Any stockholder who wishes to submit a proposal or nominate a director for consideration at the 2018 Annual Meeting and include that proposal or nomination in the 2018 proxy statement should send their proposal to T. Rowe Price Group, Inc., c/o Chief Legal Officer and Corporate Secretary, 100 East Pratt Street, Mail Code BA-1360, Baltimore, MD 21202 and comply with the notice and other requirements described below.
Proposals must be received no later than November 17, 2017, and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2018 Annual Meeting.
We have adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended By-Laws. To be considered timely under our proxy access provisions, stockholder nominations must be received on or after October 18, 2017 and on or before November 17, 2017, inclusive.
Our Bylaws also require advance notice of any proposal by a stockholder to be presented at the 2018 Annual Meeting that is not included in our proxy statement and on the proxy card, including any proposal for the nomination of a director for election.
To be properly brought before the 2018 Annual Meeting, written nominations for directors or other business to be introduced by a stockholder must be received on or after December 27, 2017 and on or before January 26, 2018. A notice of a stockholder proposal must contain the information required by our Bylaws about the matter to be brought before the Annual Meeting and about the stockholder proponent and persons associated with the stockholder through control, ownership of the shares, agreement, or coordinated activity. We reserve the right to reject proposals that do not comply with these requirements.
Pursuant to Maryland law and our Amended and Restated By-Laws, a special meeting of our stockholders can generally be called by the chairman of the Board, our president, our Board of Directors, or upon the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the special meeting.
Stockholder Communications with the Board of Directors
Our Board members are interested in hearing the opinions of the stockholders. The Nominating and Corporate Governance Committee has established the following procedures in order to facilitate communications between our stockholders and our Board of Directors:

▪
Stockholders may send correspondence, which should indicate that the sender is a stockholder, to our Board of Directors or to any individual director by mail to T. Rowe Price Group, Inc., c/o Chief Legal Officer, P.O. Box 17134, Baltimore, MD 21297-1134, or by email to contact_the_board@troweprice.com or by Internet at trow.client.shareholder.com/contactBoard.cfm.

▪
Our chief legal officer will be responsible for the first review and logging of this correspondence. The officer will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the

PROXY STATEMENT 2017 73

Nominating and Corporate Governance Committee has identified as correspondence which may be retained in our files and not sent to directors.

▪	The Nominating and Corporate Governance Committee has authorized the chief legal officer to retain and not send to directors the following types of communications:

▪	Advertising or promotional in nature (offering goods or services);

▪	Complaints by clients with respect to ordinary course of business customer service and satisfaction issues; or

▪	Those clearly unrelated to our business, industry, management or Board or committee matters.
These types of communications will be logged and filed, but not circulated to directors. Except as set forth in the preceding sentence, the chief legal officer will not screen communications sent to directors.

▪
The log of stockholder correspondence will be available to members of the Nominating and Corporate Governance Committee for inspection. At least once each year, the chief legal officer will provide to the Nominating and Corporate Governance Committee a summary of the communications received from stockholders, including the communications not sent to directors in accordance with screening procedures approved by the Nominating and Corporate Governance Committee.

PROXY STATEMENT 2017 74

T. ROWE PRICE GROUP, INC.
2012 LONG- TERM INCENTIVE PLAN

Page

1.	History; Effective Date A-4

2.	Purposes of the Plan A-4

3.	Terminology A-4

4.	Administration A-4
(a) Administration of the Plan                                    A-4

(b)	Powers of the Administrator A-4

(c)	Delegation of Administrative Authority A-5

(d)	Non-Uniform Determinations A-5

(e)	Limited Liability A-5

(f)	Indemnification A-5

(g)	Effect of Administrator’s Decision A-6

5.	Shares Issuable Pursuant to Awards A-6

(a)	Initial Share Pool A-6

(b)	Adjustments to Share Pool A-6

(c)	Code Section 162(m) Individual Limits A-6

(d)	ISO Limit A-7

(e)	Source of Shares A-7

6.	Participation A-7

7.	Awards A-7

(a)	Awards, In General A-7

(b)	Minimum Restriction Period for Full Value Awards A-7

(c)	Stock Options A-8

(d)	Limitation on Reload Options A-8

(e)	Stock Appreciation Rights A-8

(f)	Prohibition on Repricing A-9

(g)	Stock Awards A-9

(h)	Stock Units A-9

(i)	Performance Shares and Performance Units A-10

(j)	Other Stock-Based Awards A-11

(k)	Qualified Performance-Based Awards A-11

(l)	Awards to Participants Outside the United States A-12

(m)	Limitation on Dividend Reinvestment and Dividend Equivalents A-12

(continued)
Page

8.	Withholding of Taxes A-12

9.	Transferability of Awards A-12

10.	Adjustments for Corporate Transactions and Other Events A-13

(a)	Mandatory Adjustments A-13

(b)	Discretionary Adjustments A-13

(c)	Adjustments to Performance Goals A-13

(d)	Statutory Requirements Affecting Adjustments A-13

(e)	Dissolution or Liquidation A-13

11.	Change in Control Provisions A-14

(a)	Termination of Awards A-14

(b)	Continuation, Assumption or Substitution of Awards A-14

(c)	Section 409A Savings Clause A-14

12.	Substitution of Awards in Mergers and Acquisitions A-14

13.	Compliance with Securities Laws; Listing and Registration A-15

14.	Section 409A Compliance A-15

15.	Plan Duration; Amendment and Discontinuance A-16

(a)	Plan Duration A-16

(b)	Amendment and Discontinuance of the Plan A-16

(c)	Amendment of Awards A-16

16.	General Provisions A-16

(a)	Non-Guarantee of Employment or Service A-16

(b)	No Trust or Fund Created A-16

(c)	Status of Awards A-16

(d)	Affiliate Employees A-16

(e)	Governing Law and Interpretation A-17

(f)	Use of English Language A-17

(g)	Recovery of Amounts Paid A-17

17.	Glossary A-17

T. ROWE PRICE GROUP, INC. 2012
LONG-TERM INCENTIVE PLAN

1.	History; Effective Date.

T. ROWE PRICE GROUP, INC., a Maryland corporation (“Price Group”), has established the
T. ROWE PRICE GROUP, INC. 2012 LONG-TERM INCENTIVE PLAN, as set forth herein, and as the same may be amended from time to time (the “Plan”). The Plan was adopted by the Board of Directors of Price Group (the “Board”) on February 23, 2012 as a successor plan to Price Group’s 2004 Stock Incentive Plan, and is effective as of the date that it is approved by the stockholders of Price Group (the “Effective Date”). No awards will be made under Price Group’s 2004 Stock Incentive Plan after the Effective Date of this Plan.

2.	Purposes of the Plan.

The Plan enables Price Group to continue to grant stock-based and cash-based incentive awards which the Board believes provide Price Group with a competitive advantage in recruiting, retaining and motivating key individuals whose efforts contribute to the growth, profitability and long-term success of Price Group. Incentive awards enable such individuals to acquire or increase, and benefit from, equity ownership in Price Group or receive compensation upon achievement of specified performance objectives, thereby strengthening their commitment to the success of Price Group and stimulating their efforts on behalf of Price Group. Toward this objective, the Administrator may grant stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock- based awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3.	Terminology.

Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4.	Administration.

(a)Administration of the Plan. The Plan shall be administered by the Administrator.

(b)	Powers of the Administrator.

The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan.
Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:

(i)determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;

(ii)	determine the types of Awards to be granted any Eligible Individual;

(iii)determine the number of shares of Common Stock to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;

(iv)determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any shares of Common Stock, (B) the method of payment for shares purchased pursuant to any Award, (C) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Common Stock, (D) subject to Section 7(b), the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s Termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

(v)subject to Sections 7(f), 7(k), 10(c) and 15, modify, amend or adjust the terms and conditions of any Award;

(vi)subject to Section 7(b), accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided, however, that, except in connection with death, disability or a Change in Control, no such change, waiver or acceleration shall be made with respect to a Qualified Performance-Based Award if the effect of such action would cause the Award to fail to qualify for the Section 162(m) Exemption or shall be made to any Award that is considered “deferred compensation” within the meaning of Section 409A of the Code if the effect of such action is inconsistent with Section 409A of the Code;

(vii)determine whether an Award will be paid or settled in cash, shares of Common Stock, or in any combination thereof and whether, to what extent and under what circumstances cash or shares of Common Stock payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(viii)for any purpose, including but not limited to, qualifying for preferred tax treatment, accommodating the customs or otherwise complying with the regulatory requirements of local or foreign (non-United States) jurisdictions, adopt, amend, modify, administer or terminate sub-plans and special provisions applicable to Awards regulated by the laws of a jurisdiction outside of the United States, which sub-plans and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub-plans and special provisions.

(ix)establish any “blackout” period, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

(x)determine the Fair Market Value of shares of Common Stock or other property for any purpose under the Plan or any Award;

(xi)administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;

(xii)establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;

(xiii)correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall deem it desirable to carry it into effect; and

(xiv)	otherwise administer the Plan and all Awards granted under the Plan.

(c)Delegation of Administrative Authority. The Administrator may designate employees of Price Group or any Affiliate, including without limitation the management compensation committee of Price Group, to assist the Administrator in the administration of the Plan and, to the extent permitted by applicable law and exchange rules, may grant authority to officers or other employees to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the exercise of discretion with respect to Awards to Eligible Individuals who are “covered employees” within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act.

(d)Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e)Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(f)Indemnification. To the maximum extent permitted by law, by Price Group’s charter and by-laws, and by any directors’ and officers’ liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is an employee of Price Group or an Affiliate shall be indemnified by Price Group against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

(g)Effect of Administrator’s Decision. All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including Price Group, its stockholders, any Participants and any other employee, consultant, or director of Price Group and its Affiliates, and their respective successors in interest. Notwithstanding the foregoing, following a Change in Control, any determination by the Administrator as to whether “Cause” or “Good Reason” exists shall be subject to de novo review by a court of competent jurisdiction.

5.	Shares Issuable Pursuant to Awards.

(a)Initial Share Pool. As of the Effective Date, the number of shares of Common Stock issuable pursuant to Awards granted under the Plan (the “Share Pool”) shall be equal to the sum of
(i)5,000,000 shares plus (ii) the number of shares available for issuance as of the Effective Date under Price Group’s 2004 Stock Incentive Plan (the “2004 Plan”) that are not then subject to outstanding Awards.

(b)Adjustments to Share Pool. On and after the Effective Date, the Share Pool shall be adjusted, in addition to any adjustments to be made pursuant to Section 10 of the Plan, as follows:

(i)The Share Pool shall be reduced by one share for each share of Common Stock made subject to an Award granted under the Plan;

(ii)The Share Pool shall be increased by the number of unissued shares of Common Stock underlying or used as a reference measure for any Award or portion of an Award that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares, and by the number of shares of Common Stock used as a reference measure for any Award that are not issued upon settlement of such Award;

(iii)The Share Pool shall be increased by the number of shares of Common Stock that are forfeited back to Price Group after issuance due to a failure to meet an Award contingency or condition with respect to any Award or portion of an Award;
(iv)The Share Pool shall be increased by the number of shares of Common Stock withheld by or surrendered (either actually or through attestation) to Price Group in payment of the exercise price of any Award;

(v)The Share Pool shall be increased by the number of shares of Common Stock withheld by or surrendered (either actually or through attestation) to Price Group in payment of the statutory minimum Tax Withholding Obligation that arises in connection with any Award; and

(vi)The Share Pool shall be increased by the amount of any shares of Common Stock reacquired by Price Group on the open market or otherwise using the cash proceeds received by Price Group in payment of the exercise price and/or the statutory minimum Tax Withholding Obligation that arises in connection with the exercise of stock options, provided, however, that the maximum number of shares that may be so added to the Share Pool, irrespective of the date of purchase, shall be equal to
(A) the amount of the cash proceeds received by Price Group, divided by (B) the Fair Market Value of the Common Stock on the date of the exercise that generated such proceeds.

(c)Code Section 162(m) Individual Limits.* Subject to adjustment as provided in Section 10 of the Plan:

(i)the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 1,040,990 shares;

(ii)the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is, in the aggregate, 1,040,990 shares, and

(iii)in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Shares, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the Award, as limited by Section 5(c)(ii), multiplied by the Fair Market Value as determined as of the payment date; and

(iv)in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Units, the maximum cash amount payable under such Performance Units is $15,000,000;

provided, however, that each of the limitations set forth above in clauses (i), (ii) and (iii) of this Section 5(c) shall be multiplied by two when applied to Awards granted to any individual during the calendar year in which such individual first commences service with Price Group or an Affiliate; and provided, further, that the limitations set forth above in clauses (ii) and (iii) of this Section 5(c) shall be multiplied by the number of calendar years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months’ duration, when applied to Performance Awards. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this
Section 5(c) for the calendar year in which it was granted.

(d)ISO Limit.* Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to stock options granted under the Plan that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code shall be 12,491,880 shares.

(e)Source of Shares. The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized for issuance under Price Group’s charter but unissued, including without limitation shares purchased in the open market or in private transactions.

6.	Participation.

Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for Price Group or an Affiliate; provided, however, that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

7.	Awards.

(a)Awards, In General. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by Price Group and the Participant receiving the Award (including by electronic delivery and/or electronic signature).

(b)Minimum Restriction Period for Full Value Awards. Except as provided below and notwithstanding any provision of the Plan to the contrary, each Full Value Award granted under the Plan shall be subject to a minimum Restriction Period of 12 months from the date of grant if vesting of or lapse of restrictions on such Award is based on the satisfaction of Performance Goals and a minimum Restriction Period of 36 months from the date of grant, applied in either pro rata installments or a single installment, if vesting of or lapse of restrictions on such Award is based solely on the Participant’s satisfaction of specified service requirements with Price Group and its Affiliates. If the grant of a Performance Award is conditioned on satisfaction of Performance Goals, the Performance Period shall not be less than 12 months’ duration, but no additional minimum Restriction Period need apply to such Award. Except as provided below and notwithstanding any provision of the Plan to the contrary, the Administrator shall not have discretionary authority to waive the minimum Restriction Period applicable to a Full Value Award, except in the case of death, disability, retirement, or a Change in Control. The provisions of this Section 7(b) shall not apply and/or may be waived, in the Administrator’s discretion, with respect to up to the number of Full Value Awards that is equal to five percent (5%) of the aggregate Share Pool as of the Effective Date.

* Mandatorily adjusted pursuant to Section 10(a) on December 13, 2012 by 1.56% and on April 7, 2015 by 2.50% to reflect the Company’s declaration and payment of extraordinary dividends.

(c)	Stock Options.

(i)Grants. A stock option means a right to purchase a specified number of shares of Common Stock from Price Group at a specified price during a specified period of time. The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Stock Options or Nonqualified Options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of Price Group or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and 424(f) of the Code, respectively, of Price Group, and any other Eligible Individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code. No stock option shall be an Incentive Stock Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

(ii)Exercise. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of stock options may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The exercise price per share subject to a stock option granted under the Plan shall not be less than the Fair Market Value of one share of Common Stock on the date of grant of the stock option, except as provided under applicable law or with respect to stock options that are granted in substitution of similar types of awards of a company acquired by Price Group or an Affiliate or with which Price Group or an Affiliate combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards.

(iii)Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock options are not vested and exercisable, a Participant’s stock options shall be forfeited upon his or her Termination of Service.

(iv)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock options, provided they are not inconsistent with the Plan.

(d)Limitation on Reload Options. Other than to fulfill Price Group’s obligation under any outstanding Award granted under a Prior Plan, the Administrator shall not grant stock options under this Plan that contain a reload or replenishment feature pursuant to which a new stock option would be granted upon receipt of delivery of Common Stock to Price Group in payment of the exercise price or any tax withholding obligation under any other stock option.

(e)	Stock Appreciation Rights.

(i)Grants. The Administrator may from time to time grant to Eligible Individuals Awards of stock appreciation rights. A stock appreciation right entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, which is exercised. The base price per share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the date of grant or the exercise price of any tandem stock option to which the stock appreciation right is related, or with respect to stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by Price Group or an Affiliate or with which Price Group or an Affiliate combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards.

(ii)Exercise. Stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that stock appreciation rights granted under the Plan may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The applicable Award Agreement shall specify whether payment by Price Group of the amount receivable upon any exercise of a stock appreciation right is to be made in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. If upon the exercise of a stock appreciation right a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(iii)Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock appreciation rights are not vested and exercisable, a Participant’s stock appreciation rights shall be forfeited upon his or her Termination of Service.
(iv)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock appreciation rights, provided they are not inconsistent with the Plan.

(f)Prohibition on Repricing. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving Price Group (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such options or stock appreciation rights, nor may outstanding options or stock appreciation rights be canceled in exchange for (i) cash, (ii) options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original outstanding options or stock appreciation rights, or (iii) other Awards, unless such action is approved by Price Group’s stockholders.

(g)	Stock Awards.

(i)Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Common Stock or Restricted Stock (collectively, “Stock Awards”) on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Stock Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

(ii)Vesting. Restricted Stock shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the grant or vesting of a Stock Award upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Stock Award as a Qualified Performance-Based Award. Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

(iii)Rights of a Stockholder; Dividends. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of Common Stock including, without limitation, the right to vote Restricted Stock. Dividends declared payable on Restricted Stock shall be paid either at the dividend payment date or deferred for payment to such later date as determined by the Administrator, and shall be paid in cash or as unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends or may be reinvested in additional shares of Restricted Stock; provided, however, that dividends declared payable on Restricted Stock that is granted as a Performance Award shall be held by Price Group and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such shares of Restricted Stock. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed. As soon as is practicable following the date on which restrictions on any shares of Restricted Stock lapse, Price Group shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by Price Group.

(iv)Termination of Service. Except as provided in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(v)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Stock, provided they are not inconsistent with the Plan.

(h)	Stock Units.

(i)Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted stock Units or Restricted Stock Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Restricted Stock Units represent a contractual obligation by Price Group to deliver a number of shares of Common Stock, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of shares of Common Stock and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

(ii)Vesting and Payment. Restricted Stock Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the vesting and/or lapse of risk of forfeiture of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Award of Restricted Stock Units as a Qualified Performance-Based Award. Shares of Common Stock, cash or a combination of shares of Common Stock and cash, as applicable, payable in settlement of Restricted Stock Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by Price Group, or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii)No Rights of a Stockholder; Dividend Equivalents. Until shares of Common Stock are issued to the Participant in settlement of stock Units, the Participant shall not have any rights of a stockholder of Price Group with respect to the stock Units or the shares issuable thereunder. The Administrator may grant to the Participant the right to receive Dividend Equivalents on stock Units, on a current, reinvested and/or restricted basis, subject to such terms as the Administrator may determine provided, however, that Dividend Equivalents payable on stock Units that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such stock Units.

(iv)Termination of Service. Upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of shares of Common Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid Dividend Equivalents with respect to such Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock Units, provided they are not inconsistent with the Plan.

(i)	Performance Shares and Performance Units.

(i)Grants. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Administrator, other than Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

(ii)Performance Criteria. The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant. The Administrator may, prior to or at the time of grant, designate an Award of Performance Shares or Performance Units as a Qualified Performance-Based Award. The length of the Performance Period, the Performance

Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

(j)Other Stock-Based Awards. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Stock-Based Awards. Other Stock-Based Awards in the form of Dividend Equivalents may be (A) awarded on a free-standing basis or in connection with another Award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the Participant, including the reinvestment of such credited amounts in Common Stock equivalents, to be paid on a deferred basis, and (C) settled in cash or Common Stock as determined by the Administrator; provided, however, that Dividend Equivalents payable on Other Stock-Based Awards that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Other Stock- Based Awards. Any such settlements, and any such crediting of Dividend Equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish.

(k)	Qualified Performance-Based Awards.

(i)Stock Options and Stock Appreciation Rights. The provisions of the Plan are intended to ensure that all stock options and stock appreciation rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such stock option or stock appreciation right is expected to be deductible to Price Group or an Affiliate qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards, and the Plan shall be interpreted and operated consistent with that intention.

(ii)Grant Process for Performance Awards. When granting any Award other than a stock option or stock appreciation right, the Administrator may designate such Award as a Qualified Performance-Based Award, based upon a determination that (A) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award and (B) the Administrator wishes such Award to qualify for the Section 162(m) Exemption. For any Award so designated as a Qualified Performance-Based Award, the Administrator shall take steps to ensure that the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of “outside directors” (within the meaning of Section 162(m) of the Code) and that the Performance Goals be established, in writing, by the Administrator within the time period prescribed by Section 162(m) of the Code). The Performance Goals established by the Administrator for each Qualified Performance-Based Award shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Administrator may retain in an Award Agreement the discretion to reduce (but not to increase) the amount or number of Qualified Performance-Based Awards which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals.

(iii)Certification and Payment. Following completion of the applicable Performance Period, and prior to any, as applicable, grant, vesting, lapse of restrictions on or payment of a Qualified Performance-Based Award, the Administrator shall determine in accordance with the terms of the Award and shall certify in writing whether the applicable Performance Goal(s) were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification. No Qualified Performance-Based Awards will be granted, become vested, have restrictions lapse or be paid, as applicable, for a Performance Period until such certification is made by the Administrator. The amount of a Qualified Performance-Based Award actually granted, vested, or paid to a Participant, or on which restrictions shall lapse, may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Administrator to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period or otherwise, subject to the terms and conditions of the applicable Award Agreement.

(iv)Performance Goals. Performance Goals may be applied on a per share or absolute basis and relative to one or more Performance Metrics, or any combination thereof, and may be measured pursuant to U.S. GAAP, non-GAAP or other objective standards in a manner consistent with Price Group’s or its Affiliate’s established accounting policies, all as the Administrator shall determine at the time the Performance Goals for a Performance Period are established. In addition, to the extent consistent with the requirements of the Section 162(m) Exemption, the Administrator may provide at the time Performance Goals are established for Qualified Performance-Based Awards that the manner in which such Performance Goals are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the Participant has no (or limited) control including, but not limited to, restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, extraordinary items, certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses), the consolidation of investment products, other unusual non-recurring items, industry margins, general economic conditions, interest rate movements and the cumulative effects of tax or accounting changes.

(v)Non-delegation. No delegate of the Administrator is permitted to exercise authority granted to the Administrator under Section 4 to the extent that the exercise of such authority by the delegate would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(l)Awards to Participants Outside the United States. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause Price Group or an Affiliate to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

(m)Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of shares of Common Stock with respect to dividends to Participants holding Awards of stock Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of stock Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further stock Units on the terms contemplated by this Section 7(m).

8.	Withholding of Taxes.

Participants and holders of Awards shall pay to Price Group or its Affiliate, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability. The obligations of Price Group under the Plan shall be conditional on such payment or arrangements. Unless otherwise determined by the Administrator, Tax Withholding Obligations may be settled in whole or in part with shares of Common Stock, including unrestricted outstanding shares surrendered to Price Group and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding equal to the statutory minimum amount (and not any greater amount) required to be withheld for tax or social insurance contribution purposes, all in accordance with such procedures as the Administrator establishes. Price Group or its Affiliate may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

9.	Transferability of Awards.

Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. The Administrator shall not permit any transfer of an Award for value. An Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative, unless otherwise determined by the Administrator. Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed.

10.	Adjustments for Corporate Transactions and Other Events.

(a)Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting Price Group (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of Price Group (each, a “Share Change”), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of shares of Common Stock or other securities with respect to which Awards may be granted during any one calendar year to any individual, (iii) the maximum number of shares of Common Stock or other securities that may be issued with respect to Incentive Stock Options granted under the Plan, (iv) the number of shares of Common Stock or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (v) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b)Discretionary Adjustments. In the case of Corporate Events, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which stockholders of Price Group receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price does not exceed the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of Price Group and securities of entities other than Price Group) for the shares of Common Stock subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”).

(c)Adjustments to Performance Goals. The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Price Group’s financial statements, notes to the financial statements, management’s discussion and analysis or other Price Group filings with the Securities and Exchange Commission; provided, however, that, except in connection with death, disability or a Change in Control, no such adjustment shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of Price Group or the applicable subsidiary, business segment or other operational unit of Price Group or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable; provided, however, that, except in connection with death, disability or a Change in Control, no such modification shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award.

(d)Statutory Requirements Affecting Adjustments. Notwithstanding the foregoing: (A) any adjustments made pursuant to Section 10 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of
Section 409A of the Code; (B) any adjustments made pursuant to Section 10 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A of the Code or (2) comply with the requirements of Section 409A of the Code; (C) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto; and (D) any adjustments made pursuant to
Section 10 to Awards that are Incentive Stock Options shall be made in compliance with the requirements of Section 424(a) of the Code.

(e)Dissolution or Liquidation. Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of Price Group.

11.	Change in Control Provisions.

(a)Termination of Awards. Notwithstanding the provisions of Section 11(b), in the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance of Substitute Awards of, the surviving or successor entity or a parent thereof. In the event of such termination, (i) the outstanding Awards that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully exercisable, be considered to be earned and payable in full, any deferral or other restriction thereon shall lapse, and any Restriction Period thereon shall terminate, (ii) the holders of stock options, stock appreciation rights and other Awards granted under the Plan that are exchangeable for or convertible into Common Stock will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Awards, and (iii) the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan. Implementation of the provisions of the immediately foregoing sentence shall be conditioned upon consummation of the Change in Control.

(b)Continuation, Assumption or Substitution of Awards. Unless otherwise provided in the applicable Award Agreement, if a Change in Control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding Awards by, or for the issuance of Substitute Awards of, the surviving or successor entity or a parent thereof, then upon a Participant’s Termination of Service during the 18-month period following a Change in Control, (x) by Price Group, an Affiliate, or a successor to Price Group or an Affiliate other than for Cause, Total and Permanent Disability or death or (y) by the Participant for Good Reason:

(i)any outstanding stock options and stock appreciation rights granted under the Plan to the Participant or any such Substitute Awards which are not then exercisable and vested shall become fully exercisable and vested;

(ii)the restrictions and deferral limitations applicable to any shares of Restricted Stock granted under the Plan to the Participant or any such Substitute Awards shall lapse and such shares of Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii)all Restricted Stock Units, Performance Shares and Performance Units granted under the Plan to the Participant or any such Substitute Awards shall be considered to be earned and payable at target level, any deferral or other restriction thereon shall lapse, any Restriction Period thereon shall terminate, and such Restricted Stock Units, Performance Shares and Performance Units or any such Substitute Awards shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable;

(iv)each outstanding Performance Award granted under the Plan to the Participant or any such Substitute Award shall be deemed to satisfy any applicable Performance Goals as set forth in the applicable Award Agreement; and

(v)subject to Section 15, the Administrator may also make additional adjustments and/or settlements of outstanding Awards granted to the Participant or any Substitute Awards as it deems appropriate and consistent with the Plan’s purposes.

(c)Section 409A Savings Clause. Notwithstanding the foregoing, if any Award is considered a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

12.	Substitution of Awards in Mergers and Acquisitions.

Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, consultants or directors of entities who become employees, officers, consultants or directors of Price Group or an Affiliate as the result of a merger or consolidation of the entity for which they perform services with Price Group or an Affiliate, or the acquisition by Price Group or an Affiliate of the assets or stock of the such entity. The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, consolidation or acquisition transaction. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Common Stock is listed or admitted for trading, any available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

13.	Compliance with Securities Laws; Listing and Registration.

(a)The obligation of Price Group to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non-United States) securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of any exchange on which Price Group’s securities are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of Price Group’s equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but Price Group shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

(b)Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to Price Group in writing that the Common Stock acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws.

14.	Section 409A Compliance.

It is the intention of Price Group that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither Price Group nor any of its Affiliates nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, shares of Common Stock or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code. Any payments described in an Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to the Award that become payable on account of the Participant’s separation from service, within the meaning of Section 409A of the Code, while the Participant is a “specified employee” (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by Price Group and its Affiliates) and which would otherwise be paid within six months after the Participant’s separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant’s separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4).

15.	Plan Duration; Amendment and Discontinuance.

(a)Plan Duration. The Plan shall remain in effect, subject to the right of the Board or the ECC to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Common Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) February 22, 2022. No Awards shall be granted under the Plan after such termination date. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before February 22, 2022, or such earlier termination of the Plan, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Notwithstanding the continuation of the Plan, no Award (other than a stock option or stock appreciation right) that is intended to be a Qualified Performance-Based Award shall be granted on or after the fifth anniversary of the Effective Date unless the material terms of the applicable performance goals, within the meaning of Treasury Regulation Section 1.162-27(e)(4)(i), are approved by the stockholders of Price Group no later than the first stockholder meeting that occurs in the fifth year following the Effective Date.

(b)Amendment and Discontinuance of the Plan. The Board or the ECC may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Common Stock is listed or admitted for trading or to prevent adverse tax or accounting consequences to Price Group or the Participant. Notwithstanding the foregoing, no such amendment shall be made without the approval of Price Group’s stockholders to the extent such amendment would (A) materially increase the benefits accruing to Participants under the Plan, (B) materially increase the number of shares of Common Stock which may be issued under the Plan or to a Participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition set forth in Section 7(f) on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (F) modify the limitation on the issuance of reload or replenishment options. Except as otherwise determined by the Board or ECC, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)Amendment of Awards. Subject to Section 7(f), the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Affiliates.

16.	General Provisions.

(a)Non-Guarantee of Employment or Service. Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of Price Group or any Affiliate or shall interfere in any way with the right of Price Group or any Affiliate to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under any Award or the Plan.

(b)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Price Group and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from Price Group pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Price Group.

(c)Status of Awards. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death, severance or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of Price Group or any Affiliate now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) Price Group or any Affiliate and

(ii)	the Participant, except as such plan or agreement shall otherwise expressly provide.

(d)Affiliate Employees. In the case of a grant of an Award to an Eligible Individual who provides services to any Affiliate, Price Group may, if the Administrator so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Affiliate shall revert to Price Group.

(e)Governing Law and Interpretation. The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

(f)Use of English Language. The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

(g)Recovery of Amounts Paid. Except as otherwise provided by the Administrator, Awards granted under the Plan shall be subject to Price Group’s Policy for Recoupment of Incentive Compensation or any successor thereto (the “Recoupment Policy”) and/or to any provisions set forth in the applicable Award Agreement under which Price Group may recover from current and former Participants any amounts paid or shares of Common Stock issued under an Award and any proceeds therefrom under such circumstances as the Administrator determines appropriate. The Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which shares of Common Stock are listed or admitted for trading, as determined by the Administrator in its sole discretion.

17.	Glossary.

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)“Administrator” means the ECC, or such other committee(s) or officer(s) duly appointed by the Board or the ECC to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the ECC; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the ECC or such other committee(s) or officer(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or the ECC, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Common Stock, and with respect to any Award that is intended to be a Qualified Performance-Based Award, the Administrator shall consist of two or more directors, each of whom is intended to be, to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

(b)“Affiliate” means any entity, whether previously, now or hereafter existing, in which Price Group, directly or indirectly, at the relevant time has a proprietary interest by reason of stock ownership or otherwise (including, but not limited to, joint ventures, limited liability companies, and partnerships) or any entity that provides services to Price Group or a subsidiary or affiliated entity of Price Group; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code, an “Affiliate” of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

(c)“Award” means any stock option, stock appreciation right, stock award, stock unit, Performance Share, Performance Unit, and/or Other Stock-Based Award, whether granted under this Plan or any Prior Plan.

(d)“Award Agreement” means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(e)	“Board” means the Board of Directors of Price Group.

(f)“Cause” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement (i) the Participant’s plea of guilty or nolo contendere to, or conviction of, (A) a felony (or its equivalent in a non-United States jurisdiction) or (B) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of Price Group, any of its Affiliates or a successor to Price Group or an Affiliate, as determined by the Administrator in its sole discretion, or that legally prohibits the Participant from working for Price Group, any of its Affiliates or a successor to Price Group or an Affiliate; (ii) a breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s employment duties to Price Group, any of its Affiliates or a successor to Price Group or an Affiliate, in any material respect; or (iii) the Participant’s failure, in any material respect, to (A) perform the Participant’s employment duties, (B) comply with the applicable policies of Price Group, or of its Affiliates, or a successor to Price Group or an Affiliate, or (C) comply with covenants contained in any contract or Award Agreement to which the Participant is a party; provided, however, that the Participant shall be provided a written notice describing in reasonable detail the facts which are considered to give rise to a breach described in this clause (iii) and the Participant shall have 30 days following receipt of such written notice (the “Cure Period”) during which the Participant may remedy the condition and, if so remedied, no Cause for Termination of Service shall exist.

(g)	“Change in Control” means any of the following events:

(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than an employee benefit plan or related trust sponsored or maintained by Price Group or by an entity controlled by Price Group or an underwriter of the Common Stock in a registered public offering) (a “Person”), during any 12-month period ending on the date of the most recent acquisition by such Person, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares representing thirty percent (30%) or more of the combined voting power (without regard to any limitations contained in the Price Group charter) of the then outstanding voting securities of Price Group entitled to vote generally in the election of directors (the “Outstanding Price Group Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from Price Group; (2) any acquisition by Price Group or a wholly-owned subsidiary of Price Group; or (3) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason, within any 12-month period, to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose appointment or election was endorsed by a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)consummation of a reorganization, merger, tender offer, share exchange, consolidation or other business combination, acquisition of Price Group equity securities, or sale or other disposition of all or substantially all of the assets of Price Group or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction,
(A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Price Group Shares and Outstanding Price Group Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns Price Group or all or substantially all of Price Group’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Price Group Shares and Outstanding Price Group Voting Securities, as the case may be, (B) no Person (excluding such corporation or other entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of the corporation or other entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation or other entity and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction.

Notwithstanding the foregoing, an event described above shall be a Change in Control with respect to an Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code only if such event is also a change in the ownership or effective control of Price Group or a change in the ownership of a substantial portion of the assets of Price Group within the meaning of Section 409A of the Code to the extent necessary to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code.

(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

(i)“Common Stock” means shares of common stock of Price Group, par value twenty cents ($0.20) per share and any capital securities into which they are converted.

(j)“Company” means Price Group and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Price Group.
(k)“Dividend Equivalent” means a right, granted to a Participant, to receive cash, Common Stock, stock Units or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

(l)	“ECC” means the Executive Compensation Committee of the Board.

(m)“Effective Date” means the date on which adoption of the Plan is approved by the stockholders of Price Group.

(n)“Eligible Individuals” means officers and employees of, and other individuals, excluding non-employee directors, providing bona fide services to or for, Price Group or any of its Affiliates, and prospective officers, employees and service providers who have accepted offers of employment or other service relationship from Price Group or its Affiliates.

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

(p)“Fair Market Value” means, unless otherwise determined by the Administrator, as of any date:

(i)if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii)if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii)if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(q)“Full Value Award” means an Award that results in Price Group transferring the full value of a share of Common Stock under the Award, whether or not an actual share of stock is issued. Full Value Awards shall include, but are not limited to, stock awards, stock units, Performance Shares, Performance Units that are payable in Common Stock, and Other Stock-Based Awards for which Price Group transfers the full value of a share of Common Stock under the Award, but shall not include Dividend Equivalents.

(r)“Good Reason” means, with respect to a Participant, during the 18-month period following a Change in Control, actions taken by Price Group or any of its Affiliates or any successor corporation or other entity in a Corporate Transaction resulting in a material negative change in the employment relationship of the Participant who is an officer or an employee in one or more of the following ways:

(i)the assignment to the Participant of duties materially inconsistent with the
Participant’s position (including offices, titles and reporting requirements), authority, duties or responsibilities, or a material diminution in such position, authority, duties or responsibilities, in each case from those in effect immediately prior to the Change in Control;

(ii)a material reduction of the Participant’s aggregate annual compensation, including, without limitation, base salary and annual bonus and incentive compensation opportunity, from that in effect immediately prior to the Change in Control; or

(iii)a change in the Participant’s principal place of employment that increases the Participant’s commute by 75 or more miles as compared to the Participant’s commute immediately prior to the Change in Control.

In order to invoke a Termination of Service for Good Reason, a Participant must provide written notice to Price Group, its Affiliate or any successor corporation or other entity in a Corporate Transaction with respect to which the Participant is employed or providing services (as applicable, the “Service Recipient”) of the existence of one or more of the conditions constituting Good Reason within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Service Recipient shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Service Recipient fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s Termination of Service must occur, if at all, within 90 days following the expiration of such Cure Period in order for such termination as a result of such condition to constitute a Termination of Service for Good Reason.

(s)“Incentive Stock Option” means any stock option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the stock option is granted, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

(t)	“Nonqualified Option” means any stock option that is not an Incentive Stock Option.

(u)“Other Stock-Based Award” means an Award of Common Stock or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, shares of Common Stock, including without limitation Dividend Equivalents and convertible debentures.

(v)	“Participant” means an Eligible Individual to whom an Award is or has been granted.

(w)“Performance Award” means a Full Value Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units.

(x)“Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards based on Performance Metrics or other performance criteria selected by the Administrator; provided, however, that in the case of Qualified Performance-Based Awards, such performance goals shall be based on the attainment of specified levels of one or more Performance Metrics.

(y)“Performance Period” means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

(z)“Performance Metrics” means criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, one or more mutual funds or investment portfolios, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, mutual funds or investment portfolios, or an index covering multiple companies, mutual funds or investment portfolios:

(i)Earnings or Profitability Metrics: any derivative of investment advisory revenue; mutual fund servicing revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

(ii)Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

(iii)Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

(iv)Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(v)Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios); and/or

(vi)Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes).

(aa)    “Performance Shares” means a grant of stock or stock Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

(bb)    “Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period.

(cc)    “Plan” means this T. Rowe Price Group, Inc. 2012 Long-Term Incentive Plan, as set forth herein and as hereafter amended from time to time.

(dd)    “Price Group” means T. Rowe Price Group, Inc., a Maryland corporation.

(ee)    “Prior Plan” means Price Group’s 2001 Stock Incentive Plan and/or 2004 Stock Incentive Plan.

(ff)    “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 7(k).

(gg)    “Restricted Stock” means an Award of shares of Common Stock to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

(hh)    “Restricted Stock Unit” means a right granted to a Participant to receive shares of Common Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).
(ii)    “Restriction Period” means, with respect to Full Value Awards, the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period in accordance with Section 7(b)).

(jj)    “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(kk)    “Tax Withholding Obligation” means any federal, state, local or foreign (non-United States) income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.

(ll)    “Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services for, Price Group and its Affiliates. Temporary absences from employment because of illness, vacation or leave of absence and transfers among Price Group and its Affiliates shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with Price Group and all Affiliates for any reason. A Participant will generally be treated as having terminated employment with Price Group and all Affiliates as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for Price Group or any Affiliate after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with Price Group or any Affiliate.

(mm)    “Total and Permanent Disability” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement, that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Participant participates and which conditions the right to receive benefits under such program on the Participant being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death. The Administrator shall have sole authority to determine whether a Participant has suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(nn)    “Unit” means a bookkeeping entry used by Price Group to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: stock units, Restricted Stock Units, Performance Units, and Performance Shares that are expressed in terms of units of Common Stock.

T. ROWE PRICE GROUP, INC.
2017 NON-EMPLOYEE DIRECTOR EQUITY PLAN

1.    History; Effective Date.

T. Rowe Price Group, Inc., a Maryland corporation (“Price Group”), has established the T. Rowe Price Group, Inc. 2017 Non-Employee Director Equity Plan, as set forth herein, and as the same may be amended from time to time (“Plan”). The Plan is intended to benefit Price Group by providing Non‑Employee Directors of Price Group with a proprietary stake in Price Group’s future success and, thereby, aligning their interests with those of Price Group’s stockholders. The Plan was adopted by the Board of Directors of Price Group (“Board”) on February 16, 2017, and is effective as of the date that it is approved by the stockholders of Price Group (“Effective Date”). The Plan will serve as a successor to the T. Rowe Price Group, Inc. Amended and Restated 2007 Non-Employee Director Equity Plan (“Prior Plan”) which by its terms expires on April 12, 2017.

Under the Plan, Price Group may grant Non-Employee Directors equity compensation (“Awards”) in the form of restricted shares of common stock of Price Group (“Common Stock”), stock units for deferred delivery of Common Stock, and options for the purchase of Common Stock.

2.    Terminology.

Capitalized words used in the Plan or an Award agreement issued under the Plan shall have the meaning set forth in the glossary at Section 13 of the Plan.

3.    Administration.

The Plan Administrator has full authority and discretion to administer the Plan. This authority includes, without limitation, authority to (a) interpret and construe any provision of the Plan and the terms of any Award granted under it; (b) modify in its discretion the Value and/or number, timing, vesting and/or other terms of Awards to be granted pursuant to Section 5 of the Plan without requiring stockholder approval thereof; provided that any such modification of the Value and/or number of Awards does not result in exceeding the maximum annual cap per Non-Employee Director set forth under Section 5(a) of the Plan; and (c) in general, make all other determinations advisable for the administration of the Plan to achieve its stated purpose. This authority also includes the authority, as the Plan Administrator may deem necessary or advisable, to adopt such rules, regulations, agreements, guidelines and instruments for administering the Plan and for conducting the Plan Administrator’s business. A majority of the members of the Plan Administrator shall constitute a quorum for the transaction of business and the vote of a majority of those members present at any meeting at which a quorum is present shall decide any question brought before that meeting. In lieu of a meeting, the Plan Administrator may take action by unanimous written consent. Decisions of the Plan Administrator shall be final and binding on all parties. The Plan Administrator shall have the power to delegate all or any of its non‑discretionary duties to one or more designees. To the maximum extent permitted by law, no member of the Plan Administrator or its designees shall be liable for any action taken or decision made in good faith relating to the Plan or any Award. To the maximum extent permitted by law and by Price Group’s charter and by-laws, the members of the Plan Administrator and its designees shall be indemnified by Price Group in respect of all their activities under the Plan.

4.    Stock Reserved for the Plan.

(a)Initial Share Pool. Subject to adjustments as provided in Section 8 of the Plan, the aggregate number of shares of Common Stock as of the Effective Date that may be issued pursuant to Awards to be granted under the Plan is 400,000 shares (“Share Pool”).

(b)Share Accounting. Upon the grant of an Award, the Share Pool set forth in Section 4(a) shall be reduced by one share of Common Stock for every one share made subject to such Award to determine the number of Awards that may be granted thereafter.

(c)Restoration of Shares. If any Award, or portion of an Award, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated or canceled as to any shares, in any such case without the issuance of shares, the shares subject to such Award or portion of such Award, as applicable, shall be restored to the Share Pool and shall thereafter be available for grant of Awards under the Plan.

(d)Source of Shares. Price Group shall reserve for issuance pursuant to the Plan such number of shares of Common Stock as may from time to time be granted and/or are subject to outstanding Awards. The source of the shares of Common Stock issued pursuant to the Plan shall be authorized and unissued shares under Price Group’s charter, including such shares purchased on the open market or derived from any other proper source.

5.    Grants of Awards.

(a)    Cap on Awards Per Director. From time to time, the Plan Administrator, in its discretion, shall determine the Value and/or number, timing and terms of Awards to be granted under the Plan; provided, however, that no person shall receive Awards under the Plan in a single calendar year the aggregate Value of which, measured on the respective grant date(s), exceeds USD$500,000.

(b)    Initial Director Award. Unless determined otherwise by the Plan Administrator, each person first elected or appointed as a Non‑Employee Director on or after the Effective Date, shall be granted, as of the close of business on the date of the first regular meeting of the Board held on or after the date of such Non-Employee Director’s election or appointment, an Initial Director Award having a Value on the date of grant of USD$300,000, in such form as the Non‑Employee Director shall have elected pursuant to Section 7; provided, however, that if the person first becomes a Non-Employee Director by being elected at an Annual Meeting, the Initial Director Award to that person shall be granted on the first Business Day after such Annual Meeting. The number of shares of Common Stock to be made subject to an Award under this Section 5(b) shall be rounded to the nearest whole share (rounding up for 0.5 shares) when calculating the number of shares that equate to the specified Value.

(c)    Former Employees. Notwithstanding the provisions of Section 5(b) above, a person who was an employee of Price Group or any of its subsidiaries or affiliates at any time within three years before becoming a Non-Employee Director shall not be entitled to receive an Initial Director Award.

(d)    Equity Compensation Awards. Unless determined otherwise by the Plan Administrator, each Non‑Employee Director shall be granted, on the first Business Day after each Annual Meeting, inclusive of the Annual Meeting that coincides with the Effective Date, an Equity Compensation Award having a Value on the date of grant of USD$200,000, in such form as the Non‑Employee Director shall have elected pursuant to Section 7. The number of shares of Common Stock to be made subject to an Award under this Section 5(d) shall be rounded to the nearest whole share (rounding up for 0.5 shares) when calculating the number of shares that equate to the specified Value.

(e)    Non-duplication of Grants. Notwithstanding the provisions of Section 5(d) above, an Equity Compensation Award will not be granted to a Non-Employee Director during the calendar year in which the Non‑Employee Director receives his or her Initial Director Award under the Plan or the Prior Plan.

(f)    Grant Eligibility. No individual shall be granted an Award under the Plan unless such individual is a Non-Employee Director on the applicable grant date.

(g)    Modification of Awards. The Plan Administrator in its discretion may modify the Value, number and/or timing of the Awards to be granted pursuant to the provisions of Sections 5(b) and 5(d) above without stockholder approval, provided that any such modification of the Value and/or number of Awards does not result in exceeding the maximum annual cap per Non-Employee Director set forth under Section 5(a) of the Plan. Notwithstanding anything herein to the contrary, the Plan Administrator may specify the nature of Award to be granted as Initial Equity Awards and/or Equity Compensation Awards, in lieu of providing Non-Employee Directors the opportunity to elect the nature of Award they wish to receive, provided that the Plan Administrator complies with the provisions of Section 409A of the Code when making and implementing such a determination.

6.    Nature and Terms of Awards.

(a)    Nature of Awards. The Plan enables the grant of Awards in any of the following forms as determined from time to time in the discretion of the Plan Administrator: (i) restricted shares of Common Stock that are nontransferable and subject to forfeiture prior to becoming vested (“Restricted Shares”); (ii) stock units providing for deferred delivery of Common Stock (“Stock Units”); and (iii) nonstatutory options for the purchase of Common Stock (“Options”).

(b)    Holding Period Requirements. All shares of Common Stock issued under an Award shall be subject to any restrictions imposed by law, the rules and regulations of any exchange or trading market on which Price Group’s securities are then traded, and any then-applicable stock ownership and retention guidelines for directors of Price Group.

(c)    Vesting and Forfeiture of Awards. Unless determined otherwise by the Plan Administrator, Awards in the form of Restricted Shares, Stock Units and Options shall be subject to the following vesting and forfeiture provisions.

(i)    Such Awards upon grant shall be unvested and subject to a risk of forfeiture.

(ii)    Such Awards granted as Initial Director Awards, and all accrued dividends and/or unvested Dividend Equivalents attributed to such Initial Director Awards, will become vested and no longer subject to risk of forfeiture on the earliest of the following dates (A) the first anniversary of the grant date of the Award, (B) the Non-Employee Director’s date of death, (C) the date on which the Non-Employee Director becomes Totally and Permanently Disabled, or (D) the date on which a Change in Control occurs; provided that the Non‑Employee Director to whom the Award was granted is a member of the Board on the applicable vesting date.

(iii)    Such Awards granted as Equity Compensation Awards, and all accrued dividends and/or unvested Dividend Equivalents attributed to such Equity Compensation Awards, will become vested and no longer subject to risk of forfeiture on the earliest of the following dates (A) the day immediately prior to the Annual Meeting that occurs in the next calendar year following the year in which the grant date occurs, (B) the Non-Employee Director’s date of death, (C) the date on which the Non-Employee Director becomes Totally and Permanently Disabled, or (D) the date on which a Change in Control occurs; provided that the Non‑Employee Director to whom the Award was granted is a member of the Board on the applicable vesting date.

(iv)    If the Non-Employee Director ceases to be a member of the Board for any reason other than death, becoming Totally and Permanently Disabled, or the occurrence of a Change in Control, all unvested Awards, and all accrued dividends and/or unvested Dividend Equivalents attributed to such unvested Awards, will be forfeited upon such cessation without any consideration paid therefor.

(d)    Transferability of Awards. Awards are not transferable by the Non-Employee Director otherwise than by will or the laws of descent and distribution and shall not be subject in any manner to alienation, anticipation, sale, exchange, assignment, pledge, encumbrance, or garnishment, or in any other manner made subject to a hedge transaction or a put or call contract; provided, however, that with the consent of the Plan Administrator, Restricted Shares and Options (but not Stock Units) may be transferred to a family member or a trust, partnership or the like for the benefit of the Non-Employee Director or such family members. The Plan Administrator shall not permit any transfer for value of an Award (other than shares of Common Stock received in connection with an Award of Restricted Shares after the date that the Award has become vested) and the permitted transferee of an unvested Award shall receive the Award subject to the same risk of forfeiture as applied to the Non-Employee Director transferor. No assignment or transfer of an Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will, the laws of descent and distribution or by consent of the Plan Administrator, shall vest in the assignee or transferee any interest or right therein whatsoever, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

(e)    Terms of Stock Units.

(i)    Stock Units represent an unfunded promise of Price Group to deliver shares of Common Stock, or in limited circumstances the cash equivalent of such shares, to the Non‑Employee Director or the Non‑Employee Director’s estate, as applicable, at a future date subject to satisfaction of certain conditions but no shares of Common Stock are issued upon the grant of Stock Units. Stock Units shall be settled, to the extent vested, upon the Non‑Employee Director’s Termination Date, unless the Non‑Employee director is a “specified employee” (as defined under Section 409A of the Code and determined in good faith by the Plan Administrator). If a Non-Employee Director is a “specified employee” on the Termination Date, the Stock Units to be settled on account of the occurrence of that Termination Date will be settled within 15 days after the end of the six-month period beginning on that Termination Date or, if earlier, within 15 days after the appointment of the personal representative or executor of the estate after the Non‑Employee Director’s death. Upon settlement, Price Group shall issue to the Non-Employee Director or the Non-Employee Director’s estate, as applicable, a number of shares of Common Stock equal to the number of whole, vested Stock Units then credited to the Non‑Employee Director’s Account; any fractional Stock Units will be settled in cash. In the event that a Change in Control occurs, the provisions of Section 8(b) of the Plan shall control notwithstanding anything in this Section 6(e) to the contrary.

(ii)    The grant of a Stock Unit shall not entitle the Non-Employee Director or the Non‑Employee Director’s estate, as applicable, to voting or other rights as a stockholder until shares of Common Stock are issued upon settlement.

(iii)    If Price Group declares a cash dividend payable to the holders of its Common Stock, then, on the dividend payment date, Price Group shall credit Dividend Equivalents to Accounts under this Plan as follows: (A) all such Dividend Equivalents shall be credited in the form of Stock Units the vested or unvested status of which shall align with the vested or unvested status of the Stock Units to which the Dividend Equivalents are attributed, and to the extent unvested such Dividend Equivalents shall be subject to risk of forfeiture until the Stock Units to which they are attributed become vested; (B) such Stock Units shall be settled in shares of Common Stock except as otherwise provided in Section 6(e)(iv) or Section 8(b) of the Plan; (C) such Dividend Equivalents shall be credited on behalf of each Non‑Employee Director who, as of the record date for such dividend, has a Prior Plan Account Balance and/or Stock Units credited to an Account under this Plan; and (D) the number of Stock Units to be credited to the Account as Dividend Equivalents shall be equal to the quotient determined by dividing (a) by (b), where “(a)” is the product of (1) the cash dividend payable per share of Common Stock multiplied by (2) the sum of the Prior Plan Account Balance plus the number of Stock Units credited to the Non-Employee Director’s Account under this Plan as of the record date, and

“(b)” is the Fair Market Value of a share of Common Stock on the dividend payment date. If the Account holder’s Stock Units have been settled after the record date but prior to the dividend payment date, any Dividend Equivalents that would be credited pursuant to this Section 6(e)(iii) shall be settled on or as soon as practicable after the dividend payment date. For purposes of Section 409A of the Code, the payment of Dividend Equivalents shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of any Award that gave rise to the Dividend Equivalent.

(iv)    In the event that on a dividend payment date on which Dividend Equivalents are to be credited to Accounts under the Plan the number of shares in the Share Pool then available for grant of Awards under the Plan is insufficient to enable the grant of all such Dividend Equivalents in the form of Stock Units that are settleable in shares of Common Stock, then unless provision is made for grant of such Dividend Equivalents under a successor plan, the Dividend Equivalents to be credited on such date shall be Stock Units that provide for settlement in cash on the relevant settlement date.

(f)    Terms of Restricted Shares.

(i)    The grant of Restricted Shares shall entitle the Non‑Employee Director to all the rights of a stockholder, including voting and rights to receive dividends and distributions with respect to such shares of Common Stock, but the shares shall be subject to transfer restrictions and risk of forfeiture until becoming vested. Notwithstanding the foregoing sentence, the Plan Administrator shall accrue dividends and distributions payable with respect to Restricted Shares and defer the payment thereof, subject to risk of forfeiture, until the Restricted Shares to which they are attributed become vested.

(ii)    The Non-Employee Director will be reflected on Price Group’s books as the owner of record of the shares of Common Stock represented by the Restricted Shares as of the grant date. Price Group will retain the shares in uncertificated book entry form with a notation as to their nontransferability, until the Restricted Shares become vested and nonforfeitable. As soon as practicable after vesting of the Restricted Shares, Price Group will remove any notation of nontransferability of the shares on its books and, unless requested to deliver a share certificate to the Non-Employee Director, or to deliver shares electronically or in certificate form to the Non‑Employee Director’s designated broker on the director’s behalf, for such vested shares, Price Group will retain the shares in uncertificated book entry form.

(g)    Terms of Options.

(i)    Each Option granted under the Plan shall: (A) have an exercise price for each share subject thereto equal to the Fair Market Value of the Common Stock on the grant date; (B) be exercisable once it has become vested; (C) be exercised during the lifetime of the Non‑Employee Director, only by the Non-Employee Director or, during any period the Non‑Employee Director is under a legal disability, by the Non-Employee Director’s guardian or legal representative, unless otherwise determined by the Plan Administrator; (D) terminate and no longer be exercisable, to the extent unvested, when the Non-Employee Director ceases to be a member of the Board for any reason other than death, becoming Totally and Permanently Disabled, or the occurrence of a Change in Control, and to the extent vested, on the earlier to occur of the expiration of ten years after the grant date of such Option or five years after the Non-Employee Director ceases to be a member of the Board for any reason; and (E) provide for payment of the exercise price via cash, check, or tender of shares of Common Stock, by way of a broker-assisted cashless exercise in accordance with procedures established by the Plan Administrator, or any combination thereof.

(ii)    No Option holder shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option until the date a stock certificate or certificates representing such shares is issued or such other evidence of issuance of the shares to the person is entered on the records of Price Group.

(iii)    Except as provided in Section 8 of the Plan, no adjustment for dividends or otherwise shall be made if the record date is prior to the date of issuance of the shares of Common Stock purchased pursuant to exercise of the Option.

7.    Election Procedures.

(a)    Election Timing Rules. Unless determined otherwise by the Plan Administrator, each Non‑Employee Director shall elect the form in which he or she will be granted Awards under the Plan by filing with the treasurer of Price Group, or his designee, an Election Form in accordance with the rules set forth herein.

(b)    Election of Form of Awards. Unless determined otherwise by the Plan Administrator, Non‑Employee Directors may elect to receive their Initial Director Awards and/or Equity Compensation Awards in the form of Restricted Shares or Stock Units.

(c)    Elections by New Directors. Each New Director may file an Election Form with the treasurer of Price Group, or his designee, prior to or on the day of becoming a Non‑Employee Director, but must file an Election Form by no later than 14 days after becoming a Non-Employee Director. Such election shall apply to Awards that are scheduled to be granted, under the terms of Section 5, after the written notice is received by the treasurer of Price Group or his designee.

(d)    Incumbent Directors Serving on the Board as of December 31, 2016. Each Incumbent Director who as of December 31, 2016, was eligible to participate in the Prior Plan shall file an Election Form with the treasurer of Price Group, or his designee, by no later than December 31, 2016. Such election shall apply to Awards under the Plan that are scheduled to be granted, under the terms of Section 5, after the written notice is received by the treasurer of Price Group or his designee.

(e)    Incumbent Directors Not Serving on the Board as of December 31, 2016. Each Incumbent Director who first became a Non‑Employee Director after December 31, 2016 and before the Effective Date may file an Election Form with the treasurer of Price Group, or his designee, prior to or on the day of becoming a Non‑Employee Director, but must file an Election Form by no later than 14 days after becoming a Non-Employee Director. Such election shall apply to Awards under the Plan that are scheduled to be granted, under the terms of Section 5, after the written notice is received by the treasurer of Price Group or his designee.

(f)    Modification of Elections. Election Forms will remain in effect from year to year unless modified prospectively by the Non-Employee Director for a subsequent Plan Year. A Non‑Employee Director may modify an existing Election Form for any subsequent Plan Year by filing a new Election Form with the treasurer of Price Group, or his designee, by December 31st of the year preceding the Plan Year for which the modification is to become effective. A Non-Employee Director may not modify an Election Form with respect to Awards to be granted during a Plan Year after the Plan Year has commenced.

(g)    Default Election. If a Non-Employee Director does not have a valid Election Form in effect at the relevant time that an Award is scheduled to be granted, the Non-Employee Director’s Award shall be made in the form of Stock Units.

8.    Adjustments for Corporate Transactions and Other Events.
(a)Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange, or similar event affecting Price Group, or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, special dividend of cash or other property, share combination or subdivision, recapitalization, or similar event affecting the capital structure of Price Group, that occurs at any time after adoption of the Plan by the Board (including any such event that occurs after such adoption and coincident with or prior to the Effective Date), the Plan Administrator, in its discretion and without the consent of the holders of outstanding Awards, shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which Awards under the Plan may be granted, (ii) the number of shares of Common Stock or other securities covered by each outstanding Award or reflected in the Accounts, the exercise price, if any, and other relevant terms of each outstanding Award, and (iii) all other numerical limitations relating to Awards, whether contained in the Plan or in Award agreements. The Plan Administrator shall determine the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards and amounts reflected in the Accounts as a result of the adjustments to be made under this Section 8(a), which treatment may include the cancellation of fractional shares without payment therefor. The Plan Administrator will make the adjustments and determinations under this Section 8(a), and its determination will be final, binding and conclusive.

(b)    Change in Control Transactions. In the event of any transaction resulting in a Change in Control of Price Group, (A) all outstanding Awards will become fully vested immediately before and contingent upon the Change in Control; (B) all outstanding Options not exercised prior to or upon the Change in Control will terminate at the effective time of such Change in Control unless provision is made by the Board in connection with the transaction for the continuation, assumption or settlement of such Options by, or for the substitution of equivalent options of, the surviving or successor entity or a parent thereof; and (C) all Stock Units credited to Accounts as of the Change in Control will be settled in shares (of either Common Stock or common stock of the surviving or successor entity or a parent thereof) or in cash, all at the discretion of the Board, upon the Change in Control or as soon as practicable thereafter but in no event later than the close of the calendar year in which the Change in Control occurs.

(c)    Other Events. In the event of a change in Price Group’s Common Stock which is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

9.    Amendment, Modification and Termination of the Plan and Awards.

(a)    Amendment, Modification and Termination of the Plan. The Board or the Nominating and Corporate Governance Committee of the Board may amend, modify, or terminate the Plan at any time and from time to time; provided, however, that without the degree of stockholder approval required by Price Group’s charter or bylaws, applicable law, or the rules and regulations of any exchange or trading market on which Price Group’s securities are then traded, neither the Board nor the Nominating and Corporate Governance Committee of the Board may: (a) increase the number of shares of Common Stock that may be issued under the Plan other than as provided under Section 8 of the Plan, (b) modify the share accounting provisions set forth in Section 4 of the Plan, (c) modify the maximum annual cap on Awards per Non‑Employee Director set forth under Section 5(a) of the Plan, or (d) modify the requirements as to eligibility for participation in the Plan. No amendment, modification, or termination of the Plan shall adversely affect the rights of a holder of an Award without the written consent of the holder. In the event that the Plan is terminated, Price Group will continue to maintain the Accounts and settle Stock Units credited thereto only in accordance with the provisions of Section 409A of the Code or any successor thereto. Notwithstanding anything herein to the contrary, the Plan Administrator is authorized to amend the Plan in such manner as it may determine to be necessary or desirable to ensure the Plan’s compliance with Section 409A of the Code or other applicable law or the rules and regulations of any exchange or trading market on which Price Group’s securities are then traded.

(b)    Amendment of Awards. Subject to Section 3 of the Plan, the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Non-Employee Director with respect to an Award without the Non-Employee Director’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Non-Employee Director or Price Group. Any such amendment of an Award shall be undertaken in a manner that complies with Section 409A of the Code to the extent applicable.

10.    Claims Procedure.

(a)    Named Fiduciary. The Plan Administrator shall be the named fiduciary for purposes of this claims procedure.

(b)    Initial Claims. If a Non‑Employee Director or other person does not receive timely payment of any benefits which he or she believes are due and payable under the Plan, the claimant of such benefit must file a written claim with the Plan Administrator within 60 days from the date payment or delivery is refused. The Plan Administrator shall review the written claim and, if the claim is denied in whole or in part, shall provide, in writing and within 90 days of receipt of such claim, the specific reasons for such denial and reference to the provisions of the Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the steps to be taken by the claimant if a further review of the claim denial is desired.

(c)    Appeals. If the claimant desires a second review, he or she shall notify the Plan Administrator in writing within 60 days of the first claim denial. The claimant may review the Plan or any documents relating thereto and submit any written issues and comments he or she may feel appropriate. In its discretion, the Plan Administrator shall then review the second claim and provide a written decision within 60 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan upon which the decision is based.

11.    Compliance With Laws And Regulations.

The Plan, the grant of Awards, and the obligation of Price Group to issue and deliver shares of Common Stock upon the exercise of Options, grant of Restricted Shares, or settlement of Stock Units shall be subject to all applicable foreign, federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. Price Group shall not be required to issue any shares of Common Stock upon the exercise of Options, grant of Restricted Shares, or settlement of Stock Units if the issuance of such shares shall constitute a violation by the Non-Employee Director or Price Group of any provisions of any law or regulation of any governmental authority or national securities exchange. Each Award granted under the Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (a) the listing, registration or qualification of the shares subject thereto on any securities exchange or trading market or under any state or federal law of the United States or of any other country or governmental subdivision thereof, (b) the consent or approval of any governmental regulatory body, or (c) the making of investment or other representations are necessary or desirable in connection with the issue or purchase of shares subject thereto, no shares of Common Stock may be issued upon grant, settlement, or exercise of any Award unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained, free of any conditions not acceptable to the Plan Administrator. Any determination in this connection by the Plan Administrator shall be final, binding, and conclusive.

12.    Miscellaneous.

(a)    Non-Guarantee of Service. Nothing in the Plan or in any agreement evidencing an Award, nor any action taken pursuant to the Plan, shall confer any right on an individual to continue in the service of Price Group as a Non‑Employee Director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, or as limiting, interfering with or otherwise affecting the provisions of Price Group’s charter, by-laws or the Maryland General Corporation Law relating to the removal of directors.

(b)    Unfunded Status of Plan. The Plan, with respect to Stock Units credited to Accounts, is intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan for a select group of directors under the Employee Retirement Income Security Act of 1974, as amended. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Price Group and a Non‑Employee Director or any other person. To the extent that any Non-Employee Director or other person acquires a right to receive payments from Price Group pursuant to the Plan or any Award made under the Plan, such right shall be no greater than the right of an unsecured general creditor of Price Group.

(c)    Governing Law. The validity, construction and effect of the Plan, of Award agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such Award agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

(d)    Effective Date and Expiration Date. The Plan is effective as of the date on which it is first approved by the stockholders of Price Group. No Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(e)    409A Savings Clause. It is intended that the Plan comply with Section 409A of the Code. The Plan shall be administered, interpreted and construed in a manner consistent with such Code Section. Should any provision of the Plan be found not to comply with the provisions of Section 409A of the Code, it shall be modified and given effect, in the sole discretion of the Plan Administrator and without requiring consent of any Award holder, in such manner as the Plan Administrator determines to be necessary or appropriate to comply with Section 409A of the Code.

13.    Glossary.
Under the Plan and Award agreements issued in connection with the Plan, except where the context otherwise indicates, the following definitions apply:
(a)“Account” means a bookkeeping reserve account to which Stock Units are credited on behalf of Non-Employee Directors.

(b)“Annual Meeting” means an annual meeting of the stockholders of Price Group at which members of the Board are to be elected.

(c)“Award” means a share of Common Stock, Stock Unit, or Option granted under the Plan.

(d)“Board” means the Board of Directors of Price Group.

(e)“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York USA are authorized or required to close.

(f)“Change in Control” means the earliest to occur of any of the following events, construed in accordance with Section 409A of the Code:

(i)    Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, beneficial ownership of 35 percent or more of the total voting power of Price Group’s then outstanding voting securities;

(ii)    A majority of the members of Price Group’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed or approved by a majority of the members of the Board who were members of the Board prior to the initiation of the replacement; or

(iii)    Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, assets of Price Group that have a total gross fair market value of 50 percent or more of the total gross fair market value of all of the assets of Price Group immediately prior to the initiation of the acquisition.

(g)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(h)“Common Stock” means shares of common stock, par value $.20 per share, of Price Group and any capital securities into which they are converted.

(i)“Dividend Equivalent” means a right, granted to a Non-Employee Director, to receive Stock Units or cash equal in value to dividends paid with respect to a specified number of shares of Common Stock.

(j)“Effective Date” means April 26, 2017 or such later date upon which the stockholders of Price Group first approve the Plan.

(k)“Election Form” means the form prescribed by the Plan Administrator on which a Non‑Employee Director specifies the form in which his or her Initial Director Award or Equity Compensation Awards under the Plan are to be granted.

(l)“Equity Compensation Award” means the grant of Awards to a Non‑Employee Director pursuant to Section 5(d) of the Plan.

(m)“Fair Market Value” means, with respect to the Common Stock, as of any date:

(i)    if the principal market for the Common Stock (as determined by the Plan Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii)    if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii)    if the Common Stock is not listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Plan Administrator in good faith by the reasonable application of a reasonable valuation method.

(n)“Incumbent Director” means a person who is a Non-Employee Director immediately before and on the Effective Date.

(o)“Initial Director Award” means the initial grant of Awards to a Non-Employee Director pursuant to Section 5(a) of the Plan or Section 5(a) of the Prior Plan.

(p)“New Director” means a person who (i) is first elected or appointed as a Non‑Employee Director on or after the Effective Date, or (ii) first becomes a Non‑Employee Director on or after the Effective Date.

(q)“Non-Employee Director” means a member of the Board who, at the relevant time, is not an employee of Price Group or of any direct or indirect subsidiary or affiliate of Price Group.

(r)“Option” means a nonstatutory option to purchase shares of Common Stock from Price Group at a specified price.

(s)“Plan” means this T. Rowe Price Group, Inc. 2017 Non-Employee Director Equity Plan, as amended from time to time.

(t)“Plan Administrator” means the Nominating and Corporate Governance Committee of the Board.

(u)“Plan Year” shall be the twelve-month period coinciding with the calendar year; provided, however, that the first Plan Year shall be a shorter period commencing on the Effective Date and ending on December 31, 2017.

(v)“Price Group” means T. Rowe Price Group, Inc., a Maryland corporation.

(w)“Prior Plan” means the T. Rowe Price Group, Inc. Amended and Restated 2007 Non‑Employee Director Equity Plan.

(x)“Prior Plan Account Balance” means the number of Stock Units credited to a Non‑Employee Director’s Account under the Prior Plan as of the date the Prior Plan terminates and which Stock Units have not been settled before the record date of the relevant dividend with respect to which a Dividend Equivalent is to be credited pursuant to Section 6(e) of this Plan.

(y)“Restricted Shares” means shares of Common Stock that, upon issuance, are nontransferable and subject to forfeiture for a specified period.

(z)“Share Pool” means the number of Awards that may be granted under the Plan from time to time, on the basis that one Award represents one share of Common Stock to be issued upon grant or at a subsequent date specified under the terms of the Award.

(aa)“Stock Unit” means a share equivalent credited to a Non‑Employee Director’s Account and which represents Price Group’s unfunded promise to deliver one share of Common Stock, or the cash equivalent thereof, upon a specified future event or date.

(bb)“Termination Date” means the date on which a Non-Employee Director ceases to serve as a member of the Board and has otherwise incurred a “separation from service” within the meaning of Section 409A of the Code.

(cc)“Total and Permanent Disability” means that a Non-Employee Director is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Non-Employee Director’s death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Non-Employee Director participates and which conditions the right to receive benefits under such program on the Non-Employee Director being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Non-Employee Director’s death or result in death. The Administrator shall have sole authority to determine whether a Non-Employee Director has suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Non-Employee Director’s condition.

(dd) “Value” means, with respect to Restricted Shares and Stock Units, the product of the number of shares of Common Stock subject to the Award multiplied by the Fair Market Value per share on the grant date, and with respect to Options, the grant date fair value computed using the Black-Scholes option-pricing model and applying the same assumptions for volatility, risk-free interest rate, dividend yield, and expected life in the option-pricing model as used for U.S. Generally Accepted Accounting Principles financial reporting.

{End of Plan}

T. ROWE PRICE GROUP, INC.
1986 Employee Stock Purchase Plan
Restated as of April 26, 2017

1. Eligibility. When or where legally permissible, participation will be open to all regular associates of the Corporation over the age of majority in the state or country of their residence, with such eligibility beginning on the first day of the month following the month in which employment occurs.

2. Procedure for Commencing Participation. Subject to Sections 3 and 9 of the Plan, an eligible associate may commence participation in the Plan at any time by authorizing the Corporation to make periodic payroll deductions in accordance with the Plan and authorizing the Agent to open and maintain an Investment Plan Account. Commencement of payroll deductions will become effective as soon as practicable after an associate’s authorization is received by the Corporation.

3. Payroll Deduction; Authorization and Revision. An associate may authorize periodic payroll deductions of 1% to 10% of his or her applicable base salary. Changes to the authorized payroll deduction may be made from time to time. All payroll deduction elections shall be made in writing, including via an electronic writing in such form as may be designated by the Corporation, and will become effective as soon as practicable after receipt by the Corporation. In jurisdictions in which it is necessary or desirable to allow associates to fund share purchases under the Plan by methods other than payroll deduction, the appropriate officers of the Corporation responsible for Plan administration shall have the authority to implement any such alternative methods that such corporate officers shall deem appropriate. Associates and participants who receive hardship distributions from the T. Rowe Price U.S. Retirement Program may not make contributions to this Plan during the 6-month period beginning on the date of receipt of the hardship distribution.

4. Corporate Contributions. The Corporation will make a 50% match of each associate’s authorized payroll deduction up to 4% of his or her applicable base salary per payroll period until the associate’s base salary reaches US$200,000 in the calendar year. No match will be made after the associate’s base salary reaches US$200,000 in the calendar year; however, the match will resume in the next calendar year if the associate continues to participate in the Plan. The US$200,000 limit will be converted to local currency for non-US associates. The Corporation’s Management Committee may change the US$200,000 limit applicable to non-US associates at any time in accordance with its periodic review of exchange rate fluctuations. The Corporation will remit the match to the Agent. The Corporation’s match will immediately vest when it becomes part of the associate’s account.

5. Remittance to Agent; Purchases of Stock. Payroll deductions and corporate contributions will be remitted timely after each periodic payroll to the Agent with a schedule showing the amount allocable to each participant. The Agent will thereupon purchase Common Stock of the Corporation in the open market at the then prevailing market price or prices, applying the total amount remitted.

If Common Stock is unavailable in the market or for other appropriate reasons, the Agent may purchase Common Stock directly from the Corporation. Purchases from the Corporation shall be at prices equal to the average of the last reported sales prices as reported on The Nasdaq National Market for the five previous trading days prior to the purchase (or the closing bid prices as reported to Nasdaq if such sales prices are not available, or if such bid prices are not available, at the purchase price determined by the Board of Directors of the Corporation to be the fair market value thereof). Using the average price of the shares purchased, the total shares will be allocated among the participants’ accounts in proportion to their respective interests in the total amount remitted.

The number of shares of Common Stock that may be purchased by or on behalf of associates pursuant to the Plan on and after April 26, 2017, shall not exceed an aggregate of 3,000,000 shares of Common Stock, except that (i) in the event of a stock or special cash dividend, or stock split or reverse stock split affecting the Common Stock, the maximum number of shares of such Common Stock available for purchase pursuant to the Plan shall, without further action of the Board of Directors or the Executive Compensation Committee, be adjusted to reflect such event, and (ii) in the event of any other change affecting the Common Stock, the Corporation or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, the Executive Compensation Committee, in its discretion, may make appropriate adjustments to the maximum number and kind of shares available for purchase pursuant to the Plan.

The Agent will deliver to each participant at least quarterly a statement of account showing the total of the payroll deduction and company match, corresponding shares purchased, and the balance of shares held in the account.

6. Cash Dividends. Cash dividends net of tax withholding, if any, credited to the participant’s account will be automatically reinvested in Common Stock of the Corporation.

7. Brokerage Commissions, etc. Brokerage commissions payable in connection with purchases made with payroll deductions and corporate matching contributions as well as from the reinvestment of cash dividends, and all other expenses incurred in administering the Plan will be borne by the Corporation. Commissions and other charges in connection with a sale of stock from a participant’s account will be payable by the participant for whom such service is rendered.

8. Withholding Taxes. All taxes subject to withholding payable with respect to corporate contributions paid on behalf of a participant will be deducted from the balance of his or her pay and will not reduce the remittance to the Agent on his behalf.

9. Termination of Payroll Deductions; Closing of Account. A participant may withdraw, sell, or transfer full shares owned in his or her account subject to three restrictions: (1) no withdrawal, sale, or transfer may occur during the first twelve months of participation unless the associate is terminating participation in the plan and closing his or her account; (2) thereafter, no withdrawal, sale, or transfer of shares held less than 60 days may occur unless the associate is terminating participation in the plan and closing his or her account; and (3) no more than two such transactions may occur in any rolling twelve-month period. A participant may terminate payroll deductions at any time by written request to the Corporation, including via an electronic writing in such form as may be designated by the Corporation. Such request will become effective as soon as practicable after receipt. A waiting period of at least six months may be required before payroll deductions can recommence.

The Agent will close a participant’s account as soon as practicable after termination of employment or receipt of an authorization from the participant to do so. Holders of 100 or more shares will (1) be issued the full shares owned (either in certificate form mailed to the address of record or by electronic delivery to a designated registered securities account) and (2) receive a cash settlement from the sale of any fractional share owned. Holders of less than 100 shares will only receive a cash settlement from the sale of all shares owned.

10. Administration. The Plan shall be administered by the Executive Compensation Committee. In connection with the administration of the Plan, the Executive Compensation Committee may make and promulgate such rules and regulations as it shall deem appropriate.

11. Amendment of Plan; Termination. The Board of Directors or Executive Compensation Committee may amend the Plan at any time, and from time to time, in each case without the consent of participants or, except as may be required to comply with applicable law or rule of any securities exchange or market on which the Common Stock is listed or admitted for trade, action by the stockholders of the Corporation. Notwithstanding the foregoing, without requiring consent by the Board of Directors, Executive Compensation Committee or any other person, the management compensation committee of the Corporation may make administrative or ministerial modifications to the Plan at any time, and from time to time, as it determines in its discretion are appropriate and desirable to facilitate the Plan’s implementation or operation. The Board of Directors or Executive Compensation Committee may terminate the Plan at any time. Any such amendment, modification, or termination will not result in the forfeiture of any funds deducted from the salary of any participant or contributed by the Corporation on behalf of any participant, or of any shares or a fractional interest in a share purchased for the participant, or any dividends or other distributions in respect of such shares, effective before the effective date of amendment or termination of the Plan.

12. Definitions.

(a) Plan. T. Rowe Price Group, Inc. 1986 Employee Stock Purchase Plan.

(b) Corporation. Any one or more or all of T. Rowe Price Group, Inc., and such subsidiaries of T. Rowe Price Group, Inc., designated by the Board of Directors, the associates of which may participate in the Plan.

(c) Board of Directors. The Board of Directors of T. Rowe Price Group, Inc.

(d) Executive Compensation Committee. The Executive Compensation Committee of the Board of Directors of T. Rowe Price Group, Inc.

(e) Associate. An employee of the Corporation.

(f) Participant. An associate of the Corporation participating in the Plan.

(g) Agent. The independent purchasing agent designated by the Board of Directors.

(410) 345-2000 | troweprice.com

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T. Rowe Price, Invest With Confidence, and the bighorn sheep are registered trademarks of T. Rowe Price Group, Inc., in the United States and other countries.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E17371-P85516

T. ROWE PRICE GROUP, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting. The following materials are available at www.proxyvote.com.
Notice and Proxy Statement and Annual Report

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors Recommends a Vote FOR All Nominees Listed in Item 1.

1. Election of Directors:

		For	Against	Abstain
1a.	Mark S. Bartlett	☐	☐	☐
1b.	Edward C. Bernard	☐	☐	☐
1c.	Mary K. Bush	☐	☐	☐
1d.	H. Lawrence Culp, Jr.	☐	☐	☐
1e.	Dr. Freeman A. Hrabowski, III	☐	☐	☐
1f.	Robert F. MacLellan	☐	☐	☐
1g.	Brian C. Rogers	☐	☐	☐
1h.	Olympia J. Snowe	☐	☐	☐
1i.	William J. Stromberg	☐	☐	☐
1j.	Dwight S. Taylor	☐	☐	☐
1k.	Anne Marie Whittemore	☐	☐	☐
1l.	Sandra S. Wijnberg	☐	☐	☐
1m.	Alan D. Wilson	☐	☐	☐

The Board of Directors Recommends a Vote FOR Item 2.

		For	Against	Abstain
2.	To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers.	☐	☐	☐

The Board of Directors Recommends a Vote FOR 1 YEAR on the Following Proposal.

		1 Year	2 Years	3 Years	Abstain
3.	To recommend, by a non-binding advisory vote, the frequency of voting by the stockholders on compensation paid by the Company to its Named Executive Officers.	☐	☐	☐	☐

		For	Against	Abstain
	The Board of Directors Recommends a Vote FOR Item 4.			
4.	To reapprove the material terms and performance criteria for grants of qualified performance-based awards under the 2012 Long-term Incentive Plan.	☐	☐	☐
	The Board of Directors Recommends a Vote FOR Item 5.			
5.	To approve the 2017 Non-Employee Director Equity Plan.	☐	☐	☐
	The Board of Directors Recommends a Vote FOR Item 6.			
6.	To approve the restated 1986 Employee Stock Purchase Plan, which includes the establishment of a share pool of 3,000,000 shares available for purchase by employees.	☐	☐	☐
	The Board of Directors Recommends a Vote FOR Item 7.			
7.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017.	☐	☐	☐
	The Board of Directors Recommends a Vote AGAINST Item 8.			
8.	Stockholder proposal for a report on voting by our funds and portfolios on matters related to climate change.	☐	☐	☐
	The Board of Directors Recommends a Vote AGAINST Item 9.			
9.	Stockholder proposal for a report on voting by our funds and portfolios on matters related to executive compensation.	☐	☐	☐
	The Board of Directors makes no recommendation on Item 10.			
10.	Stockholder proposal for a report on employee diversity and related policies and programs.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEMS 2, 4, 5, 6, AND 7, 1 YEAR ON ITEM 3, AND AGAINST ITEMS 8 AND 9. IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS ON ITEM 10, WE WILL TREAT THESE SHARES AS THOUGH YOU ABSTAINED FROM VOTING ON THAT ITEM.

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

T. ROWE PRICE GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, April 26, 2017, at 10:00 a.m.

THE T. ROWE PRICE CORPORATE CAMPUS
4435 Painters Mill Road
Owings Mills, Maryland 21117-4903
DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

From the north: Take I-83 south to I-695 (Baltimore Beltway) west (toward Pikesville). Take Exit 19 to I-795 north to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the south: Take I-83 north to I-695 (Baltimore Beltway) west (toward Pikesville). Take Exit 19 to I-795 north to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the east: Take I-695 (Baltimore Beltway) west to Exit 19 north onto I-795. Take I-795 to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the west: Take I-70 east to I-695 (Baltimore Beltway) north (toward Towson). At Exit 19, proceed north onto I-795. Take I-795 to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

After entering the campus, follow the signs to the building where the annual meeting will be held. There is no charge for parking at the campus.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E17372-P85516

T. ROWE PRICE GROUP, INC.
2017 Proxy
Revocable Proxy Solicited on Behalf of the Board of Directors

I hereby appoint Edward C. Bernard, William J. Stromberg, and Brian C. Rogers, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on Wednesday, April 26, 2017, at 10:00 a.m., at the offices of the company located at 4435 Painters Mill Road, Owings Mills, Maryland 21117-4903, and at any adjournments or postponements thereof, in accordance with the instructions on the reverse side of this proxy card and as if I were present in person and voting such shares. The proxies are authorized in their discretion to name others to take their place. I also hereby acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 17, 2017, and Price Group's 2016 Annual Report to Stockholders.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the stockholder named on the reverse side, or IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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T. ROWE PRICE GROUP, INC.
ANNUAL MEETING FOR HOLDERS AS OF 2/24/17
TO BE HELD ON 4/26/17

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date.

Vote by Internet: www.proxyvote.com, or scan the QR Barcode above.

Vote by Phone: 1-800-454-8683

Vote by Mail: Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E17373-P85531

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com:
Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Mark S. Bartlett	☐	☐	☐
1b. Edward C. Bernard	☐	☐	☐
1c. Mary K. Bush	☐	☐	☐
1d. H. Lawrence Culp, Jr.	☐	☐	☐
1e. Dr. Freeman A. Hrabowski, III	☐	☐	☐
1f. Robert F. MacLellan	☐	☐	☐
1g. Brian C. Rogers	☐	☐	☐
1h. Olympia J. Snowe	☐	☐	☐
1i. William J. Stromberg	☐	☐	☐
1j. Dwight S. Taylor	☐	☐	☐
1k. Anne Marie Whittemore	☐	☐	☐
1l. Sandra S. Wijnberg	☐	☐	☐
1m. Alan D. Wilson	☐	☐	☐

Properly executed proxies will be voted as directed or, if no direction is given, as recommended by the Board of Directors or as otherwise indicated in the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

	For	Against	Abstain
2. To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. To recommend, by a non-binding advisory vote, the frequency of voting by the stockholders on compensation paid by the Company to its Named Executive Officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.